UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.  )
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INGERSOLL RAND INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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2024 Proxy Statement

Notice of **Annual Meeting of Stockholders**

Ingersoll Rand®

Making Life Better

For our
Employees

For our
Customers

For our
Shareholders

For our
Planet

www.irco.com

525 Harbour Place Drive, Suite 600
Davidson, North Carolina 28036
April 26, 2024
Dear Stockholders:
You are cordially invited to attend the 2024 Annual Meeting of Stockholders of Ingersoll Rand Inc. (the “Annual Meeting”) to be held on Thursday, June 13, 2024 at 10:30 a.m., Eastern Time. The Annual Meeting will be held in a virtual meeting format only and will be conducted via live audio webcast. You will be able to attend the Annual Meeting, vote your shares electronically and submit your questions during the meeting via live audio webcast by visiting www.virtualshareholdermeeting.com/IR2024. To participate in the meeting, you must have your sixteen-digit control number that is shown on your Notice of Internet Availability of Proxy Materials or on your proxy card if you elected to receive proxy materials by mail. You will not be able to attend the Annual Meeting in person.
Please submit your proxy to have your shares voted promptly, whether or not you plan to attend the Annual Meeting. You may submit your proxy over the Internet, as well as by telephone or by mail. Please review the instructions on the proxy or voting instruction card regarding each of these voting options.
As permitted by the rules of the Securities and Exchange Commission, we are also pleased to be furnishing our proxy materials to stockholders primarily over the Internet. We believe this process expedites stockholders’ receipt of the materials, lowers the costs of the Annual Meeting and conserves natural resources. We sent a Notice of Internet Availability of Proxy Materials on or about April 26, 2024, to our stockholders of record at the close of business on April 18, 2024. The notice contains instructions on how to access our Proxy Statement and 2023 Annual Report and vote online. If you would like to receive a printed copy of our proxy materials from us instead of downloading a printable version from the Internet, please follow the instructions for requesting such materials included in the notice.
Thank you for your continued support of Ingersoll Rand Inc.
Sincerely,

Vicente Reynal
Chief Executive Officer, President and Chairman of the Board of Directors

Notice of 2024 Annual
Meeting of Stockholders
Date and Time Thursday, June 13, 2024 10:30 a.m. Eastern Time
Virtual Meeting Information
You can attend the Annual Meeting online, vote your shares electronically and submit your questions during the Annual Meeting, by visiting www.virtualshareholdermeeting.com/
IR2024. You will need to have your 16-Digit Control Number included on your Notice or your proxy card (if you received a printed copy of the proxy materials) to join the Annual Meeting.

Record date/Stockholder List
April 18, 2024. Only stockholders of record at the close of business on April 18, 2024, are entitled to notice of, and to vote at, the Annual Meeting. Each stockholder of record is entitled to one vote for each share of common stock held at that time. A list of these stockholders will be open for examination by any stockholder for any purpose germane to the Annual Meeting at www.virtualshareholdermeeting.com/IR2024 when you enter your 16-Digit Control Number and such list will be available during business hours at the Company’s corporate headquarters for the ten days preceding the Annual Meeting.

Items of business
2024 Proposals		Board Vote Recommendation	Page Reference (for more detail)
1
Election of the ten directors named in this Proxy Statement and nominated by our board of directors to serve until the 2025 Annual Meeting of Stockholders or until their respective successors are duly elected and qualified.
		FOR	Page 12
2	Ratification of appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2024.	FOR	Page 33
3	Non-binding vote to approve executive compensation.	FOR	Page 36
4	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.
You have three options for submitting your proxy before the Annual Meeting to have your shares voted at the Annual Meeting:
•	Internet, through computer or mobile device such as a tablet or smartphone;
•	Telephone; or
•	Mail.
Please submit your proxy as soon as possible to record your vote promptly, even if you plan to attend the Annual Meeting via the Internet.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on Thursday, June 13, 2024: The Proxy Statement and 2023 Annual Report to Stockholders, which includes the Annual Report on Form 10-K for the year ended December 31, 2023, are available at www.proxyvote.com.

By Order of the Board of Directors,

Andrew Schiesl
Corporate Secretary
April 26, 2024
Davidson, North Carolina
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Web links throughout this document are provided for convenience only, and the content on the referenced websites does not constitute a part of this Proxy Statement.
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PROXY STATEMENT
General Information
WHY AM I BEING PROVIDED WITH THESE MATERIALS?
We first sent a Notice of Internet Availability of Proxy Materials and made these proxy materials available to you via the Internet on or about April 26, 2024 or, upon your request, have delivered printed versions of these proxy materials to you by mail in connection with the solicitation by the Board of Directors (the “Board” or “Board of Directors”) of Ingersoll Rand Inc. (the “Company” or “Ingersoll Rand”) of proxies to be voted at our Annual Meeting of Stockholders to be held on June 13, 2024 (“Annual Meeting”), and at any postponements or adjournments of the Annual Meeting. Directors, officers and other Company employees also may solicit proxies by telephone or otherwise. Brokers and other nominees will be requested to solicit proxies or authorizations from beneficial owners and will be reimbursed for their reasonable expenses. The Annual Meeting will be a virtual meeting of stockholders. You will be able to attend the Annual Meeting, vote your shares electronically and submit your questions during the meeting via live audio webcast by visiting www.virtualshareholdermeeting.com/IR2024. To participate in the meeting, you must have your 16-Digit Control Number included in the Notice, or if you received a printed copy of the proxy materials, in your proxy card or the instructions that accompanied your proxy materials. You will not be able to attend the Annual Meeting in person.
WHAT AM I VOTING ON?
There are three proposals scheduled to be voted on at the Annual Meeting:
1	The election of ten director nominees listed herein (the “Director Election Proposal”).
2	Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2024 (the “Ratification Proposal”).
3	Approval, in a non-binding advisory vote, of the compensation paid to the named executive officers (the “Say on Pay Proposal”).
WHO IS ENTITLED TO VOTE?
Stockholders as of the close of business on April 18, 2024 (the “Record Date”) may vote at the Annual Meeting. As of that date, there were 403,534,346 shares of common stock outstanding. You have one vote for each share of common stock held by you as of the Record Date, including shares:
•	Held directly in your name as “stockholder of record” (also referred to as “registered stockholder”);
•
Held for you in an account with a broker, bank or other nominee (shares held in “street name”). Street name holders generally cannot vote their shares directly and instead must instruct the brokerage firm, bank or nominee how to vote their shares; and

WHAT CONSTITUTES A QUORUM?
The holders of record of a majority of the voting power of the issued and outstanding shares of capital stock entitled to vote at the Annual Meeting must be present in person or represented by proxy to constitute a quorum for the Annual Meeting. Abstentions are counted as present and entitled to vote for purposes of determining a quorum. Shares represented by “broker non-votes” that are present and entitled to vote at the Annual Meeting also are counted for purposes of determining a quorum. However, as described
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below under “How are votes counted?”, if you hold your shares in street name and do not provide voting instructions to your broker, your shares will not be voted on any proposal on which your broker does not have discretionary authority to vote (a “broker non-vote”).
WHAT IS A “BROKER NON-VOTE”?
A broker non-vote occurs when shares held by a broker are not voted with respect to a proposal because (1) the broker has not received voting instructions from the stockholder who beneficially owns the shares, (2) the broker lacks the authority to vote the shares at his/her discretion and (3) there is at least one other proposal on the ballot with respect to which the broker has authority to vote the shares at his/her discretion. Under current New York Stock Exchange interpretations that govern broker non-votes, the Director Election Proposal and Say on Pay Proposal are considered non-discretionary matters and a broker will lack the authority to vote shares at his/her discretion on such proposals. The Ratification Proposal, however, is considered a discretionary or “routine” matter and therefore, a broker may exercise his/her discretion to vote for or against that proposal in the absence of your instructions.
HOW MANY VOTES ARE REQUIRED TO APPROVE EACH PROPOSAL?
With respect to the Director Election Proposal, each director nominee is elected at the Annual Meeting by a “majority vote” standard in uncontested elections, which means that for each of the director nominees, the number of shares voted “FOR” must exceed the total number of shares voted “AGAINST” such nominee for director in order to be elected (with “abstentions” and “broker non-votes” not counted as votes cast either “FOR” or “AGAINST” that director’s election). There is no cumulative voting. Any incumbent director nominee who fails to receive a majority of the votes cast in an uncontested election shall offer to tender his or her resignation to the Board in accordance with the policies and procedures adopted by the Board from time to time. In accordance with such policies and procedures, the Nominating and Corporate Governance Committee, or such other committee designated by the Board, will make a recommendation to the Board on whether to accept or reject such resignation, or whether other action should be taken, and the Board will act taking into account the Nominating and Corporate Governance Committee’s or such other committee’s recommendation and publicly disclose its decision within ninety (90) days from the date of the certification of the election results.
With respect to the Ratification Proposal and Say on Pay Proposal, approval requires the affirmative vote of the holders of a majority of the voting power of the shares of stock present in person or represented by proxy and entitled to vote on each such proposal, which means that the number of shares voted “FOR” each proposal must exceed the total number of shares voted “AGAINST” or “ABSTAIN” at the Annual Meeting. While these proposals are advisory in nature and non-binding, the Board will review the voting results and will consider the results of the Say on Pay vote when making future decisions regarding executive compensation.
HOW ARE VOTES COUNTED?
With respect to the Director Election Proposal, you may vote “FOR,” “AGAINST” or “ABSTAIN” with respect to each nominee. Abstentions and broker non-votes will have no effect on the outcome of the Director Election Proposal.
With respect to the Ratification Proposal, you may vote “FOR,” “AGAINST” or “ABSTAIN.” Abstentions will be counted as a vote “AGAINST” the Ratification Proposal. There are no broker non-votes with respect to the Ratification Proposal as brokers are permitted to exercise discretion to vote uninstructed shares on this proposal.
With respect to the Say on Pay Proposal, you may vote “FOR,” “AGAINST” or “ABSTAIN.” Abstentions will be counted as a vote “AGAINST” the Say on Pay Proposal and broker non-votes will have no effect on the outcome of the Say on Pay Proposal.
If you just sign and submit your proxy card without voting instructions, your shares will be voted “FOR” each director nominee listed herein and “FOR” the Ratification and Say on Pay Proposals, as recommended by the Board and in accordance with the discretion of the holders of the proxy with respect to any other matters that may be voted upon.
WHO WILL COUNT THE VOTE?
Representatives of Broadridge Financial Solutions, Inc. will tabulate the votes, and representatives of Carl Hagberg & Associates will act as inspectors of election.
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HOW DOES THE BOARD RECOMMEND THAT I VOTE?
Our Board recommends that you vote your shares:
•	“FOR” each of the nominees to the Board set forth in the Director Election Proposal.
•	“FOR” the Ratification Proposal.
•	“FOR” the Say on Pay Proposal.
HOW CAN I ATTEND AND VOTE AT THE VIRTUAL ANNUAL MEETING?
Any stockholder can attend the Annual Meeting live online at www.virtualshareholdermeeting.com/IR2024. If you were a stockholder as of the Record Date, you can vote electronically if you attend the Annual Meeting via the Internet. A summary of the information you need to attend the Annual Meeting via the Internet is provided below:
•	Instructions on how to attend and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at www.virtualshareholdermeeting.com/IR2024;
•	Assistance with questions regarding how to attend and participate via the Internet will be provided at www.virtualshareholdermeeting.com/IR2024 on the day of the Annual Meeting;
•	Technical support and assistance will be provided at www.virtualshareholdermeeting.com/IR2024 on the day of the Annual Meeting and during the Annual Meeting;
•	Stockholders may vote and submit questions while attending the Annual Meeting via the Internet; and
•	You will need your 16-Digit Control Number to enter the Annual Meeting.
WILL I BE ABLE TO PARTICIPATE IN THE VIRTUAL ANNUAL MEETING ON THE SAME BASIS I WOULD BE ABLE TO PARTICIPATE IN A LIVE ANNUAL MEETING?
The Annual Meeting will be held in a virtual meeting format only and will be conducted via live audio webcast and a replay will be available at https://investors.irco.com/home/default.aspx under “Events & Presentations.” The online meeting format for the Annual Meeting will enable full and equal participation by all our stockholders from any place in the world at little to no cost.
We designed the format of the virtual Annual Meeting to ensure that our stockholders who attend our Annual Meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting and to enhance stockholder access, participation and communication through online tools. We will take the following steps to ensure such an experience:
•	Providing stockholders with the ability to submit appropriate questions real-time via the meeting website, limiting questions to one per stockholder unless time otherwise permits; and
•	Answering as many questions submitted in accordance with the meeting rules of conduct as possible in the time allotted for the meeting without discrimination.
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HOW CAN I VOTE MY SHARES WITHOUT ATTENDING THE ANNUAL MEETING?
If you are a stockholder of record, you may have your shares voted by granting a proxy. Specifically, you may submit your proxy:

By Internet
If you have Internet access, you may submit your proxy by going to www.proxyvote.com and by following the instructions on how to complete an electronic proxy card. You will need the 16-Digit Control Number included on your Notice or your proxy card in order to vote by Internet.

By Telephone
If you have access to a touch-tone telephone, you may submit your proxy by dialing 1-800-690-6903 and by following the recorded instructions. You will need the 16-Digit Control Number included on your Notice or your proxy card in order to vote by telephone.

By Mail
You may submit your proxy by mail by requesting a proxy card from us, indicating your vote by completing, signing and dating the card where indicated and by mailing or otherwise returning the card in the envelope that will be provided to you. You should sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example, as guardian, executor, trustee, custodian, attorney or officer of a corporation), indicate your name and title or capacity.

If you hold your shares in street name, you may also submit voting instructions to your broker, bank or other nominee. In most instances, you will be able to do this over the Internet, by telephone or by mail. Please refer to information from your bank, broker, or other nominee on how to submit voting instructions.
Internet and telephone voting facilities will close at 11:59 p.m., Eastern Time on June 12, 2024 for the voting of shares held by stockholders of record or held in street name.
Mailed proxy cards with respect to shares held of record or in street name must be received no later than June 12, 2024.
HOW CAN I VOTE THE SHARES I HOLD THROUGH AN EMPLOYEE SAVINGS PLAN?
If you participate in the Ingersoll Rand Retirement Savings Plan, you may give voting instructions to the plan trustee with respect to the shares of our common stock that are associated with your plan account by completing the voting instruction card or email notice you receive. The plan trustee will follow your voting instructions unless it determines that to do so would be contrary to law. If you do not provide voting instructions, the plan trustee will act in accordance with the employee benefit plan documents. In general, the plan documents specify that the trustee will vote the shares for which it does not receive instructions in the same proportion that it votes shares for which it received timely instructions, unless it determines that to do so would be contrary to law.
You may revoke previously given instructions by following the instructions provided by the trustee.
The deadline to submit your instructions to the trustee if you hold shares through the Ingersoll Rand Retirement Savings Plan is 11:59 p.m., Eastern Time on June 10, 2024.
WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE NOTICE ON OR ABOUT THE SAME TIME?
It generally means you hold shares registered in more than one account. To ensure that all your shares are voted, please sign and return each proxy card or, if you vote by Internet or telephone, vote once for each Notice you receive.
MAY I CHANGE MY VOTE OR REVOKE MY PROXY?
You may change your vote and revoke your proxy at any time prior to the vote at the Annual Meeting. If you are the stockholder of record, you may change your vote by granting a new proxy bearing a later date (which automatically revokes the earlier proxy) using any of the methods described above (and until the applicable deadline for each method), by providing a written notice of revocation to the Company’s Corporate Secretary at Ingersoll Rand Inc., 525 Harbour Place Drive, Suite 600, Davidson, North Carolina 28036 prior to your shares being voted, or by attending the Annual Meeting via the Internet and voting. Attendance at the meeting via the Internet will not cause your previously granted proxy to be revoked unless you specifically so request. For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your broker, trustee or nominee following the instructions it has provided.
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COULD OTHER MATTERS BE DECIDED AT THE ANNUAL MEETING?
At the date this Proxy Statement went to press, we did not know of any matters to be raised at the Annual Meeting other than those referred to in this Proxy Statement.
If other matters are properly presented at the Annual Meeting for consideration and you are a stockholder of record and have submitted a proxy card, the persons named in your proxy card will have the discretion to vote on those matters for you.
WHO WILL PAY FOR THE COST OF THIS PROXY SOLICITATION?
We will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by directors, officers or employees (for no additional compensation) in person or by telephone, electronic transmission and facsimile transmission. Brokers and other nominees will be requested to solicit proxies or authorizations from beneficial owners and will be reimbursed for their reasonable expenses.
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PROPOSAL ONE:
Election of Directors
Upon the recommendation of the Nominating and Corporate Governance Committee, the full Board of Directors has considered and nominated the following slate of nominees to stand for re-election for a one-year term expiring at the 2025 Annual Meeting of Stockholders or until his or her successor is duly elected and qualified:
Name	Age	Position
Vicente Reynal	49	Chief Executive Officer, President and Chairman of the Board of Directors
William P. Donnelly	62	Independent Lead Director
Kirk E. Arnold	64	Independent Director
Gary D. Forsee	74	Independent Director
Jennifer Hartsock	47	Independent Director
John Humphrey	58	Independent Director
Marc E. Jones	65	Independent Director
Julie A. Schertell	55	Independent Director
JoAnna A. Sohovich	52	Independent Director
Mark P. Stevenson	61	Independent Director
The biographies and qualifications of the ten director nominees in this Proposal No. 1 are set forth below under the heading “Director Biographies and Qualifications.” Mr. Tony White, after 27 years of service as a director of Ingersoll Rand and Ingersoll-Rand, plc, has decided to retire at the end of his current term. As such, he was not nominated for election at this year’s Annual Meeting. The Company gratefully acknowledges and thanks Mr. White for his years of service and dedication to our Board.
Your Board of Directors recommends that you vote “FOR” the election of each of the Director nominees named above.
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Director Biographies and Qualifications
The following information describes the offices held, other business directorships and the experiences, qualifications, attributes or skills that caused the Nominating and Corporate Governance Committee and the Board to determine that the director nominee should serve as a director.
Vicente Reynal Years of Service: 8 Age: 49
Vicente Reynal has served as our chief executive officer, president and member of our Board of Directors since January 2016. Mr. Reynal was appointed chairman of our Board of Directors in November 2021. Mr. Reynal is responsible for leading the Company and driving its overall growth and profitability as a global supplier of innovative and application-critical flow control products, services and solutions. Mr. Reynal joined Gardner Denver in May 2015 as the president of our Industrials segment. Before joining Gardner Denver, Mr. Reynal spent 11 years at Danaher Corporation, a designer and manufacturer of professional, medical, industrial and commercial products and services, where he served in a progression of senior leadership roles. Prior to joining Danaher, Mr. Reynal served in various operational and executive roles at Thermo Fisher Scientific and AlliedSignal Corp. (which merged with Honeywell, Inc. to become Honeywell International, Inc. in 1999). Mr. Reynal serves on the board of directors for American Airlines. In addition, My. Reynal serves on the board of Ownership Works and is an active advocate of broad-based shared ownership programs that make every employee an owner. Mr. Reynal holds a bachelor of science degree in Mechanical Engineering from Georgia Institute of Technology and master of science degrees in both mechanical engineering and technology & policy from Massachusetts Institute of Technology.

Mr. Reynal has more than 25 years of experience in corporate strategy, new product development, general management processes and operations leadership with companies in the industrial, energy and life sciences industries.

William P. Donnelly Years of Service: 7 Age: 62
William P. Donnelly has been a member of our Board of Directors since May 2017 and was appointed Lead Director in November 2021. Mr. Donnelly joined Mettler- Toledo International Inc. in 1997 and from 2014 until his retirement in December, 2018, was its executive vice president responsible for finance, investor relations, supply chain and information technology. From 1997 to 2002 and from 2004 to 2014 Mr. Donnelly served as Mettler-Toledo’s chief financial officer. From 2002 to 2004, he served as division head of Mettler-Toledo’s product inspection and certain lab businesses. From 1993 to 1997, Mr. Donnelly served in various senior financial roles, including chief financial officer, of Elsag Bailey Process Automation, NV and prior to that, he was an auditor with PricewaterhouseCoopers LLP from 1983 to 1993. Mr. Donnelly currently serves on the board of directors of Quanterix Corporation and T. Rowe Price Group, Inc. Mr. Donnelly received a bachelor of science in business administration from John Carroll University.

Mr. Donnelly has many years of experience with publicly held company industrial and life science companies, including as chief financial officer and with leadership roles in strategy and operations and experience with respect to organic growth and product innovation.

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Kirk E. Arnold Years of Service: 4 Age: 64
Kirk E. Arnold joined our Board of Directors upon completion of the Merger (as defined under “Compensation Discussion and Analysis - Letter From the Chair of the Compensation Committee and Lead Director of the Board”) in February 2020. She is currently an adviser at General Catalyst Ventures, and teaches at MIT’s Sloan School of Business. She was previously chief executive officer of Data Intensity, a cloud-based data, applications and analytics managed service provider from 2013 to 2017. Prior to that, Ms. Arnold was chief operating officer of Avid, a technology provider in the media industry, and chief executive officer and president of Keane, Inc., then a publicly traded global services provider. She has also held senior leadership roles at Computer Sciences Corp., Fidelity Investments and IBM. In addition, she was founder and chief executive officer of NerveWire, a management consulting and systems integration provider. Ms. Arnold currently serves on the boards of directors of Trane Technologies and Thomson Reuters, and formerly served on the board of directors of EnerNoc, Inc. In addition, she serves on the boards of directors of The Predictive Index and Housecall Pro, both private companies. Ms. Arnold received a bachelor’s degree from Dartmouth College.

Ms. Arnold has extensive management experience with various publicly held companies, including as a CEO and chief operating officer, and also has significant experience as a board member of a number of public and private companies.

Gary D. Forsee Years of Service: 4 Age: 74
Gary D. Forsee joined our Board of Directors upon completion of the Merger in February 2020. He served as president of the four-campus University of Missouri System from 2008 to 2011. He previously served as chairman of the board (from 2006 to 2007) and chief executive officer (from 2005 to 2007) of Sprint Nextel Corporation, and chairman of the board and chief executive officer of Sprint Corporation, a global telecommunications company located in Kansas City, Missouri, from 2003 to 2005. Mr. Forsee currently serves on the board of directors of Trane Technologies. Mr. Forsee previously served on the boards of Evergy, Inc., an investor-owned utility providing energy to customers in Kansas and Missouri, Great Plains Energy and KCP&L, which merged with Westar Energy to form Evergy, Inc., and DST Systems, Inc., an IT service management company. Mr. Forsee received his bachelor of science in engineering and an honorary engineering and doctorate from the Missouri University of Science and Technology (f/k/a University of Missouri-Rolla).

In addition to his broad operational and financial expertise, Mr. Forsee’s experience as chairman and chief executive officer of a significant global telecommunications company offers a deep understanding of the challenges and opportunities within markets experiencing significant technology-driven change.

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Jennifer Hartsock Years of Service: 1 Age: 47
Jennifer Hartsock joined our Board of Directors in January 2023. Ms. Hartsock is an industry-recognized digital executive with international experience and proven success leading global technology organizations. She currently serves as the chief information and digital officer at Cargill, Inc., a privately held American corporation that provides products, services and insights to food, agriculture, financial and industrial customers in more than 125 countries. Ms. Hartsock manages the company’s global technology portfolio, which includes developing and executing technology, digital and data strategies to enable Cargill’s key growth priorities. Prior to joining Cargill, Ms. Hartsock served as chief information officer of Baker Hughes. While there, she also led the Digital Technology team that was responsible for delivering digital connectivity of devices and other technologies to enable connected customer solutions. Earlier in her career, she served as chief information officer at Cameron International and spent 17 years with Caterpillar Inc., during which she served as group chief information officer for its Construction Industries segment. Ms. Hartsock holds a bachelor’s degree in applied computer science from Illinois State University.

Ms. Hartsock has significant experience and leadership in digital transformation, which closely aligns with our focus on expanding our product and service innovation in the areas of digitization and IIoT. In addition, her deep understanding of global manufacturing and broad industrial technology experience supports our expansion into sustainable end markets and growth through strategic acquisitions.

John Humphrey Years of Service: 6 Age: 58
John Humphrey has been a member of our Board of Directors since February 2018. In 2017, Mr. Humphrey retired from Roper Technologies, a company that designs and develops software and engineered products and solutions for healthcare, transportation, food, energy, water, education and other niche markets worldwide. At Roper, he served from 2011 to 2017, as executive vice president and chief financial officer, and from 2006 to 2011, as vice president and chief financial officer. Prior to joining Roper, Mr. Humphrey spent 12 years with Honeywell International, Inc. and its predecessor company, AlliedSignal, in a variety of financial leadership positions. Mr. Humphrey’s earlier career included six years with Detroit Diesel Corporation, a manufacturer of heavy-duty engines, in a variety of engineering and manufacturing management positions. He is a member of the board of directors of EnPro Industries, Inc. and O-I Glass, Inc. Mr. Humphrey received a bachelor of science degree in industrial engineering from Purdue University and a master of business administration from the University of Michigan.

Mr. Humphrey has many years of experience at manufacturing companies and leading inorganic growth, including experience as the chief financial officer and board member of a publicly held company. His experience with respect to inorganic growth closely supports a pillar of our growth strategy.

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Marc E. Jones Years of Service: 5 Age: 65
Marc E. Jones has been a member of our Board of Directors since December 2018. He has served as the chairman, president and chief executive officer of Aeris Communications, Inc., a provider of machine to machine and Internet of Things communications services, since 2008, and as the chairman of Aeris since 2005. Mr. Jones also served as chairman of Visionael Corporation, a network service business software and service provider, from 2004 to 2009 and as president and chief executive officer of Visionael from 1998 to 2004. Prior to joining Visionael, Mr. Jones served as president and chief operating officer of Madge Networks, a supplier of networking hardware, from 1993 to 1997; senior vice president, Integrated System Products at Chips and Technologies, Inc., one of the first fabless semiconductor companies, from 1988 to 1992; and senior vice president, corporate finance at LF Rothschild Unterberg Towbin & Co., a merchant and investment banking firm, from 1986 to 1987. Mr. Jones currently serves on the board of trustees of Stanford University and as the chair of the board of Stanford Healthcare. In addition, he serves on the board of directors of CDW Corporation. Mr. Jones holds both a bachelor of arts in political science and a juris doctor from Stanford University.

Mr. Jones has held senior leadership roles, including chief executive officer, at several technology companies and also has experience in senior financial leadership roles and a background in law. His technology background is invaluable as we harness the megatrend of digitization and its impact on our business.

Julie A. Schertell Years of Service: 1 Age: 55
Julie A. Schertell joined our Board of Directors in 2023. Since July 2022, Ms. Schertell has served as President and Chief Executive Officer of Mativ Holdings, Inc. and on its Board of Directors. Formerly President and Chief Executive Officer of Neenah, Inc., she has held numerous leadership positions within the company over the last 15 years, including Chief Operations Officer, Segment President of Technical Products and Fine Paper & Packaging, and Vice President and General Manager of Fine Paper & Packaging. Ms. Schertell began her career at Georgia-Pacific in 1992 as a Financial Analyst for Consumer Products. While at Georgia-Pacific, she served in several roles over her 16-year career there, including Vice President of Sales and Marketing Strategy, Vice President of Supply Chain, Director of Sales Operations and Director of Financial Planning and Analysis. Ms. Schertell graduated from Florida State University’s College of Business in 1991 with a bachelor of science in Accounting and received her MAcc degree from the University of Georgia’s Terry College of Business in 1992.

Ms. Schertell has extensive executive management and leadership experience as well as accounting and finance expertise. Having led a complex transformational merger, she brings significant insights on acquisition execution and integration that are applicable to our organic growth strategy.

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JoAnna L. Sohovich Years of Service: 1 Age: 52
JoAnna L. Sohovich joined our Board of Directors in 2023. Ms. Sohovich has been on the Board of Directors of Barnes Group Inc. since 2014, and serves as Chair of the Compensation and Management Development Committee and as a member of the Executive Committee of the Board of Directors for Barnes Group Inc. Ms. Sohovich is also Chair of the Board of Directors for Chamberlain Group, a role she assumed on January 1, 2022 after serving as the Chief Executive Officer of Chamberlain Group from February 2016 until December 31, 2021. Prior to that, from January 2015 to February 2016, she was the Global President, STANLEY Engineered Fastening at Stanley Black & Decker, Inc. where she led a global technology and manufactured goods business. Before being appointed to this position in 2015, she served as Global President, Industrial & Automotive Repair since 2012 and, prior to that, Industrial & Automotive Repair President – North America, Asia and Emerging Regions since 2011, both at Stanley Black & Decker, Inc. From 2001 to 2011, Ms. Sohovich served in several roles of increasing responsibility at Honeywell International, including President, Security & Communications from 2010 to 2011 emphasizing new product development and innovation, Vice President & General Manager, Commercial Building Controls from 2008 to 2010 leading growth initiatives across a broad commercial building controls portfolio, and Integration Leader from 2007 to 2008 resulting in Honeywell’s successful acquisition and integration of Maxon Corporation. Ms. Sohovich served as General Manager, Building Controls Field Devices from 2005 to 2007 and Vice President, Six Sigma for Honeywell from 2004 to 2005. Her earlier experience includes plant management, repair and overhaul shop management, quality management and service as an officer in the United States Navy. She received a bachelor of science in Economics from the United States Naval Academy and a master of business administration from Santa Clara University.

Ms. Sohovich has extensive executive management and leadership experience, broad knowledge of industrial manufacturers, and direct experience in driving digitally focused product innovation and strategic growth initiatives, which experience is relevant to our product and service innovation in the areas of digitization and IIoT.

Mark P. Stevenson Years of Service: 2 Age: 61
Mark P. Stevenson joined our Board of Directors in July 2022. Mr. Stevenson currently serves as senior advisor for General Atlantic, a leading global growth equity firm and as a senior partner at Flagship Pioneering, a life sciences venture capital company that invests in biotechnology, life sciences, health and sustainability companies. He is the former executive vice president and chief operating officer of Thermo Fisher Scientific Inc., a Fortune 100 company and world leader in serving science through its life science solutions, analytical instruments, specialty diagnostics and laboratory products and biopharma services. He held this role from 2017 until his retirement in 2022. He joined the company in 2014 as executive vice president and president of Life Sciences Solutions through the acquisition of Life Technologies. Mr. Stevenson previously served as president and chief operating officer of Life Technologies, and president and chief operating officer of Applied Biosystems prior to its merger with Invitrogen Corporation in 2008. He has a master of business administration from Henley Management College, United Kingdom, and a bachelor’s degree in chemistry from the University of Reading, United Kingdom.

Mr. Stevenson’s experience in leading a growth compounder in sustainable end markets such as life sciences and medical aligns closely with our long-term strategy of expansion in high growth sustainable end markets, and his experience with machine learning systems supports our innovation in the areas of digitalization and IIoT.

Ingersoll Rand.  17  2024 Proxy Statement

THE BOARD OF DIRECTORS AND CERTAIN GOVERNANCE MATTERS
Our Board manages or directs the business and affairs of the Company, as provided by Delaware law, and conducts its business through meetings of the Board and four standing committees: the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee and the Sustainability Committee.
Our Board evaluates the Company’s corporate governance policies on an ongoing basis with a view towards maintaining the best corporate governance practices in the context of the Company’s current business environment and aligning our governance practices closely with the interests of our stockholders.
Governance HIGHLIGHTS
We believe our corporate governance aligns with best practices and enhances the rights of our stockholders. We have a declassified Board, a majority voting standard in the election of directors, and no supermajority voting requirements in our Certificate of Incorporation or Bylaws. Additionally, in 2023, we adopted a “proxy access” bylaw provision which allows eligible stockholders to nominate candidates for election to our Board and include such candidates in our proxy statement and proxy card subject to the terms, conditions, procedures and deadlines set forth in our Bylaws. We believe these governance structures provide our stockholders with a more meaningful voice in various corporate matters.
Additionally, the Company’s Corporate Governance Guidelines provide for the role of Lead Director of the Board in the event that the Chair of the Board is not an independent director, which reflects the Company’s continued commitment to enhanced corporate governance best practices. The Lead Director is elected by a plurality vote of the independent directors, or via unanimous vote of the independent directors if via written consent action, and serves until the Board meeting immediately following the third anniversary of appointment, provided, however, the Board may extend such term by any length up to the fifth anniversary of the Board meeting immediately following the appointment. The duties and responsibilities of the Lead Director are set forth in the Company’s Corporate Governance Guidelines which is available on our website at www.irco.com under “Investors: Governance: Governance Documents & Charters: Corporate Governance Guidelines.”
Recognizing the importance of sustainability to our Company and to our world, we established a Sustainability Committee of our Board in October, 2021, focused on overseeing and advising the Board on the Company’s sustainability strategies and initiatives, including reviewing the overall sustainability, corporate social responsibility, and diversity, equity and inclusion strategies, initiatives and goals. We believe that a separate committee focused on these critical topics provides greater oversight and attention than simply having these matters addressed by an existing Board committee.
Furthermore, the Board and Compensation Committee moved to an annual say on pay vote in 2023, and based on stockholder support, the Company intends to hold annual say on pay votes until the next vote on the frequency of advisory votes to approve executive compensation.
Ingersoll Rand.  18  2024 Proxy Statement

Our Board and management value the perspective of our stockholders and encourage stockholders to communicate with the Board as described under “—Communications with the Board” below.
Communications with the Board
As described in our Corporate Governance Guidelines, stockholders and other interested parties who wish to communicate with a member or members of the Board, including the chairperson of the Audit, Compensation, Sustainability or Nominating and Corporate Governance Committee or the non-management or independent directors as a group, may do so by addressing such communications or concerns to the Secretary of the Company, 525 Harbour Place Drive, Suite 600, Davidson, North Carolina 28036.
Director Independence and Independence Determinations
Under our Corporate Governance Guidelines and New York Stock Exchange (“NYSE”) rules, a director is not independent unless the Board affirmatively determines that he or she does not have a direct or indirect material relationship with the Company or any of its subsidiaries.
Our Corporate Governance Guidelines define independence in accordance with the independence definition in the current NYSE corporate governance rules for listed companies. Our Corporate Governance Guidelines require our Board of Directors to review the independence of all directors at least annually.
In the event a director has a relationship with the Company that is relevant to his or her independence and is not addressed by the objective tests set forth in the NYSE independence definition, our Board of Directors will determine, considering all relevant facts and circumstances, whether such relationship is material.
Our Board of Directors has determined that each of Kirk E. Arnold, William P. Donnelly, Gary D. Forsee, Jennifer Hartsock, John Humphrey, Marc E. Jones, Mark P. Stevenson, Julie A. Schertell, JoAnna L. Sohovich and Tony L. White is independent under the guidelines for director independence set forth in the Corporate Governance Guidelines and under all applicable NYSE guidelines, including with respect to committee membership.
Our Board also has determined that each of Messrs. Donnelly, Forsee and Humphrey and Mses. Hartsock and Sohovich is “independent” for purposes of Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and that each of Messrs. Jones, Stevenson and White and Mses. Arnold and Hartsock is “independent” for purposes of Section 10C(a)(3) of the Exchange Act.
Additionally, the Board previously determined that Mr. Stubblefield was also “independent” including with respect to Audit Committee membership for the portion of the 2023 fiscal year during which he served as a director.
In sum, all of our current members of our Board of Directors have been determined to be independent other than Mr. Reynal, our Chief Executive Officer.
Annual Independent Board Assessment
Each year, our Board of Directors and each of its committees conducts an assessment of its performance. This assessment is overseen and facilitated by an independent firm. This independent firm conducts the assessment through a survey process and communicates the results with our Board chair and the chair of each of the committees. The results are then discussed with the full Board of Directors and, if needed, actions are formulated and executed that address any areas of opportunity identified through the assessment.
Incumbent Director Qualifications
In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews such directors’ overall service to our Company during their respective term, including the number of meetings attended, level of participation, quality of performance and any relationships and transactions that might impair such directors’ independence. In addition, pursuant to our Corporate Governance Guidelines, no person shall be nominated by the Board to serve as a director after he or she has passed his or her 75th birthday, unless the Board has voted to waive the mandatory retirement age for such director at the time of nomination.
Ingersoll Rand.  19  2024 Proxy Statement

Board Leadership Structure
Our Board of Directors is led by Mr. Reynal, our Chairman, and Mr. Donnelly our Lead Director. Mr. Reynal serves in a combined role of Chief Executive Officer and Chairman, which provides the significant advantages of our Chairman having extensive experience with the business and ongoing executive responsibility for the Company. We believe these advantages bolster the Company’s ability to execute on its strategic imperatives and deliver stockholder value. Consistent with best governance practices, we created the Lead Director role to work closely with our Chairman. This role is held by Mr. Donnelly and is designed to help coordinate the efforts of the independent and non-management directors to ensure objective judgment with respect to sensitive issues involving the management of the Company and, in particular, the performance of senior management. The responsibilities of our Lead Director are outlined in our Corporate Governance Guidelines.
We believe that the combined role of Chief Executive Officer and Chairman, together with our Lead Director role and the other elements of our corporate governance structure, strikes an appropriate balance between strong and consistent leadership and independent and effective oversight of our business and affairs that enables appropriate corporate governance. The Board believes that a combined Chairman and Chief Executive role allows the Company to effectively convey its business strategy and core values to shareholders, customers, colleagues, regulators and the public in a single, consistent voice. The Board also recognizes the necessity of having a strong Lead Director with a clearly defined role and set of responsibilities where the Chairman is not independent. Their leadership is supplemented by engaged and expert committee chairs along with independent-minded, skilled and committed directors.
Our Board does not currently have a policy as to whether the role of Chairman and the Chief Executive Officer should be separate and believes that the Company and its stockholders are best served by maintaining the flexibility to determine whether the Chairman and Chief Executive Officer positions should be separated or combined at a given point in time in order to provide appropriate leadership for us at that time given the then-current circumstances. Our Corporate Governance Guidelines provide that, in order to maintain the independent integrity of our Board, if the Chairman of the Board is not an independent director, the Board may appoint an independent director as Lead Director. See “Recent Governance Enhancements” above for further discussion of the Lead Director role.
We believe that strong independent leadership is essential for our Board to effectively perform its primary oversight functions. We also believe it is critically important for our Board to retain flexibility to determine its leadership structure based on the particular composition of the Board, the individuals serving in leadership positions, the needs and opportunities of the Company as they change over time.
Board Committees and Meetings
The following table summarizes the current membership of each of the Board’s Committees.
	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Sustainability Committee
Kirk E. Arnold		•		•
William P. Donnelly	•		•
Gary D. Forsee	•			•
Jennifer Hartsock	•	•
John Humphrey	•			•
Marc E. Jones		•		•
Julie A. Schertell			•	•
JoAnna L. Sohovich	•
Mark P. Stevenson		•	•
Tony L. White		•	•
Number of meetings held in 2023	5	5	4	3
  • Chair  • Member
Ingersoll Rand.  20  2024 Proxy Statement

All directors are expected to make every effort to attend all meetings of the Board, meetings of the committees of which they are members and the annual meeting of stockholders. During 2023, the Board held seven meetings. All current members of the Board nominated for re-election per Proposal No. 1 attended more than 75% (which is the minimum required attendance) of the aggregate of the total number of meetings of the Board (held during the period for which he or she was a director) and the total number of meetings held by all committees of the Board on which such director served (held during the period that such director served). All current directors that were serving at the time of last year’s annual meeting attended last year’s annual meeting of stockholders.
Audit Committee
Our Audit Committee currently consists of Messrs. Donnelly, Forsee, and Humphrey and Mses. Hartsock and Sohovich, with Mr. Humphrey serving as Chair. All members of the Audit Committee have been determined to be “independent,” consistent with our Corporate Governance Guidelines and the NYSE listing standards applicable to boards of directors in general and audit committees in particular. Our Board has determined that each of the members of the Audit Committee is “financially literate” within the meaning of the listing standards of the NYSE. In addition, our Board has determined that Messrs. Donnelly, Forsee and Humphrey qualify as audit committee financial experts as defined by applicable Securities and Exchange Commission (“SEC”) rules. The Board reached its conclusion as to Mr. Donnelly’s qualification based on, among other things, Mr. Donnelly’s experience as the Chief Financial Officer of Mettler-Toledo International Inc. and as an auditor with PriceWaterhouseCoopers LLP. The Board reached its conclusion as to Mr. Humphrey’s qualification based on, among other things, Mr. Humphrey’s experience as the Chief Financial Officer of Roper Technologies. The Board reached its conclusion as to Mr. Forsee’s qualification based on, among other things, Mr. Forsee’s experience as Chief Executive Officer of Sprint Nextel Corporation.
The duties and responsibilities of the Audit Committee are set forth in its charter, which may be found at www.irco.com under Investors: Governance: Governance Documents & Charters: Audit Committee Charter, and include the following:
•	overseeing the adequacy and integrity of our financial statements and our financial reporting disclosure practices;
•
overseeing the soundness of our system of internal controls to assure compliance with financial and accounting requirements, our system of disclosure controls and procedures and compliance with ethical standards adopted by the Company;

•	retaining and reviewing the qualifications, performance and independence of our independent auditor;
•
overseeing our general risk management strategy including its technology security program and guidelines and policies relating to risk assessment and risk management, and management’s plan and execution of appropriate risk mitigation strategies which include risk monitoring and controls;

•	overseeing our internal audit function;
•
reviewing and approving or ratifying all transactions between us and any “Related Persons” (as defined in the federal securities laws and regulations) that are required to be disclosed to Item 404(a) of Regulation S-K promulgated under the Exchange Act; and

•	reviewing and discussing with management compliance with our Code of Conduct.
With respect to our reporting and disclosure matters, the responsibilities and duties of the Audit Committee include reviewing and discussing with management and the independent registered public accounting firm our annual audited financial statements and quarterly financial statements prior to inclusion in our Annual Report on Form 10-K or other public dissemination in accordance with applicable rules and regulations of the SEC. The Audit Committee also prepares the report of the committee required by the rules and regulations of the SEC to be included in our annual proxy statement.
The charter of the Audit Committee permits the committee to delegate any or all of its authority to one or more subcommittees. In addition, the Audit Committee has the authority under its charter to engage independent counsel and other advisors as it deems necessary or advisable.
Ingersoll Rand.  21  2024 Proxy Statement

On behalf of the Board, the Audit Committee plays a key role in the oversight of the Company’s risk management policies and procedures. See “Oversight of Risk Management” below.
Compensation Committee
Our Compensation Committee currently consists of Messrs. Jones, Stevenson and White and Mses. Arnold and Hartsock, with Ms. Arnold serving as chair. All members of our Compensation Committee have been determined to be “independent” as defined by our Corporate Governance Guidelines and the NYSE listing standards applicable to boards of directors in general and compensation committees in particular. Additionally, all members of the Compensation Committee qualify as “non-employee directors” for purposes of Rule 16b-3 under the Exchange Act.
The duties and responsibilities of the Compensation Committee are set forth in its charter, which may be found at www.irco.com under Investors: Governance: Governance Documents & Charters: Compensation Committee Charter, and include the following:
•	establishing and reviewing the overall compensation philosophy of the Company;
•	reviewing and approving corporate goals and objectives relevant to the Chief Executive Officer and other executive officers’ compensation, including annual performance objectives, if any;
•
evaluating the performance of the Chief Executive Officer in light of these corporate goals and objectives and, either as a committee or together with the other independent directors (as directed by the Board), determining and approving the annual salary, bonus, equity-based incentives and other benefits, direct and indirect, of the Chief Executive Officer;

•	reviewing and approving or making recommendations to the Board on the annual salary, bonus, equity and equity-based incentives and other benefits, direct and indirect, of the other executive officers;
•
reviewing and approving, or making recommendations to the Board with respect to incentive-compensation plans and equity-based plans that are subject to the approval of the Board, and overseeing the activities of the individuals responsible for administering those plans;

•	reviewing and approving equity compensation plans of the Company that are not otherwise subject to the approval of the Company’s stockholders;
•	reviewing and making recommendations to the Board, or approving, all equity-based awards, including pursuant to the Company’s equity-based plans;
•	monitoring compliance by executives with the rules and guidelines of the Company’s equity-based plans; and
•	overseeing management evaluation and overseeing and approving the management continuity planning process.
With respect to our reporting and disclosure matters, the responsibilities and duties of the Compensation Committee include overseeing the preparation of and recommending the Compensation Discussion and Analysis to the Board for inclusion in our annual proxy statement or Annual Report on Form 10-K in accordance with applicable rules and regulations of the SEC.
The charter of the Compensation Committee permits the committee to delegate any or all of its authority to one or more subcommittees and to delegate to one or more officers of the Company the authority to make awards to any non-Section 16 officer of the Company under the Company’s incentive-compensation or other equity-based plan, subject to compliance with the plan and the laws of the state of the Company’s jurisdiction. In addition, the Compensation Committee has the authority under its charter to retain outside consultants or advisors, as it deems necessary or advisable.
For a description of our processes and procedures for the determination of executive and director compensation, see the “Compensation Discussion and Analysis” and “Director Compensation in Fiscal 2023—Description of Director Compensation” sections of this Proxy Statement.
Nominating and Corporate Governance Committee
Our Nominating and Corporate Governance Committee currently consists of Messrs. Donnelly, Stevenson and White and Ms. Schertell, with Mr. Donnelly serving as chair. All members of our Nominating and Corporate Governance Committee have been determined to be “independent” as defined by our Corporate Governance Guidelines and the NYSE listing standards.
Ingersoll Rand.  22  2024 Proxy Statement

The duties and responsibilities of the Nominating and Corporate Governance Committee are set forth in its charter, which may be found at www.irco.com under Investors: Governance: Governance Documents & Charters: Nominating & Corporate Governance Committee Charter, and include the following:
•	identifying and recommending nominees for election to the Board of Directors;
•	reviewing the composition and size of the Board of Directors;
•	overseeing an annual evaluation of the Board of Directors and each committee;
•	regularly reviewing our corporate governance documents, including our Restated Certificate of Incorporation and Bylaws and Corporate Governance Guidelines; and
•	recommending members of the Board of Directors to serve on committees of the Board.
The charter of the Nominating and Corporate Governance Committee permits the committee to delegate any or all of its authority to one or more subcommittees. In addition, the Nominating and Corporate Governance Committee has the authority under its charter to retain outside counsel or other experts as it deems necessary or advisable.
Sustainability Committee
Our Sustainability Committee currently consists of Messrs. Humphrey, Jones and Foresee and Mses. Arnold and Schertell, with Mr. Jones serving as chair. All members of our Sustainability Committee have been determined to be “independent” as defined by our Corporate Governance Guidelines and the NYSE listing standards.
The duties and responsibilities of the Sustainability Committee are set forth in its charter, which may be found at www.irco.com under Investors: Governance: Governance Documents & Charters: Sustainability Committee Charter, and include the following:
•	assessing current aspects of the Company’s environmental, health and safety policies and performance and making recommendations to the Board of Directors and the management of the Company;
•
overseeing and advising the Board of Directors on the Company’s sustainability strategies and initiatives, including reviewing the overall sustainability strategy and progress towards achievement of other environmental targets and goals;

•	reviewing and approving the Company’s annual sustainability report;
•	overseeing and advising the Board of Directors on matters impacting corporate social responsibility;
•	overseeing and advising the Board of Directors on the Company’s public policy management, philanthropic contributions and corporate reputation management;
•	overseeing the Company’s policies on political contributions and annually reviewing the Company’s political contributions and lobbying expenses; and
•	overseeing and advising the Board of Directors and management with respect to the Company’s diversity, equity and inclusion strategies, initiatives and goals.
Oversight of Risk Management
The Board has extensive involvement in the oversight of risk management related to us and our business and accomplishes this through oversight and regular reporting by the Audit Committee, the chairman and members of which have experience in overseeing risk management strategy, including risk management related to information and cybersecurity. The Audit Committee represents the Board in this oversight role by periodically reviewing our accounting, reporting and financial practices, including the integrity of our financial statements, surveilling our administrative and financial controls and our compliance with legal and regulatory requirements and reviewing and assessing overall company risk through a formalized enterprise risk management (ERM) program led by the management team as well as overseeing our technology security program. In addition, the Company maintains a reasonable and customary global insurance program including cyber security insurance, which is reviewed by the Audit Committee annually.
Ingersoll Rand.  23  2024 Proxy Statement

Through its quarterly meetings with management, including the finance, legal, and internal audit functions, as part of our ERM program, the Audit Committee reviews and discusses all significant areas of risk. Such review and discussion includes a comprehensive review and assessment of cybersecurity risks, other cyber risks and potential key emerging risks. With respect to cybersecurity, in particular, our cybersecurity team stays abreast of industry trends and best practices with respect to cyber threats, security products and regulatory requirements and is tasked with securing our Information Technology (IT) systems and protecting customer data, intellectual property and privacy data. Additionally, it performs testing of cybersecurity capabilities and engages with third parties to support incident response and penetration testing activities. Our cybersecurity function reports to the office of the Chief Information Officer and provides updates on the status of the Company’s cybersecurity risk and cyber risk preparedness that are reviewed with and assessed by the Audit Committee.
The Audit Committee also reviews and assesses management’s remediation plans with respect to such risks and other relevant mitigating factors and summarizes these discussions for the Board. As part of our ERM program, management reports to the Audit Committee quarterly with respect to all significant areas of risk (including cyber risks and emerging risks), which allows the Audit Committee to closely monitor the Company’s developing risk landscape. Our head of internal audit, who is also our Chief Risk Officer, reports directly to the Audit Committee.
In addition to the oversight with respect to overall Company risk management provided by the Audit Committee, the other committees participate in the risk management process. The Compensation Committee considers, and discusses with management, management’s assessment of certain risks, including any risks related to succession planning and any risks arising from our compensation policies and practices that are reasonably likely to have a material adverse effect on us. The Nominating and Corporate Governance Committee oversees and evaluates programs and risks associated with Board organization, membership and structure and corporate governance. The Sustainability Committee assesses current aspects of the Company’s environmental, health and safety policies and performance and make recommendations to the Board of Directors and the management of the Company with regard to promoting and maintaining superior standards of performance, including processes to ensure compliance with applicable laws and regulations and programs to manage risks relating to environmental and safety matters, and physical and transition risks arising from climate change.
Executive Sessions
Executive sessions, which are meetings of independent members of the Board, are regularly scheduled throughout the year. At each of these meetings, Mr. Donnelly, as our independent Lead Director, presides.
Diversity and Sustainability
Diversity and Sustainability are critically important to us and we are committed to embedding environmental, social and governance initiatives into our culture.
Commitment to Diversity - Board of Directors
A key principle of the Company’s Board member selection process is to strive to have a diverse Board of Directors. A critical factor that the Board and the Nominating and Corporate Governance Committee carefully consider when assessing potential director candidates is the importance to the Company of ethnic and gender diversity in board composition. As set forth in the Company’s Corporate Governance Guidelines, the Nominating and Corporate Governance Committee and the Board are required to consider, and to request that any search firm hired by it consider, highly qualified women and diverse candidates as part of any director search process. The Board’s commitment to this focus on Board diversity has resulted in a Board where seven of eleven of its current members (64%) are diverse, including four who are female and four who are ethnically diverse. In addition, Board members actively participate as mentors and panel speakers in quarterly events hosted by the Company’s inclusion groups.
Commitment to Diversity - Global Workforce
Ingersoll Rand’s Diversity, Equity, and Inclusion (“DEI”) commitment for our employees, partners and communities continues to be our focus with a clear vision, measurable goals and specific levers to set the direction of our efforts:
•
To be a DE&I leader within our industry that mirrors the communities and customers we serve. We will leverage diversity, equity and inclusion to exceed our business goals, attract and retain the best talent, and address today’s global challenges.

Ingersoll Rand.  24  2024 Proxy Statement

•
To connect to our value of fostering inspired teams, we cultivate diversity, promote equity and pursue a more inclusive culture that strengthens the sense of belonging for all. We expect individuals to uphold these aspirations with humility, integrity, and respect.

At Ingersoll Rand, we are steadfast in our commitment to DE&I, and we understand that achieving our objectives requires a continuous focus on talent attraction, retention and engagement and development and advancement. By prioritizing these areas, we are confident in our ability to further advance our DE&I commitment and cultivate a workforce that is not only highly skilled but also reflects the rich diversity of our global community.
To solidify a successful execution of our strategy, we established a roadmap prioritizing initiatives through 2025 using our IRX process to build global accountability and timely execution.
In terms of representation, we have two focus areas to strengthen our diversity efforts: (1) leadership in underrepresented populations in the United States and (2) women in leadership globally. Our current employee base consists of 12.9% underrepresented talent (URT) in leadership positions in the U.S. with a 2025 target to increase to 15%. Globally, women in leadership represent 20.1% of our employees, moving towards our stated goal of 21.6% by 2025.
To increase diverse representation in our global workforce, we are intentional with in the steps we take to attract, interview, and hire candidates from diverse backgrounds. We partner with universities, key industry and professional organizations to recruit early and mid-level talent, including Disability IN, Society of Hispanic Professional Engineer, and Women in Manufacturing.
In 2023, we granted equity to more than 1,800 employees through our Ownership Works equity program. Ingersoll Rand provides equity grants to all employees, whether they join as new hires or via acquisition, after one year of service.1 Ingersoll Rand has provided equity grants to over 21,000 employees since May 12, 2017. The value of our total Ownership Works, Merger, and IPO equity grants if held through December 31, 2023, would total approximately $790 million.2 This initiative has empowered our employees, creating economic opportunities for them and their families.
We feel that the combination of a solid strategy, strong values, and clear expectations, coupled with true employee ownership, provides us with a competitive edge.
Commitment to Sustainability
Guided by our mission of Making Life Better, leading sustainably is central to the work we do at Ingersoll Rand. Our Lead Sustainably strategic imperative is a two-pronged strategy:
•
Grow Sustainably. We believe that sustainability and growth go hand in hand and see two dimensions of how sustainability can help drive growth. The first is the development of innovative and intrinsically sustainable products that deliver efficiency, circularity and safety to customers across all markets and regions. The second is the intentional focus on the high-growth, sustainable end markets including food, life science, water and clean energy, which can act has a tailwind to organic growth.

•
Operate Sustainably. This aspect of Lead Sustainably reflects our unwavering, authentic commitment to run our business in ways that Make Life Better for all of our stakeholders. Our ambitious 2030 and 2050 greenhouse gas emissions, water use, and landfill goals that we announced in 2021 show our dedication to doing what is right for our communities and our planet.

To grow sustainably, we focus on improving current products and services and developing new products and services that provide sustainable value to our customers. In fact, of our more than 1,800 active patents, eighty-eight percent have sustainability benefits. We also prioritize expansion into high-growth sustainable end markets such as life sciences, food and beverage, water, and clean energy, and are delivering strong results.
Operating sustainably reflects our commitment to making life better for our communities and our planet. We continue to receive external recognition for the execution of our sustainability strategy.
1
Employees must be full-time and have one year of service to be eligible. Not available to employees who participate in the Company’s management equity program or where prohibited by local law or regulation or where such grant is required to be bargained for with an employee union unless such grant is agreed to as part of such bargaining.

2	Calculated as the December 31, 2023 value of all Ownership Works grants, Merger grants, and IPO grants. Assumes all employees have held the grants through December 31, 2023.
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In 2023, 3BL Media named Ingersoll Rand to its list of best corporate citizens of 2023, an award that celebrates environmental, social, and governance (ESG) transparency and performance.
Ingersoll Rand was ranked #1 globally within the Machinery and Electrical Equipment industry with a top 1% score on the 2023 S&P Global Corporate Sustainability Assessment and inclusion on the Dow Jones Sustainability Indices (DJSI) for the second year in a row. Ingersoll Rand was also named to the “A List” for its performance in tackling climate change and commitment to global environmental leadership by the Carbon Disclosure Project (CDP), an international nonprofit that runs the environmental disclosure system for companies, cities, states, and regions. Out of the more than 21,000 companies scored, Ingersoll Rand was among 1.7% of companies to receive an “A” score for its sustainability strategy and efforts.
In addition, Ingersoll Rand maintained a low-risk rating from Morningstar Sustainalytics’ ESG Risk Ratings, measuring a company’s exposure to ESG risk and how well the company is managing that risk. Of the more than 16,000 companies covered, Ingersoll Rand received Top Rated status for placing in the top 0.5% in the machinery industry and top 5.5% globally.
Ingersoll Rand is on track to meet its 2030 and 2050 environmental goals, guiding us towards a better future.
As mentioned above, our Board and management value the perspective of our stockholders and encourage stockholders to communicate with the Board, including with respect to our diversity and sustainability initiatives, as described under “—Communications with the Board” above.
Committee Charters and Corporate Governance Guidelines
Our commitment to good corporate governance is reflected in our Corporate Governance Guidelines, which describe the Board’s views on a wide range of governance topics. These Corporate Governance Guidelines are reviewed from time to time by our Nominating and Corporate Governance Committee and, to the extent deemed appropriate in light of emerging practices, revised accordingly, upon recommendation to and approval by the Board. For example, as mentioned above, the Board upon the recommendation of the Nominating and Corporate Governance Committee, recently approved revisions to the Company’s Corporate Governance Guidelines creating a role of Lead Director of the Board.
Our Corporate Governance Guidelines and the charters of our Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and Sustainability Committee and other corporate governance information are available on the Corporate Governance page of the Investors section on our website at www.irco.com. Any stockholder also may request them in print, without charge, by contacting the Secretary of the Company, 525 Harbour Place Drive, Suite 600, Davidson, North Carolina 28036.
Code of Conduct
The Company has adopted a Code of Conduct that applies to all of the Company’s employees, including the Company’s Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer, Controller and other persons performing similar functions. The Code of Conduct sets forth our policies and expectations on a number of topics, including conflicts of interest, corporate opportunities, confidentiality, compliance with laws (including insider trading laws), use of our assets and business conduct and fair dealing. This Code of Conduct also satisfies the requirements for a code of ethics, as defined by Item 406 of Regulation S-K promulgated by the SEC. The Company will disclose within four business days any substantive changes in or waivers of the Code of Conduct granted to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, or any other executive officer or director, by posting such information on our website as set forth above rather than by filing a Form 8-K.
The Code of Conduct may be found on our website at www.irco.com under Investors: Governance: Governance Documents & Charters: Code of Conduct.
Anti-Hedging AND PLEDGING Policy
The Company’s Securities Trading Policy prohibits the Company’s directors, officers and employees from engaging in any transactions (including variable forward contracts, equity swaps, collars and exchange funds) that are designed to hedge or offset any decrease in the market value of the Company’s equity securities. Additionally, directors, officers and employees may not purchase the Company’s securities on margin or borrow against any account in which the Company’s securities are held or pledge the Company’s securities as collateral for a loan, without first obtaining pre-clearance from the Company’s General Counsel. Any
Ingersoll Rand.  26  2024 Proxy Statement

such approval will be based on the particular facts and circumstances of the request and the Company has no obligation to approve any request for pre-clearance and may determine not to permit the arrangement for any reason. Currently, there are no outstanding pledges of the Company’s securities by our directors, officers and employees.
Director Nomination Process
The Nominating and Corporate Governance Committee weighs the characteristics, experience, independence and skills of potential candidates for election to the Board. In considering candidates for the Board, the Nominating and Corporate Governance Committee also assesses the size, composition and combined expertise of the Board. As the application of these factors involves the exercise of judgment, the Nominating and Corporate Governance Committee does not have a standard set of fixed qualifications that is applicable to all director candidates, although the Nominating and Corporate Governance Committee does at a minimum assess each candidate’s strength of character, mature judgment, industry knowledge or experience, his or her independence of thought, and ability to work collegially with the other members of the Board.
In addition, it is the Board’s policy to endeavor to have a diverse Board of Directors representing a range of experiences in areas that are relevant to the Company’s strategy and business and, as required by our Corporate Governance Guidelines, as part of any director search process, the Nominating and Corporate Governance Committee and the Board of Directors will, and will request that any search firm hired by it also, consider highly qualified women and diverse individuals. The Nominating and Corporate Governance Committee and the Board implement this policy by requiring that all director searches include qualified women and diverse candidates and requiring any search firms engaged by them to include and present such candidates to the Nominating and Corporate Governance Committee and the Board. The Nominating and Corporate Governance Committee and the Board assess the effectiveness of this policy by evaluating the diversity of the candidates presented to them compared to the total number of candidates presented as well as whether an open Board position is in fact filled with a diverse candidate. The Nominating and Corporate Governance Committee and the Board believe that this policy is effective given that 64% of the Board is currently comprised of diverse directors.
In identifying prospective director candidates, the Nominating and Corporate Governance Committee may seek referrals from its members, management, stockholders and other sources. The Nominating and Corporate Governance Committee also may, but need not, retain a search firm in order to assist it in identifying candidates to serve as directors of the Company. The Nominating and Corporate Governance Committee utilizes the same criteria for evaluating candidates regardless of the source of the referral. When considering director candidates, the Nominating and Corporate Governance Committee seeks individuals with backgrounds and qualities that, when combined with those of our incumbent directors, provide a blend of skills and experience to further enhance the Board’s effectiveness.
When considering whether the directors and nominees have the experience, qualifications, attributes and skills, taken as a whole, to enable the Board to satisfy its oversight responsibilities effectively in light of the Company’s business and structure, the Board focused primarily on the information discussed in each of the board member’s biographical information set forth under “Director Biographies and Qualifications.” Each of the Company’s directors possesses high ethical standards, acts with integrity and exercises careful, mature judgment. Each is committed to employing his or her skills and abilities to aid the long-term interests of the stakeholders of the Company. In addition, our directors are knowledgeable and experienced in one or more business, governmental, or civic endeavors, which further qualifies them for service as members of the Board. A significant number of our directors possess experience in owning and/or managing public and privately held enterprises and are familiar with corporate finance and strategic business planning activities that are unique to publicly traded companies like ours. See the directors’ biographical information set forth above for the important characteristics considered by our Board in determining that our directors should serve as directors of the Company.
In expanding our Board membership in 2023, the Nominating and Corporate Governance Committee evaluated candidates based on the various factors described above and the candidates’ qualifications, including each candidate’s strength of character, judgment, familiarity with the Company’s business and industry, independence of thought and an ability to work collegially with the other members of the Board. A diverse slate of candidates from multiple sources, including a third-party search firm, interviewed with the Nominating and Corporate Governance Committee and select members of management. The third-party search firm assisted in identifying director prospects, performed candidate outreach, provided information about candidates and performed other related services. Through this process, the Nominating and Corporate Governance Committee received input from directors and stakeholders and identified a number of qualified director candidates who together represented diverse experience in the areas of leadership, finance, digital connectivity and strategy (IIoT), international business transactions, and board level strategy.
Ingersoll Rand.  27  2024 Proxy Statement

From this pool of highly qualified candidates, the Nominating and Corporate Governance Committee recommended to the Board that it appoint Mses. Schertell and Sohovich as new directors in 2023.
In selecting Mses. Schertell and Sohovich as new directors, our Nominating and Corporate Governance Committee considered the skills and experience that would best complement our strategic imperatives and ensure healthy Board refreshment. Specifically, it selected new directors who would add extensive CEO-level management experience in the industrial space, digitalization and IIoT, as well as depth in the areas of organic growth and product innovation. The 2023 additions of Mses. Schertell and Sohovich evidence our focus on refreshment, reduced our average director tenure and expanded the diversity of our Board. Additionally, our Nominating and Corporate Governance Committee determined that each of these Board additions did not have any arrangements or understandings with any other person pursuant to which she was selected as a director, nor did they have a direct or indirect material interest in any transactions that would require disclosure under Item 404(a) of Regulation S-K at the time of appointment.
In connection with its annual nomination of the full slate of nominees at this year’s Annual Meeting, the Nominating and Corporate Governance Committee assessed the contributions of those directors recommended for re-election in keeping with the director evaluation process described above and other identified needs of the Board. This annual director nomination process resulted in the Board’s nomination for election at the Annual Meeting of the ten incumbent directors named in Proposal 1 in this Proxy Statement.
The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. Any recommendation submitted to the Secretary of the Company should be in writing and should include any supporting material the stockholder considers appropriate in support of that recommendation, but must include information that would be required under the rules of the SEC to be included in a proxy statement soliciting proxies for the election of such candidate and a written consent of the candidate to serve as one of our directors if elected. Stockholders wishing to propose a candidate for consideration may do so by submitting the above information to the attention of the Secretary of the Company, Ingersoll Rand Inc., 525 Harbour Place Drive, Suite 600, Davidson, North Carolina 28036. All recommendations for nomination received by the Secretary of the Company that satisfy our Bylaw requirements relating to such director nominations will be presented to the Nominating and Corporate Governance Committee for its consideration. Stockholders must also satisfy the notification, timeliness, consent and information requirements set forth in our Bylaws.
Additionally, in 2023, we adopted a “proxy access” bylaw provision which allows eligible stockholders to nominate candidates for election to our Board and include such candidates in our proxy statement and proxy card subject to the terms, conditions, procedures and deadlines set forth in our Bylaws. Our proxy access bylaw provides that holders of at least 3% of our outstanding shares, held by up to 20 stockholders, holding the shares continuously for at least three years, can nominate up to the greater of two directors or 20% of our Board for election at an annual stockholders’ meeting.
These requirements are also described under the caption “Stockholder Proposals for the 2025 Annual Meeting.”
Ingersoll Rand.  28  2024 Proxy Statement

Executive Officers of the Company
Set forth below is certain information regarding each of our current executive officers, other than Vicente Reynal, whose biographical information is presented under “Director Biographies and Qualifications.”
Santiago Arias Duval Years of Service: 7 Age: 37
Since September 2023, Santiago Arias Duval has led the Precision and Science Technologies (P&ST) business segment. In this role, Mr. Duval is responsible for delivering the P&ST strategy, execution, and organic and inorganic growth as we continue to build a premier market leader in niche pump and compression technologies.

Mr. Duval joined Gardner Denver in 2017 and has served in various leadership positions prior to and after the Merger, including as the general manager of the MP Pumps and Oberdorfer industrial pump businesses, vice president of Life Sciences North America, global vice president and general manager of the vacuum and liquid handling businesses, and vice president and general manager of the global Life Sciences business.

Prior to Ingersoll Rand, Mr. Duval held leadership roles at Danaher and General Motors. In addition, he co-founded a startup targeting micro cold-storage products to solve perishability issues within Indian fruit and vegetable supply chains.

Mr. Duval holds a bachelor of science in Electrical Engineering from Georgia Institute of Technology and a master of business administration from the MIT Sloan School of Management.
Matt Emmerich Years of Service: 1 Age: 48
Since July 2023, as chief information officer (CIO), Matt Emmerich has led the overall strategy and execution of the company’s global technology footprint across technology operations, infrastructure, applications and information security. His leadership is critical to the company’s cyber risk management and innovation strategies.

As a proven leader in information technology, Mr. Emmerich has extensive experience driving enterprise transformation, M&A integrations and building diverse, high-performing teams. In addition, he has leadership experience at scale in digital innovation, global market operations and cybersecurity.

Prior to joining Ingersoll Rand in 2023, Mr. Emmerich held senior leadership roles at Polaris, including the CIO, vice president of Global Chief Digital & Information Services and vice president of Service.

Mr. Emmerich received his master of business administration from St. Cloud State University and his bachelor’s degree from St. John’s University.
Ingersoll Rand.  29  2024 Proxy Statement

Elizabeth M. Hepding Years of Service: 3 Age: 46
Since July 2021, Elizabeth Hepding has served as the senior vice president of strategy and corporate development. Prior to that, Ms. Hepding has had more than 20 years of experience in mergers and acquisitions and strategy, most recently as part of the team at PurposeBuilt Brands, Inc. (“PurposeBuilt Brands”) a portfolio of category-leading, efficacy-driven specialty cleaning and disinfection brands, where she served as vice president of corporate development and guided the company’s expansion through acquisitions. Prior to joining PurposeBuilt Brands in 2019, Ms. Hepding was senior vice president, strategy and corporate development at Essendant Inc., a leading national distributor of work place items for six years, where she was responsible for all acquisitions, divestitures and partnerships, as well as enterprise strategy including transformational initiatives. Ms. Hepding began her career in investment banking, spending more than a decade in the industry, primarily at UBS Investment Bank where she held roles of increasing responsibility.

Ms. Hepding received a master of business administration from the University of Chicago Booth School of Business and bachelor’s degree from Washington & Lee University.
Kathleen M. Keene Years of Service: 4 Age: 50
Kathleen Keene has served as our senior vice president and chief human resources officer since June 2021. Ms. Keene also has responsibility for the Company’s communications function. Ms. Keene joined Ingersoll-Rand plc in 2016 prior to the Merger as director of Human Resources (“HR”) for corporate functions and then led a global HR team supporting the company’s Fluid Management, Material Handling and Power Tools business units. Prior to her current role, Ms. Keene most recently served as the HR business partner for Ingersoll Rand’s global Precision and Science Technologies segment while also leading the North America region HR team. Prior to joining Ingersoll-Rand plc, Ms. Keene started her career with General Electric Company, a multinational conglomerate, and SABIC, a multinational chemical manufacturing company.

Ms. Keene holds a bachelor’s degree in business administration and management from Pennsylvania State University.
Ingersoll Rand.  30  2024 Proxy Statement

Vikram Kini Years of Service: 13 Age: 43
Vikram Kini has served as our senior vice president and chief financial officer since June 2020. He joined Gardner Denver as its director of Financial Planning and Analysis in 2011, has served as Gardner Denver’s vice president of Investor Relations since 2012, and has held other various finance leadership roles since 2012, including vice president of Financial Planning and Analysis and vice president of the Finance, Industrials segment. Prior to joining Gardner Denver, Mr. Kini served in various financial roles with General Electric Company, a multinational conglomerate, and SABIC, a multinational chemical manufacturing company.

Mr. Kini holds a bachelor’s degree in business administration from Boston University.

Andrew Schiesl Years of Service: 11 Age: 52
Since the completion of the Merger, Andrew Schiesl has served as the senior vice president, general counsel, chief compliance officer and secretary of the Company. He leads legal, compliance, and corporate governance, as well as the Company’s Environmental, Health and Safety (EHS) and sustainability efforts. Prior to this role, Mr. Schiesl served as vice president, general counsel, chief compliance officer and secretary at Gardner Denver since 2013 and was also responsible for leading human resources at Gardner Denver in addition to Gardner Denver’s legal, compliance, governance, communications, EHS, and risk management functions. Previously, Mr. Schiesl served as vice president and general counsel of Quad/Graphics, Inc., a commercial printing business, from 2003 until he joined Gardner Denver. He was also senior counsel at Harley-Davidson, Inc., after beginning his career practicing law with Foley & Lardner LLP in Milwaukee.

Mr. Schiesl received a bachelor’s degree in political science and history from the University of Wisconsin-Milwaukee and a juris doctor from the University of Pennsylvania School of Law. He holds a master of business administration from the Kellogg School of Management at Northwestern University.

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Michael A. Weatherred Years of Service: 6 Age: 62
Since the completion of the Merger, Michael A. Weatherred has served as the senior vice president of the Company, leading Ingersoll Rand Execution Excellence (IRX). Prior to the Merger, Mr. Weatherred served as vice president of Execution Excellence at Gardner Denver. He joined Gardner Denver in May 2018 as vice president of Gardner Denver Operating Systems. Prior to joining Gardner Denver, Mr. Weatherred served as vice president of Growth in the Danaher Business System Office of Danaher Corporation from 2013 to May 2018. Before that, he spent 12 years at Danaher in its Dental and Product ID platforms in various general management, marketing and strategic account roles. Prior to joining Danaher in 2002, Mr. Weatherred spent time at Honeywell and Black & Decker in various sales, marketing and general management roles.

Mr. Weatherred earned a bachelor of science in accounting from Pittsburg State University and a master of business administration from Loyola University.

Ingersoll Rand.  32  2024 Proxy Statement

PROPOSAL TWO:
Ratification of Independent Registered Public Accounting Firm
The Audit Committee has selected Deloitte & Touche LLP to serve as our independent registered public accounting firm for 2024.
Although ratification is not required by our Third Amended and Restated Bylaws (the “Bylaws”) or otherwise, the Board is submitting the selection of Deloitte & Touche LLP to our stockholders for ratification because we value our stockholders’ views on the Company’s independent registered public accounting firm. If our stockholders fail to ratify the selection, it will be considered as notice to the Board and the Audit Committee to consider the selection of a different firm. Even if the selection is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.
Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting. They also will have the opportunity to make a statement if they desire to do so, and they are expected to be available to respond to appropriate questions.
The shares represented by your proxy will be voted for the ratification of the selection of Deloitte & Touche LLP unless you specify otherwise.
Audit and Non-Audit Fees
In connection with the audit of the 2023 financial statements, we entered into an agreement with Deloitte & Touche LLP which set forth the terms by which Deloitte & Touche LLP would perform audit services for the Company.
The following table sets forth the aggregate fees for professional services provided by Deloitte & Touche LLP for the audit of our financial statements for the fiscal years ended December 31, 2023 and 2022 and fees billed for other services rendered by Deloitte & Touche LLP for those periods, all of which were approved by the Audit Committee.
	For the Years Ended December 31, (in thousands)
	2022 $	2023 $
Fees:
Audit fees(1)	7,939	7,799
Audit Related fees(2)	5,603	2,546
Tax fees(3)	5,865	3,302
All other fees	—	—
Total	19,407	13,647
1.	Audit fees include fees for the annual integrated audit, quarterly reviews, and non-U.S. statutory audits.
2.	Audit related fees include fees primarily for business due diligence services related to various acquisitions.
3.
Tax fees primarily consist of fees for tax advisory services related to acquisitions and restructurings, but also include fees for income tax, transfer pricing and other required tax filings in non-US jurisdictions.

Ingersoll Rand.  33  2024 Proxy Statement

The Audit Committee pre-approved all the services included in this table. The Audit Committee of the Board considered whether providing the non-audit services included in this table was compatible with maintaining Deloitte & Touche LLP’s independence and concluded that it was.
Consistent with SEC policies regarding auditor independence and our Audit Committee’s charter, the Audit Committee has responsibility for engaging, setting compensation for and reviewing the performance of the independent registered public accounting firm. In exercising this responsibility, the Audit Committee has established procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm and pre-approves all audit and permitted non-audit services provided by any independent registered public accounting firm prior to each engagement.
Your Board of Directors recommends that you vote “FOR” the ratification of Deloitte & Touche LLP as our independent registered public accounting firm for 2024.
Ingersoll Rand.  34  2024 Proxy Statement

Report of the Audit Committee
The Audit Committee operates pursuant to a charter which is reviewed annually by the Audit Committee. Additionally, a brief description of the primary responsibilities of the Audit Committee is included in this Proxy Statement under “The Board of Directors and Certain Governance Matters-Board Committees and Meetings-Audit Committee.” Under the Audit Committee charter, our management is responsible for the preparation, presentation and integrity of our financial statements, the application of accounting and financial reporting principles and our internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm is responsible for auditing our financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States of America.
In the performance of its oversight function, the Audit Committee reviewed and discussed the audited financial statements of the Company with management and with the independent registered public accounting firm. The Audit Committee also discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the Securities and Exchange Commission (the “SEC”). In addition, the Audit Committee received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and discussed with the independent registered public accounting firm their independence.
Based upon the review and discussions described in the preceding paragraph, the Audit Committee recommended to the Board that the audited financial statements of the Company be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC.
Submitted by the Audit Committee of the Company’s Board of Directors:
John Humphrey, Chair
William P. Donnelly
Gary D. Forsee
Jennifer Hartsock
JoAnna L. Sohovich
Ingersoll Rand.  35  2024 Proxy Statement

PROPOSAL THREE:
Non-binding Vote to Approve Executive Compensation
The Company is requesting that stockholders vote, on a non-binding basis, to approve the compensation of our named executive officers as discussed in the “Compensation Discussion and Analysis” and the tabular executive compensation disclosure, including the “Summary Compensation Table” and accompanying narrative disclosure. While the results of the vote are non-binding and advisory in nature, the Board of Directors intends to carefully consider the results of this vote.
As described in “Compensation Discussion and Analysis” section of this Proxy Statement, our executive compensation programs and underlying principles, as developed and administered by the Compensation Committee, are designed to provide competitive pay opportunities to support the attraction and retention of highly qualified executives while promoting our core values. Our executive compensation programs are structured to be consistent with our pay for performance philosophy and utilize performance measures that are intended to align the executive team’s incentives with the long-term interests of the Company and its stockholders.
The text of the resolution in respect of Proposal No. 3 is as follows:
“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the “Compensation Discussion and Analysis,” compensation tables and related narrative discussion, is hereby APPROVED.”
In considering their vote, stockholders may wish to review with care the information on our compensation policies and decisions regarding the named executive officers presented in the “Compensation Discussion and Analysis,” as well as the discussion regarding the Compensation Committee presented in this Proxy Statement.
Your Board of Directors recommends that you vote “FOR” the approval of the compensation paid to our named executive officers.
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Report of the Compensation Committee
The Compensation Committee has reviewed and discussed the following Compensation Discussion and Analysis with management. Based on its review and discussion with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023.
Submitted by the Compensation Committee of the Board of Directors:
Kirk E. Arnold, Chair
Jennifer Hartsock
Marc E. Jones
Mark P. Stevenson
Tony L. White
Ingersoll Rand.  37  2024 Proxy Statement

Executive Compensation
Letter From the Chair of the Compensation Committee and Lead Director of the Board
Dear Fellow Shareholders:
The Compensation Committee (the “Committee”) is accountable for Ingersoll Rand’s executive compensation program. Our objective is to motivate and retain our management team in an effective manner that ensures alignment with shareholder value creation. Fiscal 2023 was a highly successful year for Ingersoll Rand, during which we executed against a wide range of strategic goals and delivered strong financial results and industry-leading shareholder returns of 48%. During 2023, approximately $10 billion in incremental shareholder value was created. This was in addition to the more than $10 billion created since the merger of Gardner Denver Holdings, Inc. (“Gardner Denver”) with Ingersoll-Rand plc’s Industrials business segment (the “Merger”) in February 2020, and the $1.3B returned to shareholders since the Merger through share repurchases and dividends. These accomplishments were achieved while leveraging our unique ownership-driven culture and focusing on our customers as well as our communities and planet.
At our 2023 Annual Meeting of Shareholders, 59% of votes were cast in favor of our “Say-on-Pay” resolution. We are seeking a higher positive vote this year. In support of this objective, the Lead Director, the Chair of the Committee and senior management engaged in extensive shareholder outreach before and after the 2023 annual shareholders’ meeting, which is discussed on pages 41-42. After talking to our shareholders, we believe the Say-on-Pay vote result last year was primarily driven by the 2022 one-time award of Performance Stock Units and performance-granted stock options to our Chief Executive Officer (CEO). We discussed with our shareholders that these grants were designed by the Committee with extremely challenging performance conditions, made to our exceptionally successful CEO in connection with a new 5-year employment agreement, and intended to provide retention power through 2032. The performance conditions and rationale for the grant received positive feedback from many of the shareholders with whom we engaged.
In addition, these discussions provided valuable shareholder input including suggestions for adjustments to our executive compensation program, a request for a better articulated business case for the CEO special award, and a few disclosure enhancements. As a result of this feedback, and with input from the Committee's new independent compensation consulting firm, we revised our proxy statement disclosure to address these matters (see table of “What We Heard” and “Our Response” on page 42) starting with additional disclosure on the Committee’s rationale for granting the CEO special award on page 39. Below is a summary of some of the key points:
William Donnelly Lead Director
Kirk Arnold Chair of the Compensation Committee
•	Our performance under the leadership of our CEO, Vicente Reynal, has been extraordinary.
•
We believe that he is best in class and early in his career trajectory. If we needed to recruit a replacement from outside of the Company, it could be very expensive and highly disruptive; i.e., resulting in a buyout of unvested cash and equity incentives, retention risk of other executives, likely changes in strategy or operations by a new CEO, among other factors.

Ingersoll Rand.  38  2024 Proxy Statement

•
It was emphasized by shareholders that we needed to lock in our CEO for the foreseeable future, especially considering the current labor market for talented CEOs. At the time of the grant, the Committee believed that his estimated future unvested stock value was of insufficient retention power. This situation arose due to several factors including our transition from a private equity controlled company and the Merger. We concluded that we needed an equity grant that was aligned with shareholder value creation by being retentive, performance-based and highly motivational. We believe that we accomplished that via the design of the 2022 grant.

•
We explicitly set very aggressive 5-year adjusted earnings per share (EPS) growth goals that were at or above analysts’ future expectations. If the maximum performance level of 15% adjusted EPS CAGR were achieved over the 5 years, this could result in an approximate market capitalization of $42.5 billion. At a threshold value of 10% CAGR and no interpolation between performance levels, a CAGR of 9.9%, which is above the historical S&P 500 average EPS growth, and a stock price below $81.85 (relative to the grant date price of $46.45) would lead to complete forfeiture of all one million PSUs. This “double-digit” threshold was important to the Committee because of the Company’s publicly disclosed objective of being a double-digit compounder, which has been very well received by the investor community. Since the September 2022 grant, the Company has continued to have very strong operating and stock price results that, if sustained over the next several years, are forecasted to create enormous shareholder value as well as substantial reward for the CEO.

•
The 2022 grant, combined with our strong stock price appreciation, has substantially improved the Company’s retention and motivational power and significantly raised the cost of another company hiring Mr. Reynal, as he now has substantial vested and unvested equity, thereby achieving the intended effect. We are pleased to announce that as of the date of this proxy statement filing, we have surpassed the very challenging total shareholder return (“TSR”) PSU 60-day stock price performance threshold of $81.85 that was set on September 1, 2022. This has yielded a significant increase in our market capitalization and, given that the award does not vest if Mr. Reynal voluntarily leaves the Company without Good Reason prior to the fifth anniversary of the grant date, the grant continues to provide a significant retention incentive.

In summary, the Committee deliberately set very challenging, double-digit EPS and stock price growth goals. During the first two years following the grant, we have exceeded these targets, resulting in industry-leading stock price performance. The Committee views this as confirmation of a successful pay for performance design in light of the challenging nature of the goals.
We would like to extend our sincere thanks to the shareholders with whom we spoke for their insights and support, and we look forward to continuing our open dialogue. We hope that after reviewing the following materials, you will vote in favor of our Executive Compensation Program at our 2024 Annual Meeting of Shareholders.
Sincerely,

William Donnelly, Lead Director

Kirk Arnold, Chair of the Compensation Committee
ADDITIONAL DISCLOSURE ON THE COMMITTEE’S RATIONALE FOR GRANTING THE 2022 PERFORMANCE-BASED AWARD TO VICENTE REYNAL
As previously disclosed in the 2023 proxy statement, the Committee and the Board thought it was essential to lock in our CEO, Vicente Reynal, with a new 5-year employment agreement that includes grants of performance-based stock units (“PSUs”) and performance-granted stock options. Given the outstanding Company results under the leadership of our CEO, the Committee felt it was critical to retain and motivate Mr. Reynal to continue the trajectory of significant shareholder value creation. At the time of its decision, the Committee believed that it was likely that Mr. Reynal could be recruited away and that his then-current unvested equity value (i.e., prior to the grant of the special performance award) was replaceable by another company.
Two years into the performance period, we have already made significant progress as a company and for our shareholders.
Considerations around and Terms of the Special Performance Award
The Board was encouraged by shareholders to ensure retention of our CEO given the robust CEO labor market, in the context of:
•	Maintaining strong recent performance through substantial stock grants that are aligned with the Company’s strong ownership culture
•	Setting very challenging goals that are motivational and demonstrative of shareholder alignment
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•	Concern regarding unvested equity for our CEO and his total equity ownership
•	Avoiding significant costs and disruption related to the hiring of an external CEO if Mr. Reynal were to leave
•	Concern over high CEO voluntary turnover among S&P 500 companies
Under the terms of the award, Mr. Reynal was granted one million PSUs, with 75% vesting based on adjusted EPS growth and 25% vesting based on an absolute stock price goal (which stock price goal was achieved on March 6, 2024). The terms of the award also included the potential for the CEO to be granted 100,000 stock options annually during the five-year period, only if adjusted EPS growth of 12% was achieved each year during the five-year period, with any stock options granted in the following fiscal year on the same date on which the Company grants its annual long-term incentive plan awards to its senior executives. This last item was specifically designed by the Committee to provide retention value beyond the 5-year term of the contract for up to an additional 5 years.
In setting the adjusted EPS and stock price goals for the five-year period from 2022 through 2026, the Committee considered the following:
•
The ability for the Company to sustain the performance realized since 2020, understanding that the strong performance over the past several years would make achieving ongoing industry-leading performance more challenging

•	The potential impact of achieving these goals on market capitalization and TSR, and the resulting wealth creation for shareholders
The specific goals for the PSU grants were stock price and adjusted EPS growth over the five-year period from 2022-2026:
•
The 5-year adjusted EPS growth goals were set at a threshold, target and maximum level of 10%, 12%, and 15%, respectively, above 2021 adjusted EPS, which was a strong performance year. Historical and forecasted EPS and peer analysis demonstrated that these growth goals were very challenging, especially given the already strong results of IR since creation.

•
The payout scale does not allow interpolation between goals, which is not a typical design feature as it significantly increases the possibility of missing those thresholds with zero reward. The Committee deliberately chose this more shareholder friendly design element.

•
At target performance, analysis yields a forecasted stock price of ~$92, which would yield an approximate market capitalization of $37 billion, an increase of ~$18.5 billion since the grant date stock price of $46.45

―	This is on top of the ~$8 billion increase to market capitalization from the time of the Merger to grant date, reinforcing the challenging nature of the 5-year goals
•	The 5-year stock price goal for the TSR portion of the award is $81.85, which represents 76% growth in comparison to the grant date price of $46.45.
•
Based upon these estimates, the one million PSUs awarded in September 2022 could be worth $105 million if performance goals are met—which is 0.33% of the increase in market capitalization since the Merger and 0.25% of total market capitalization.

Since the grant was made in 2022, Ingersoll Rand’s stock price has increased ~66% through December 31, 2023, and TSR performance relative to proxy peers, the S&P 500 and the S&P 500 Industrials through year-end 2023 has been industry-leading:
Ingersoll Rand’s TSR Performance1
Period	Ingersoll Rand	Proxy Peer MEDIAN	S&P 500	S&P 500 Industrials
1 Year	48.0%	17%	26%	16%
3 Year	70.0%	29%	33%	29%
5 Year	279.0%	121%	107%	78%
1.	Source: S&P CapitalIQ.
As mentioned above, we are pleased to announce that as of the date of this proxy statement, we have surpassed the very challenging 60-day stock price goal of $81.85 that was set on September 1, 2022 for the TSR PSUs. This has yielded a very large increase in our market capitalization. The TSR PSUs are still subject to the 5-year cliff time-vesting and therefore remain extremely retentive. In addition, the conditions of the vast majority of Mr. Reynal’s 2022 performance-based equity award require satisfaction of challenging adjusted EPS performance hurdles.
Ingersoll Rand.  40  2024 Proxy Statement

STOCKHOLDER OUTREACH AND ENGAGEMENT; “SAY ON PAY” RESULT
Ingersoll Rand values our stockholders’ perspectives, and each year proactively interacts with investors through numerous engagement activities. In 2023, these included our annual stockholder meeting, quarterly earnings calls, and various investor conferences and meetings.
Management also proactively engaged directly with our top 97 stockholders with actively managed funds, representing approximately 80% of our shareholders with actively managed funds and 58% of our total shareholder base. These engagements were through quarterly business updates, non-deal roadshows and investor meetings, and resulted in over 1,036 individual investor touchpoints where we were able to communicate Company strategy and long-term objectives and receive feedback from our shareholders.
During 2023, our Lead Director, Committee Chair and senior management conducted targeted outreach in the spring to discuss shareholder views on our executive compensation program, including the special grant to our CEO discussed above, in advance of the voting on our say on pay proposal at our 2023 annual meeting of stockholders.
This outreach is described below in further detail.
2023 SPRING ENGAGEMENT
Shareholders Contacted: 25	represented 69% of shares
Key Themes Discussed:
• Following proxy advisory firms’ recommendation to vote against our Say-on-Pay proposal, our Lead Director, Committee chair and management contacted shareholders prior to the annual meeting to understand their perspectives.
• We heard from certain shareholders that while they were supportive of our efforts to retain our CEO, Vicente Reynal, but in several cases, follow the proxy advisor recommendations.
• While shareholders agreed that the CEO grant was retentive and motivational, some questioned the magnitude of the grant.
• We heard from certain shareholders that they would like to see more enhanced disclosure around our Management Incentive Plan (“MIP”) with respect to the goals and outcomes.
• Some shareholders were not in favor of the adjustment applied to the 2022 MIP payout.
• Some shareholders suggested we refresh our proxy statement disclosure and include more graphics and tables.

Total Engaged: 27% of shares outstanding,	held by 14 of our largest shareholders
At the Company’s 2023 annual meeting, we received 59% support for our “Say-on-Pay” proposal. We wanted to increase shareholder support for our program and felt that to meet that objective, it was critical to continue to engage with our shareholders even after the strong support we received during our Spring outreach. To this end, in early 2024, our Lead Director, Committee chair and certain members of management conducted additional outreach with our shareholders to discuss their views on business strategy and how the executive compensation program continues to support the strategy and provide strong motivation to retain our executive team as well as to gain additional perspective on the 2023 Say-on-Pay outcome. This outreach is described further below.
2024 WINTER ENGAGEMENT
Shareholders Contacted: 40	represented 75% of shares
Key Themes Discussed:
• Shareholders were strongly supportive of our executive compensation program and provided suggestions around certain metrics to consider in our incentive plans.
• Regarding the CEO grant, shareholders agreed it was well
constructed, but given the magnitude, expressed questions around whether it would be recurring.
• In general, shareholders were pleased with the compensation program and preferred to focus on other topics, such as business strategy, overall governance, and succession planning.

Total Engaged: 36% of shares outstanding,	held by 13 of our largest shareholders, including 8 investors we spoke to in Spring
Ingersoll Rand.  41  2024 Proxy Statement

We appreciate our shareholders taking the time to provide us with their insights. The key themes and actions taken in response to shareholder and proxy advisor views are summarized below:
What We Heard	Our Response
Provide more rationale behind 2022 large one-time grant of performance-based stock units and options to the CEO	We have provided extensive detail in this proxy statement around the business reasons for the grant and the Committee’s views around how it was determined. (see page 39)
Confirm that the special grant to the CEO was a one-time event and that further grants of this magnitude are not expected in the near term
The Committee did not make any outsized grants to its current named executive officers (NEOs) in 2023, including the CEO.
The 2022 CEO grant was designed as a special, long term award and provides for vesting and retention power for our CEO over a 10-year period.
The Committee does not intend to make additional outsized grants to the CEO during fiscal year 2024 or in the near term. Of course, if special circumstances arise that are not addressable via the ongoing executive compensation program, the Committee may reevaluate this position.

Avoid the use of upward discretion under the incentive plans	The Committee did not apply holistic adjustments outside of the formulaic result under any incentive plans that impacted our executive officers in 2023.
Consider a review of the incentive plans to determine if they include the appropriate metrics, e.g., a capital return metric
The Board believes a capital return objective is not needed at this time given the Board closely monitors return on invested capital in a number of ways, including oversight of the Company’s M&A activities. We are committed to constantly evaluating compensation program design to ensure it is well aligned with the Company’s strategy and shareholder value creation.

Refresh the annual proxy statement to provide more clear and easy to read disclosure
In addition to receiving support from its compensation consultant and legal counsel, the Company engaged with a creative consultant to revamp the proxy content and refresh the design of the proxy statement.

Provide more specific disclosure around the goals under the Management Incentive Plan	We have included an additional section in this Compensation Discussion and Analysis regarding the specific goals and payout levels for NEOs at each level of performance.
Ingersoll Rand.  42  2024 Proxy Statement

Compensation Discussion and Analysis
EXECUTIVE SUMMARY
The Committee’s overarching objective is to utilize the executive compensation program to motivate, retain, develop and recruit the Company’s executive talent. This objective has yielded industry-leading products and services and has created superior financial and stock price performance for shareholders. This is in addition to satisfying all of our stakeholders—employees, customers and communities.
2023 Business Highlights
2023 was another highly successful year in a series of years since the Merger. A few key highlights include:

Our 2023 performance was led by the hard work and dedication of our more than 18,000 employees, whose ownership mindset drives the innovative thinking that moves our company forward. In addition, our competitive differentiator, Ingersoll Rand Execution Excellence (IRX), is the engine of our company and our way of Making Life Better.
We also created tangible value for stockholders that goes beyond these financial highlights. The following are significant accomplishments we achieved across each of our five strategic imperatives:
3
Adjusted EBITDA is a non-GAAP metric and represents net income (loss) before interest, taxes, depreciation, amortization and certain non-cash, non-recurring and other adjustment items. For a reconciliation of Adjusted EBITDA to Net Income (Loss), see Annex A to this Proxy Statement. Adjusted EBITDA margin represents Adjusted EBITDA as a percentage of Total Revenue.

4
Free Cash Flow is a non-GAAP metric and represents cash flows from operating activities less capital expenditures. For a reconciliation of Free Cash Flows to cash flows from operating activities, see Annex A to this Proxy Statement.

Ingersoll Rand.  43  2024 Proxy Statement

5
As of December 8, 2023, Ingersoll Rand ranked first in the world within the IEQ Machinery and Electrical Engineering industry, achieving a score of 81 (out of 100) in the 2023 S&P Global Corporate Sustainability Assessment. Receipt of an S&P Global ESG Score does not represent a sponsorship, endorsement or recommendation on the part of S&P Global to buy, sell or hold any security and a decision to invest in any subject company should not be made based on the receipt of any such note.

6
As of April 2023, Ingersoll Rand received an ESG Risk Rating of 12.8 from Morningstar Sustainalytics, ranking it second in the Machinery industry group, which places it in the 1st percentile for its industry. This risk rating also places Ingersoll Rand in the 6th percentile of all companies rated by Morningstar Sustainalytics. This risk rating is based on information and data developed by Sustainalytics and is proprietary to Sustainalytics and/or its third-party suppliers and is provided for informational purposes only. The risk rating does not constitute an endorsement of any product or project, nor an investment advice and the information upon which it is based is not warranted to be complete, timely, accurate or suitable for a particular purpose. The use of the risk rating is subject to conditions available at https://www.sustainalytics.com/legal-disclaimers. In no event shall this risk rating be construed as investment advice or expert opinion as defined by any applicable legislation or otherwise.

Ingersoll Rand.  44  2024 Proxy Statement

7
The use by Ingersoll Rand of any MSCI ESG research LLC or its affiliates (“MSCI”) data, and the use of MSCI logos, trademarks, service marks or index names herein, do not constitute a sponsorship, endorsement, recommendation, or promotion of Ingersoll Rand by MSCI. MSCI services and data are the property of MSCI or its information providers and are provided “as-is” and without warranty. MSCI names and logos are trademarks or service marks of MSCI.

8
Adjusted EBITDA is a non-GAAP metric and represents net income (loss) before interest, taxes, depreciation, amortization and certain non-cash, non-recurring and other adjustment items. For a reconciliation of Adjusted EBITDA to Net Income (Loss), see Annex A to this Proxy Statement. Adjusted EBITDA margin represents Adjusted EBITDA as a percentage of Total Revenue. Free Cash Flow is a non-GAAP metric and represents cash flows from operating activities less capital expenditures. For a reconciliation of Free Cash Flows to cash flows from operating activities, see Annex A to this Proxy Statement.

9	Management estimates.
10	This figure excludes the acquisition of SPX Flow's Air Treatment business, which closed on January 2, 2023, and was included in our 2022 M&A metrics.
In summary, our purpose-led culture, our engaged employee-owners, and the power of execution excellence through IRX not only continued to drive a high level of performance in 2023 but has allowed us to compound stockholder value creation year-over-year. In fact, when measured from the date of our IPO through March 31, 2024, our total stockholder return performance has been 176%, more than double the 72% return by the S&P 500 during the same time period.
This Compensation Discussion and Analysis (“CD&A”) outlines our executive compensation philosophy and objectives, describes the elements of our executive compensation program, and explains how the Committee arrived at its compensation decisions for our 2023 named executive officers (“NEOs”) listed below:
NAMED EXECUTIVE OFFICERS	TITLE
Vicente Reynal	Chairman, President and Chief Executive Officer (“CEO”)
Vikram Kini	Senior Vice President and Chief Financial Officer (“CFO”)
Andrew Schiesl	Senior Vice President, General Counsel, Chief Compliance Officer and Secretary
Michael Weatherred	Senior Vice President, IR Execution Excellence (IRX) and Business Excellence
Gary Gillespie	Senior Vice President, General Manager, Industrial Technologies and Services, Americas
Enrique Miñarro Viseras(1)	Former Senior Vice President and General Manager, Global Precision and Science Technologies
1.	Mr. Miñarro Viseras departed the Company on September 8, 2023.
WHAT GUIDES OUR PROGRAM
Executive Compensation Philosophy
Our executive compensation philosophy is centered on two key tenets and grounded in the following principles:

Ingersoll Rand.  45  2024 Proxy Statement

Compensation Elements
Our compensation philosophy is targeted to award executives appropriately for individual and Company performance. The Committee places more emphasis on pay that is performance-based and “at-risk,” generally considering that cash compensation should be at or below the median and pay mix should be more heavily weighted toward long-term incentives so as to ensure retention and alignment with shareholders and enforce the ownership culture that has been a critical component of the Company’s success. In general, when the Committee considers target compensation relative to market for its NEOs, it considers experience, tenure and individual performance.
Element	Target Positioning vs. Market	Primary Objectives
Base Salary	At or below median	• Attract and retain high-performing and experienced individuals
• Provide steady source of income
Annual Cash Incentives	At median	• Motivate executives to achieve challenging short-term performance goals
• Align with annual financial objectives
• Opportunity to earn above target for strong performance
Long-Term Equity Incentives	Above median	• Align executives’ interests with those of stockholders
• Align with long-term business strategy
• Retain executive talent through multi-year vesting schedules
• Motivate sustainable performance that creates long-term value for stockholders
• Foster our Purpose and Values to build teams that think and act like owners
The chart below reflects the 2023 values for each element of compensation for our current NEOs’ total annual direct compensation. These are key measures of executive pay that the Committee regularly considers as part of its annual decision-making process. This chart does not replace the Summary Compensation Table shown on page 60, as required by the SEC, but is intended to show 2023 compensation from the perspective of the Committee.

Ingersoll Rand.  46  2024 Proxy Statement

These charts illustrate that a majority of NEO annual target total direct compensation (“TDC”) is performance-based. For our CEO, 88% of TDC is at risk with the vast majority delivered through long-term incentives. For our other NEOs, on average, at risk compensation represents 76% of TDC.
Compensation Governance Practices and Policies
The Committee has adopted the following practices and policies reflecting what it believes to be a best practices approach to executive compensation.
WHAT WE DO	WHAT WE DON’T DO
Significant Portion of Pay Focused on Long-Term Value Creation	No Guaranteed Bonuses
50% of Annual Long-Term Incentive Compensation in Performance-Vesting Equity Awards	No Tax Gross-Ups in Connection with Change-in-Control Severance
Incentive Plan Goals Aligned with Stockholder Interests	No Executive Pensions
Minimum one-year vesting on all equity awards	No Fixed-Term Employment Agreements
Market-Leading Stock Ownership and Retention Guidelines	No Stock Option Repricing
Capped Incentive Opportunities	No Hedging of Company Stock
Mitigation of Risk Through Compensation Risk Assessments
Incentive Compensation Clawback Policy
Independent Compensation Consultant
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2023 EXECUTIVE COMPENSATION PROGRAM IN DETAIL
2023 Executive Compensation Decisions
The following table reflects NEO target compensation in 2023:
Name/Title	Annual Salary			2023 AIP Target		LTI Target Grant Value	Target TDC
	12/31/22	12/31/23	% Change	as % of Salary	Value
Vicente Reynal, Pres. & CEO	$1,100,000	$1,144,000	4%	150%	$1,716,000	$7,000,000	$9,860,000
Vikram Kini, SVP & CFO	$525,000	$625,000	19%	85%	$531,250	$1,800,000	$2,956,250
Andrew Schiesl, GC & CCO (Compliance) & Sec.	$500,000	$520,000	4%	75%	$390,000	$1,150,000	$2,060,000
Michael Weatherred, SVP, Ingersoll Rand Execution Excellence (IRX), and Commercial Excellence	$430,000	$460,000	7%	75%	$345,000	$1,000,000	$1,805,000
Gary Gillespie, SVP & GM Industrial Tech. and Services, Americas	$400,000	$425,000	6%	75%	$318,750	$900,000	$1,643,750
Enrique Miñarro Viseras, Former SVP & GM, Global Precision and Science Technologies[1]	$505,000	$540,000	7%	85%	$459,000	$2,300,000	$3,299,000
1.
Mr. Miñarro Viseras is based in Europe and compensated in Euros. His 2022 base salary was approved by the Committee at a rate of $505,000 USD per year and was translated to €439,470 EUR at the 5-year average exchange rate as of December 31, 2021. His 2023 base salary was approved by the Committee at a rate of $540,000 USD per year and was translated to €476,820 EUR at the 5-year average exchange rate as of December 31, 2022. The percent increase for Mr. Miñarro Viseras reflects the calculation in local currencies to mute the impact of exchange rate fluctuations. In connection with Mr. Miñarro Viseras’ departure from the Company on September 8, 2023, his rights to a 2023 MIP payout and all outstanding unvested equity grants were forfeited.

Rationale for Base Salary Increases
Name/Title	Rationale for Increases
Vicente Reynal, Pres. & CEO	Market adjustment
Vikram Kini, SVP & CFO	Market adjustment in line with “glidepath” as further described below, and recognition of increased experience and strong performance
Andrew Schiesl, GC & CCO (Compliance) & Sec.	Market adjustment
Michael Weatherred, SVP, Ingersoll Rand Execution Excellence (IRX), and Commercial Excellence	Market adjustment
Gary Gillespie, SVP & GM Industrial Tech. and Services, Americas	Market adjustment
Enrique Miñarro Viseras, Former SVP & GM, Global Precision and Science Technologies	Market adjustment
In assessing potential adjustments to compensation for its NEOs, the Committee considers each executive’s positioning relative to the market data provided by its independent compensation consultant, as well as other factors such as individual performance, historical compensation adjustments, tenure and succession.
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Base Salary
Base salary is the only fixed component of NEO cash compensation. An NEO’s base salary is commensurate with the individual’s level of responsibility and provides them with a level of predictable and stable cash income. The Committee believes that base salaries for executives should reflect competitive levels of pay and factors unique to each executive such as experience and breadth of responsibilities, performance, individual skill set, time in the role and internal pay parity. Base salaries are reviewed annually or at other times when appropriate (for example, promotions, changes in job scope and/or responsibilities, etc.) and may be increased from time to time pursuant to such review.
Consistent with our philosophy to focus on long-term variable pay over fixed cash compensation, the Committee established 2023 base salary rates at or below the median of Peer Group salary levels. For certain executives, such as our CFO, year-over-year increases were higher in order to provide a “glidepath” to get closer to median over a multi-year period.
Annual Cash Bonus Opportunity
To tie a significant portion of their annual cash compensation to actual performance, each NEO is eligible for an annual cash bonus award under our Management Incentive Plan (MIP) based on the achievement of our financial goals for the Company and their respective business units against preset goals.
The MIP pays out to participants based on levels of performance against preset goals for financial metrics established by the Committee. To be eligible for a payout, a participant must be employed by the Company through the payment date or have an Approved Retirement (as defined below under “Potential Payments to Named Executive Officers upon Termination of Employment or Change in Control—Treatment of Outstanding Equity Awards in the Event of Termination of Employment or Change in Control”) on or after the end of the year but before the payment date.
A target annual bonus opportunity, expressed as a percentage of an NEO’s base salary rate at year-end, is established annually and may be adjusted from time to time by the Committee in connection with a NEO’s promotion or performance.
MIP Design Change
For the year 2023, we made two changes to our MIP performance metrics. First, for our corporate NEOs, we moved from Adjusted EBITDA11 as a metric (75% of total MIP opportunity for corporate managers) to adjusted earnings per share (“Adjusted EPS”). Adjusted EBITDA remained the earnings metric for non-corporate NEOs. Second, the Net Working Capital Percent of Revenue12 metric (25% of the total previous MIP opportunity for all NEOs) was replaced with Free Cash Flow for corporate NEOs and “Business Operating Cash Flow” for our non-corporate NEOs. “Business Operating Cash Flow” is defined as Adjusted EBITDA less change in Net Working Capital less Capex.
The Committee chose Adjusted EPS as it believes it is a more indicative measure of the overall earnings performance of the Company than Adjusted EBITDA since Adjusted EPS includes the impacts of interest and taxes as well as capital allocation decisions. In addition, Adjusted EPS is a critical component of the CEO special performance award, creating stronger alignment across the executive team. Free Cash Flow was chosen as a better measure of the economic performance of the Company compared to Net Working Capital Percent of Revenue since the Committee believes it provides a more holistic view of the cash flow performance of the Company. The Committee determined that an incentive design with a focus on these metrics was appropriate because it provides a reliable indicator of both our strategic growth and the strength of our overall earnings and cash flow results, while rewarding managers appropriately for their respective functions, geographies and lines of business.
2023 Performance Measures
For 2023, annual cash bonus awards for Corporate NEOs (Messrs. Reynal, Kini, Schiesl, and Weatherred) were based on the achievement of overall corporate performance. Mr. Gillespie’s annual cash bonus award was based in part on the achievement of the overall Industrial Technologies and Services (“ITS”) group performance and ITS Americas to reflect his leadership of the ITS Americas business unit in 2023 and his ability to impact the overall ITS segment. Mr. Miñarro Viseras was not eligible for a cash bonus award under the MIP due to his leaving the Company on September 8, 2023.
11	Adjusted EBITDA represents net income (loss) before interest, taxes, depreciation and amortization, as further adjusted to exclude certain noncash, nonrecurring and other adjustment items
12	Defined as Accounts Receivables and Contract Assets + Inventory (excluding LIFO) - Accounts Payable - Contract Liabilities
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The following tables detail the MIP targets and resulting payout levels associated with a corresponding performance level against the Adjusted EBITDA and Free Cash Flow targets for our NEOs who received a payout under the MIP plan. The payout percentage for performance between such levels is determined on a linear basis.
2023 MIP Structure Program Payout (CEO, CFO, GC, IR Strategy and Bus. Development)
Corporate Metrics	Metric Weighting	Threshold 50% Payout	Target 100% Payout	Maximum 200% Payout	Payout
Adjusted EPS	75%	$2.28	$2.53	$2.78	200%
Free Cash Flow	25%	$931	$1,035	$1,138	200%
Total Weighting	100%				200%
2023 MIP Structure Program Payout (SVP & GM ITS Americas)
ITS Americas Metrics	Metric Weighting	Segment Weighting	Calculated Weighting	Threshold 50% Payout	Target 100% Payout	Maximum 200% Payout	Payout
BU AEBITDA	75%	70%	53%	$647	$719	$791	200%
Segment AEBITDA		30%	23%	$1,301	$1,445	$1,590	200%
BU Business Oper. Cash Flow	25%	100%	25%	$596	$662	$728	186%
Total Weighting	100%		100%				196%
The Committee did not apply any adjustments to the calculated results for executive officers under the MIP in 2023.
The actual calculated MIP payout for our corporate NEOs resulted in a formulaic payout factor of 200% of target. The actual calculated MIP payout for Mr. Gillespie resulted in a formulaic payout factor of 196% of target.
The following table sets forth our actual payout percentage with respect to each performance metric applicable to our NEOs and illustrates the annual cash incentive awards payable to our NEOs under the 2023 MIP in light of these performance results.
				Adjusted EPS (75%)		Free cash flow (25%)
NEO	2023 Base Salary Rate $	Target MIP %	Target MIP Amount $	2023 % of Tgt Achieved	Calc’d Payout %	2023 Actual	Calc’d Payout %	Calc’d Payout Factor	Approved Payout Factor	2023 MIP Payout $
Vicente Reynal	1,144,000	150%	1,716,000	117%	200%	1,272	200%	200%	200%	3,432,000
Vikram Kini	625,000	85%	531,250	117%	200%	1,272	200%	200%	200%	1,062,500
Andrew Schiesl	520,000	75%	390,000	117%	200%	1,272	200%	200%	200%	780,000
Michael Weatherred	460,000	75%	345,000	117%	200%	1,272	200%	200%	200%	690,000
Gary Gillespie	425,000	75%	318,750	119%	200%	719	186%	196%	196%	624,750
1.
For Messrs. Reynal, Kini, Schiesl and Weatherred, reflects achievement and calculated payout factors vs. targets for the Company. For Mr. Gary Gillespie, reflects achievement and calculated payouts factors based 25% on BU Operating Cash Flow, and 75% on ITS Americas BU and ITS Segment AEBITDA.

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Long-Term Equity Incentive Awards
2023 Annual PSU, RSU and Stock Option Awards
Our long-term incentive awards, established through the Company’s Amended and Restated 2017 Omnibus Incentive Plan (as amended by the First Amendment, dated April 27, 2021, the “2017 Omnibus Incentive Plan”), are intended to drive executives to deliver strong stock performance, align our executives’ compensation with long-term value creation, and to attract and retain highly qualified executives. The details of these awards are as follows:
•
50% in Performance Share Units (PSUs). The PSUs have a 3-year performance period that runs from January 1, 2023 through December 31, 2025 (the “Performance Period”) with the vesting of award based on Relative TSR vs. the S&P 500 Industrials as follows:

○ Threshold Performance: 35th percentile ranking vs. index = 50% payout
○ Target Performance: 55th percentile ranking vs. index = 100% payout
○ Superior Performance: 75th (or greater) percentile ranking vs. index = 200% payout (capped)
To ensure better alignment of payouts with stockholder value creation, even if relative performance would have resulted in a payout above target, the payout under the PSUs is capped at target if the Company’s absolute TSR is negative.
TSR is calculated as the appreciation in the price per share of a company’s common stock during the Performance Period (assuming any dividends or distributions are reinvested), expressed as a percentage. Relative TSR is based on the percentile rank of the Company’s TSR against the TSRs of the companies and entities that, on January 1, 2023, comprised the S&P 500 Industrials.13
•	25% in Time-Vesting Stock Options. Stock Options vest in equal, annual installments over a four-year period, and expire 10 years from the grant date.
•	25% in Time-Vesting Restricted Stock Units (RSUs). RSUs vest in equal, annual installments over a four-year period.
Total target values for annual equity awards granted in 2023 for each NEO are shown below:
NEO	PSUs (50%) $	RSUs (25%) $	Stock Options (25%) $
Vicente Reynal	3,500,000	1,750,000	1,750,000
Vikram Kini	900,000	450,000	450,000
Andrew Schiesl	575,000	287,500	287,500
Michael Weatherred	500,000	250,000	250,000
Gary Gillespie	450,000	225,000	225,000
Enrique Miñarro Viseras(1)	1,150,000	575,000	575,000
1.	Mr. Miñarro Viseras left the Company on September 8, 2023, and his 2023 equity grants were forfeited.
Target annual equity award values were determined based on our competitive market analysis and our compensation philosophy, which targets award levels above the market median. The awards do not vest until the vesting criteria and/or time periods are satisfied, and actual value realized by executives is dependent on the stock price at the time of vesting thereby aligning payouts with the change in stockholder value.
These grant amounts were translated into a target number of performance stock units, restricted stock units and stock options by taking such dollar amount and dividing it by the per share or per option “fair value” that was used for reporting the compensation
13
If prior to the end of the Performance Period, a company or entity that is in the S&P 500 Industrials on January 1, 2023 ceases to publicly report a share price for the security used to determine the stock price at the beginning of the Performance Period, and such company or entity has not become “Insolvent” (as defined in the applicable award agreement), such company or entity will be excluded from the ranking. In addition, if a company or entity that is in the S&P 500 Industrials on January 1, 2023, becomes Insolvent prior to the end of the Performance Period, then such company or entity will be treated as having a cumulative TSR of negative one hundred percent (- 100%).

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expense associated with the grant under applicable accounting guidance. This “fair value” was based in part on the per share closing price of our common stock on the NYSE on the date of grant.
CEO Performance-Conditioned Stock Options Earned in Respect of 2022 Performance and Granted in 2023
As noted above, an important part of Mr. Reynal’s Performance-Based Award approved by the Committee in 2022 was an agreement to grant Mr. Reynal stock options to purchase 100,000 shares for each fiscal year from 2022 through 2026 in which the Company achieves adjusted EPS (as defined in the Performance-Based Award) growth of more than 12% over the prior year.
For fiscal year 2022, the Company achieved adjusted EPS growth of nearly 13% over 2021. As a result, in February 2023, the Committee certified that the first tranche of the CEO’s performance-conditioned stock options had been earned, and Mr. Reynal was awarded stock options to purchase 100,000 shares.
Although the commitment to grant these options was contained in the 2022 Performance Based Award, since these options were legally granted in 2023, they are required to be treated as 2023 compensation in the Summary Compensation Table. However, the Committee views this grant of 100,000 options as an integral part of the overall terms of the 2022 Performance Based Award and does not view them as part of Mr. Reynal’s annual 2023 compensation.
These options do not vest until the fifth anniversary of the grant date and will be forfeited if Mr. Reynal resigns before such date, and as such, provide a significant retention incentive.
CEO Performance-Based Leadership Equity Incentive Award
Background
As previously disclosed, in September 2022, the Committee approved the grant of a Performance-Based Leadership Equity Incentive Award (the “Performance-Based Award”) to Vicente Reynal, CEO and Chairman of the Board, under the 2017 Omnibus Incentive Plan”. The Committee also approved, effective as of September 1, 2022, a new employment agreement with Mr. Reynal (the “Employment Agreement”).
Rationale
The Committee believes that Mr. Reynal’s vision and leadership have been integral to the Company’s growth and success, as reflected by the significant stockholder value creation during his tenure as CEO. Therefore, the Committee approved the Performance-Based Award and Employment Agreement to incentivize Mr. Reynal to continue this track record of financial outperformance and retain him as the Company’s CEO for the foreseeable future.
In order to make the Performance-Based Award more effective at achieving its goal of retention, the Company entered into a revised Employment Agreement with Mr. Reynal for an initial term of five years. This new agreement also includes increased non-competition and non-solicitation covenants, which would remain in effect for two years after termination – an increase from the one year stipulated in the prior agreement.
In line with its executive compensation philosophy, the Committee expressly designed the Performance-Based Award to: (i) drive the creation of long-term stockholder value, (ii) further strengthen the alignment of Mr. Reynal’s interests with those of long-term stockholders, and (iii) encourage the retention of Mr. Reynal for the next five to ten years. The Committee deliberately set very challenging, double-digit Adjusted EPS and stock price growth goals. During the first two years following the grant, we have exceeded these targets, resulting in industry-leading stock price performance. The Committee views this as confirmation of the challenging nature of the goals.
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Design Features of The Performance-Based Award
Features of the Performance-Based Award	Drives Exceptional Long-Term Stockholder Value Creation	Aligns Interests With Those of Long-term Stockholders	Encourages Retention
100% Performance-based Incentive
5-year Performance Period
Drives Robust Earnings Growth and Stockholder Value Creation
No Guaranteed Compensation
Payout Aligned with Value Creation
Distinct and Discrete Metrics
5-year Cliff-Vesting Performance-Contingent Stock Option Grant Extends Retentive Value and Performance Period
Change in Control (“CIC”) Provisions Protect Against Windfall Payouts and Require “Double Trigger” for Accelerated Vesting
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Components of Performance-Based Award
The Performance-Based Award has two components:

(i)  Performance Stock Units (PSUs) that vest only if the Company achieves earnings growth objectives and robust stockholder value creation and Mr. Reynal remains employed for at least five years. PSUs would be earned and vested based upon the Company achieving earnings growth objectives (the “Adjusted EPS PSUs”) and robust stockholder value creation (the “TSR PSUs”). In the event that the threshold Adjusted EPS CAGR Goal (as described below) is not achieved during the five-year performance period, the Adjusted EPS PSUs will be automatically forfeited. Similarly, should the TSR Target Price (as defined below) not be achieved during the five-year performance period, the TSR PSUs will automatically be forfeited. The TSR Target Price was achieved on March 6, 2024.

(ii)  Stock Options will be granted only with respect to fiscal years 2022 through 2026 if, and only if, the Company’s Adjusted EPS growth (determined using the same standard used for the Adjusted EPS PSUs) in any such fiscal year is at least 12%, with any stock options granted in the following fiscal year on the same date on which the Company grants its annual long-term incentive plan awards to its senior executives.

 a.  To increase the incentive and retentive value, each grant of stock options will have an exercise price equal to the closing price of the Company’s common stock on the date of grant, and will cliff vest on the fifth anniversary of the grant date, subject to Mr. Reynal’s continued
employment through such respective vesting date.

 b.  If the Adjusted EPS goal is not achieved, no stock options would be granted for that fiscal year under this component of the award.

a.  Adjusted EPS PSUs: 75% of the PSUs (750,000 PSUs) are eligible to vest at the end of the 5-year period based on the level of compounded annual growth rate (“CAGR”) of the Company’s Adjusted EPS over the 5-year performance period beginning on January 1, 2022 and ending on December 31, 2026 (the “EPS Performance Period”) relative to the fiscal year 2021 Adjusted EPS baseline.

Adj. EPS CAGR Goals	# of PSUs Eligible to Vest
≥10%	250,000
≥12%	500,000
≥15%	750,000

b.  TSR PSUs: 25% of the PSUs (250,000) would be earned (but not vested) only if the TSR Target Price[14] is achieved during the five-year period commencing on the date of grant (“TSR Performance Period”). If earned, the award vests at the end of TSR Performance Period only if Mr. Reynal has been continuously employed by the Company throughout the TSR Performance Period. The
TSR Target Price was achieved on March 6, 2024.

A discussion of the termination and Change in Control provisions of Mr. Reynal’s Performance-Based Award is provided later under “Compensation Discussion and Analysis – Treatment of Outstanding Equity Awards in the Event of Termination of Employment or Change in Control” below.
14
The “TSR Target Price” of $81.85 is the absolute stock price equivalent to a five-year CAGR of 12% in the Company’s stock price from the Grant Date Stock Price to the end of the TSR Performance Period and is calculated as the sum of (i) the 60-day volume-weighted average closing price of the Company’s common stock, plus (ii) the cumulative value of any dividends paid during the TSR Performance Period through and including such date that equals or exceeds the TSR Target Price. The “Grant Date Stock Price” is $46.45, the 60-day volume weighted average closing price of the Company’s common stock immediately preceding the grant date.

Ingersoll Rand.  54  2024 Proxy Statement

2024 Compensation Actions
2021-2023 PSU Award Certified in 2024
On February 20, 2024, the Committee certified that the TSR performance for the 2021-2023 performance period was 65%, which placed the Company in the 77th percentile of S&P 500 companies (which was the comparator group for TSR measurement approved at the time of grant), resulting in a maximum payout of 200% of target. The PSUs resulting from this performance vested on February 20, 2024 with respect to each NEO as shown below:
NEO	Target # PSUs Granted in 2021	2021-23 PSU Payout Factor	# PSUs Earned at 2023YE (Distributed in 2024)
Vicente Reynal	73,497	200%	146,994
Vikram Kini	12,066	200%	24,132
Andrew Schiesl	10,421	200%	20,842
Michael Weatherred	7,678	200%	15,356
Gary Gillespie	7,678	200%	15,356
CEO Performance-Conditioned Stock Options Earned in Respect of 2023 Performance and Granted in 2024
For fiscal year 2023, the Company achieved adjusted EPS growth of nearly 20% over 2022, significantly more than the 12% growth needed to satisfy the performance condition. As a result, in February 2024 the Committee certified that the second tranche of the CEO’s performance-conditioned stock options had been earned, and on February 27, 2024, Mr. Reynal was awarded stock options to purchase 100,000 shares. These options do not vest until the fifth anniversary of the grant date and will be forfeited if Mr. Reynal resigns before such date, and as such, provide a significant retention incentive.
The Decision-Making Process
The Committee oversees the executive compensation program for our NEOs. The Committee works closely with its independent consultant and management to examine the effectiveness of the Company’s executive compensation program throughout the year. For additional information regarding the Committee, see “The Board of Directors and Certain Governance Matters—Board Committees and Meetings—Compensation Committee.”
The Role of the Compensation Committee. The Committee ensures that the executive compensation program supports the Company’s business goals and aligns with stockholder interests. The Committee annually reviews NEO compensation levels by considering various factors, including:
•	The relative importance of each NEO’s role and responsibilities
•	How the NEO has performed relative to these roles and responsibilities
•	Compensation practices of Peer Group companies (as defined below)
•	Overall company performance
•	Retention and succession considerations
The Role of Management. Our CEO makes recommendations to the Committee regarding compensation for the executive officers other than himself. No member of management participates in discussions with the Committee regarding his or her own compensation.
The Role of the Independent Consultant. Pearl Meyer & Partners, LLC (“Pearl Meyer”), a compensation consulting firm, served as the Committee's independent compensation consultant from mid-2016 through December 2023. The Committee utilized Pearl Meyer to assist it in evaluating the elements and levels of our executive compensation, including base salaries, annual cash incentive awards and equity-based incentives for our executive officers. In April 2024, the Committee determined that Pearl Meyer was independent from management and that Pearl Meyer’s work had not raised any conflicts of interest. Pearl Meyer reported
Ingersoll Rand.  55  2024 Proxy Statement

directly to the Committee and the Committee had the sole authority to approve Pearl Meyer’s compensation and to terminate the relationship at any time.
During 2023, the Committee directed Pearl Meyer to provide its expertise and analysis on a variety of topics, including the compensation peer group review, a competitive market assessment for executive and non-employee director compensation levels, a review of governance matters pertaining to executive and employee compensation and the structure of short- and long-term incentive programs.
In the fall of 2023, the Committee initiated a request for proposal for a new independent compensation consultant, and appointed Pay Governance LLC (“Pay Governance”) to serve as the independent compensation consultant effective November 2023 instead of Pearl Meyer. The Committee would like to acknowledge Pearl Meyer for its many years of dedicated service and advice.
In April 2024, the Committee determined that Pay Governance was independent from management and that Pay Governance’s work had not raised any conflicts of interest. Pay Governance reported directly to the Committee and the Committee had the sole authority to approve Pay Governance’s compensation and to terminate the relationship at any time. From commencement of appointment of Pay Governance, the Committee directed Pay Governance to provide its expertise and analysis on a variety of topics, including a review of governance matters pertaining to executive and employee compensation and the structure of short- and long-term incentive programs.
Compensation Peer Group. The Committee believes it is important to understand current trends in compensation practices and pay levels for companies that are comparable to Ingersoll Rand. To assist the Committee in this analysis, the Committee, together with its independent consultant and input from management, develops a compensation Peer Group of comparable companies against which it performs benchmarking (the “Peer Group”). The Committee reviews the appropriateness of the Peer Group on an annual basis to determine if changes are required. When considering companies for inclusion in the Peer Group, the Committee receives data from its compensation consultant. Companies chosen for inclusion are comparable in revenue and enterprise value to the Company, as the Committee believes revenue and enterprise value are key determinants of compensation levels. Companies selected generally have revenue of 0.5x - 2x of Ingersoll Rand’s revenue and enterprise value. In addition to size, companies are in comparable industries where we compete for executive talent. After taking these considerations into account, for 2023, the Committee determined that no changes were required and that the current 12-company peer group remained appropriate.
The Committee does not rely solely on data from the Peer Group in establishing compensation levels and practices but uses it to support the implementation of the Company’s compensation philosophy and the application of the factors described above when setting executive compensation. Given the Company’s focus on delivering long-term value creation for our stockholders, the Committee generally targets cash compensation of the NEOs at or below the median of the Peer Group and long-term equity incentive compensation greater than the median of the Peer Group. Additionally, the Committee may also consider survey compensation data based on companies of similar size to Ingersoll Rand.
In 2023, during its annual review of the Peer Group, the Committee, using the criteria highlighted above, approved the following 12-company Peer Group for 2024 compensation decisions:
AMETEK, Inc.	Dover Corporation	Flowserve Corporation
Fortive Corporation	IDEX Corporation	Illinois Tool Works
Mettler-Toledo International, Inc.	Nordson Corporation	Parker-Hannifin Corporation
Pentair Plc	Rockwell Automation, Inc.	Xylem, Inc.
Ingersoll Rand.  56  2024 Proxy Statement

Other Compensation Practices and Policies that Align Our NEOs to Our Stockholders
Stock Ownership and Retention Policy
To align the interests of our management and directors with those of our long-term stockholders, the Board of Directors concluded that certain of our executives (the “Covered Executives”) and non-employee directors should have a significant financial stake in the Company’s stock. To further that goal, we have maintained market-leading stock ownership guidelines (the “Guidelines”) since our initial public offering in 2017. The Covered Executives and non-employee directors are required to hold a specific level of equity ownership as outlined below. The guidelines are benchmarked periodically to ensure they remain market competitive and consistent with best practice.
Covered Executives: The Guidelines apply to the Covered Executives in three tiers. The stock ownership levels under the Guidelines, expressed as a multiple of the Covered Executive’s annual base salary rate as of January 1st of the year, are as follows:
Tier	Covered Executives	Multiple of Salary
Tier One	Chief Executive Officer	10x Salary
Tier Two	Chief Financial Officer and General Counsel	5x Salary
Tier Three	P&L and Corporate Leaders	3x Salary
Retention Requirement: There is no required time period within which a Covered Executive must attain the applicable stock ownership level under the Guidelines. However, until the applicable ownership level is achieved, Covered Executives must retain 75% of net shares granted to them. Once the ownership guideline is met, Covered Executives must retain 30% of net shares granted to them. This requirement drops to 20% for a Covered Executive upon the earlier of a (1) such Covered Executive reaching the age of 55 and (2) such covered executive achieving 10 years of service with the Company. The requirement terminates upon the earlier of (1) such Covered Executive reaching the age of 60 and (2) such covered executive achieving 15 years of service with the Company.
The shares counted toward these ownership requirements include shares owned outright and vested stock options. The retention requirement applies to all prior and future grants. These ownership requirements are set at levels that the Company believes are robust given the Covered Executives’ respective salaries and responsibilities.
Non-Employee Directors: Our non-employee directors are required to hold 75% of net shares granted to them under our benefit plans until they own equity equal to five times their annual cash retainers. Once the ownership guideline is met, directors must retain 30% of the net shares granted to them under our benefit plans until their retirement.
As of January 1, 2024, all of our NEOs and then serving directors who were with the Company for at least one year were in compliance with the applicable stock ownership requirements under the Guidelines.
Ingersoll Rand.  57  2024 Proxy Statement

Hedging and Pledging Policies
For a description of the Company’s anti-hedging and pledging policy applicable to directors, officers and employees, see “The Board of Directors and Certain Governance Matters—Anti-Hedging and Pledging Policy.”
Incentive Compensation Clawback Policy
We have adopted a clawback policy for incentive compensation, which we modified in October 2023 to reflect the requirements of the NYSE. The Committee believes it is appropriate to recover annual and/or long-term incentive compensation in specified situations. Under the policy, if the Committee determines that incentive compensation of its current and former Section 16 officers was overpaid, in whole or in part, as a result of a restatement of the reported financial results of the Company or any of its segments due to material non-compliance with financial reporting requirements, then, subject to limited exceptions, the Committee must reasonably promptly take steps to recover such erroneously awarded compensation that was received during the three-year period preceding the date on which the Company is required to prepare such restatement. In addition, our 2017 Omnibus Incentive Plan and equity agreements contain provisions relating to incentive compensation recoupment.
Other Benefits
While our compensation philosophy is to focus on performance-based forms of compensation while providing only minimal executive benefits and perquisites, we provide to all our employees, including our NEOs, broad-based employee benefits that are intended to attract and retain employees while providing them with retirement and health and welfare security. These include:
•	a 401(k) savings plan;
•	medical, dental, vision, life and disability insurance coverage; and
•	dependent care and healthcare flexible spending accounts.
401(k) Plan
Our U.S. eligible employees, including our NEOs other than Mr. Miñarro Viseras, participate in the Ingersoll Rand Retirement Savings Plan (the “401(k) plan”), which is a tax-qualified retirement savings plan. Eligible employees hired on and after January 1, 2014, are automatically enrolled in the 401(k) plan to make pre-tax salary contributions, unless they decline participation. Under the 401(k) plan, we match 100% of the first 6% of a participant’s eligible pre-tax and/or Roth salary contributions, subject to all IRS annual limits and plan limitations. Participants are 100% vested in employee salary contributions and Company matching contributions. 401(k) plan participants may elect to contribute up to 85% of their annual eligible compensation (either through pre-tax or Roth contributions), subject to annual IRS and plan limitations.
Supplemental Defined Contribution Plan
In addition to the 401(k) plan, U.S. employees with a salary band of 8 or higher (generally senior directors and above), including the NEOs other than Mr. Miñarro Viseras, are eligible to participate in the Ingersoll Rand Supplemental Defined Contribution Plan (the “Supplemental Contribution Plan”), which is funded through a Rabbi Trust. This Supplemental Contribution Plan is intended to permit Company matching contributions on eligible participant compensation contributions to the Supplemental Contribution Plan in excess of the annual limitations imposed by the IRS on our tax-qualified 401(k) plan.
Eligible employees may contribute up to 50% of their salary and/or eligible annual bonus compensation to the Supplemental Contribution Plan. Under the Supplemental Contribution Plan, we match 100% of the first 6% of a participant’s eligible contributions to the Supplemental Contribution Plan that are made on compensation not eligible to be matched in the 401(k) plan. Company matching contributions under the Supplemental Contribution Plan are contributed to the Rabbi Trust in the form of cash. All employee and Company matching contributions under the Supplemental Contribution Plan are fully vested immediately.
Ingersoll Rand.  58  2024 Proxy Statement

Limited Perquisites
Executive perquisites are not part of our general compensation philosophy; however, we provide limited perquisites and personal benefits that are not generally available to all employees when necessary to attract top talent. For instance, beginning in 2021, certain of our senior executives, including each of the NEOs, are eligible for a tax and financial planning benefit, under which participating executives are reimbursed for qualified services (up to $10,000 per year) and participation in our executive physical program.
In addition, from time to time, we may set forth additional perquisites in offer letters or employment agreements we enter into with our executive officers. These arrangements are discussed under “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards in 2023—Summary of NEO Offer Letters and Employment Agreements.” For example, in 2023, per their respective employment agreements, Mr. Reynal was entitled to limited personal use of Company-leased aircraft, and Mr. Miñarro Viseras was entitled to use of a company car.
Severance and Change in Control Agreements
The Company believes that reasonable and appropriate severance and change in control benefits are necessary in order to be competitive in the Company’s executive attraction and retention efforts. As discussed below, the offer letters we enter into with our NEOs provide for certain payments, rights and benefits to the NEOs upon an involuntary termination of employment without “cause” or a termination by the NEO for “good reason” (as such terms are defined in “Potential Payments to Named Executive Officers Upon Termination of Employment or Change in Control-Severance Arrangements and Restrictive Covenants” below). In addition, our equity award agreements provide for accelerated vesting upon a change in control in certain circumstances and upon certain qualifying terminations of employment, as more fully described above under “—Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards in 2023—Terms of Equity Awards.”
Risk Management and Mitigation of Compensation Policies and Practices
The Committee has reviewed our incentive compensation programs, discussed the concept of risk as it relates to our compensation program, considered various mitigating factors, and reviewed these items with its independent consultant, Pay Governance. In addition, the Committee asked Pay Governance to conduct an independent risk assessment of our executive and other compensation programs in 2024. Based on these reviews and discussions, the Committee does not believe our compensation program creates risks that are reasonably likely to have a material adverse effect on our business.
For the foregoing reasons, the Committee has concluded that the programs by which our executives are compensated strike an appropriate balance between short-term and long-term compensation and incentivize our executives to act in a manner that prudently manages enterprise risk.
Employment Agreements
As previously noted, we entered into a new employment agreement with Mr. Reynal in September 2022, which replaced his prior offer letter. We entered into offer letters setting forth initial compensation and benefits, as well as severance terms, with Messrs. Schiesl and Weatherred at the time of their initial employment. We also entered into an employment agreement with Mr. Miñarro Viseras in 2018, which was replaced by a new employment agreement, effective April 3, 2023. Full descriptions of the material terms of these offer letters and employment agreements, see “—Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards in 2023.”
Ingersoll Rand.  59  2024 Proxy Statement

Summary Compensation Table
The following table provides summary information concerning compensation of our NEOs for services rendered to us during the years indicated.
Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Vicente Reynal Chairman, President and Chief Executive Officer	2023	1,133,000	—	6,315,820	4,466,985	3,432,000	175,945	15,523,750
	2022	1,075,000	—	49,547,938	1,749,996	1,963,500	185,343	54,521,777
	2021	1,000,000	—	5,779,046	1,674,995	2,730,000	183,524	11,367,565
Vikram Kini SVP and Chief Financial Officer	2023	600,000	—	1,624,013	449,980	1,062,500	68,599	3,805,091
	2022	518,750	—	1,185,766	349,991	531,038	90,115	2,675,660
	2021	487,500	122,455	948,750	274,995	773,500	119,806	2,727,006
Andrew Schiesl SVP, General Counsel, Chief Compliance Officer and Secretary	2023	515,000	—	1,037,546	287,488	780,000	70,318	2,690,353
	2022	500,000	—	931,610	274,985	446,250	108,427	2,261,272
	2021	500,000	—	819,380	237,486	682,500	63,103	2,302,469
Michael Weatherred SVP, IR Execution Excellence (IRX) and Business Excellence	2023	452,500	—	902,235	249,994	690,000	62,755	2,357,485
	2022	426,250	—	719,903	212,488	383,775	83,983	1,826,399
	2021	415,000	—	603,721	174,989	566,475	39,811	1,799,996
Gary Gillespie SVP, General Manager of Industrial Technologies and Services (IT&S)	2023	418,750	—	811,978	224,990	624,750	52,227	2,132,694
Enrique Miñarro Viseras SVP and GM, Global Precision and Science Technologies(5)	2023	356,254	—	2,075,168	574,977	―	169,684	3,176,083
	2022	502,885	—	995,221	293,747	408,458	30,414	2,230,725
	2021	481,304	—	948,750	274,995	538,123	78,026	2,321,198
1.	Reflects the salary amounts earned by our NEOs in the years indicated.
2.
Represents the aggregate grant date fair value of the awards computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation - Stock Compensation (“FASB ASC Topic 718”), using the assumptions discussed in Note 16: “Stock-Based Compensation Plans” of the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2023. For Mr. Reynal, the total Option Awards amount includes 100,000 stock options that were part of the terms of the 2022 Performance Based Award; however, since the options were actually granted in 2023, they are included in the year of grant. Without these options being included, his Total compensation for 2023 would be $12,806,750.

3.	Amounts shown for 2023 reflect amounts earned under our 2023 MIP.
Ingersoll Rand.  60  2024 Proxy Statement

4.	Amounts reported under All Other Compensation for 2023 reflect the following:
Name	Matching Contributions ($)(a)	Company Paid Life Insurance Premiums ($)	Tax Preparation and Financial Planning Services ($)	Personal Use of Company Aircraft ($)	Other ($)(b)	Total Other Compensation ($)
Vicente Reynal	87,780	1,544	14,825	71,796	—	175,945
Vikram Kini	67,862	737	—	—	—	68,599
Andrew Schiesl	57,675	702	10,000	—	1,941	70,318
Michael Weatherred	50,176	604	10,000	—	1,975	62,755
Gary Gillespie	51,362	365	500	—	—	52,227
Enrique Minarro Viseras	—	842	21,166	—	147,676	169,684
a.	Reflects Company matching contributions in the tax-qualified 401(k) Plan and the non-tax-qualified Supplemental Contribution Plan.
b.
For Messrs. Schiesl and Weatherred, reflects reimbursement of executive physical expenses not covered by insurance. For Mr. Miñarro Viseras, reflects legally-required base salary payments as consideration for his post-termination restrictive covenants and actual Company expenditures for use, including business use, of a Company car, including expenditures for the car lease and gas.

5.
Mr. Miñarro Viseras was based in Europe and compensated in Euros. We converted his 2023 cash compensation, his amounts earned under our 2023 MIP, and amounts shown in the “All Other Compensation” column for him to U.S. dollars at an exchange rate of 1.1163, which was the five-year average exchange rate as of September 30, 2023. Mr. Miñarro Viseras departed the Company on September 8, 2023. Given his departure, he was not paid any amount under our MIP program and his 2023 equity grants were forfeited.

Ingersoll Rand.  61  2024 Proxy Statement

Grants of Plan-Based Awards in 2023
Name	APPROVAL DATE	GRANT Date	Estimated Possible Payouts under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units(3) (#)	All Other Option Awards: Number of Securities Underlying Options(4) (#)	Exercise or Base Price of Option Awards ($)	Grant Date Fair Value of Stock and Option Awards ($)(5)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Vicente Reynal			214,500	1,716,000	3,432,000
	2/13/23	2/23/23				30,229	60,459	120,918				4,565,864
	2/13/23	2/23/23							30,229			1,749,957
	2/13/23	2/23/23								70,337	$57.89	1,749,985
	2/13/23	2/23/23								100,000	$57.89	2,717,000
Vikram Kini			66,406	531,250	1,062,500
	2/13/23	2/23/23				7,773	15,546	31,092				1,174,034
	2/13/23	2/23/23							7,773			449,979
	2/13/23	2/23/23								18,086	$57.89	449,980
Andrew Schiesl			48,750	390,000	780,000
	2/13/23	2/23/23				4,966	9,932	19,864				750,065
	2/13/23	2/23/23							4,966			287,482
	2/13/23	2/23/23								11,555	$57.89	287,488
Michael Weatherred			43,125	345,000	690,000
	2/13/23	2/23/23				4,318	8,637	17,274				652,266
	2/13/23	2/23/23							4,318			249,969
	2/13/23	2/23/23								10,048	$57.89	249,994
Gary Gillespie			39,844	318,750	637,500
	2/13/23	2/23/23				3,886	7,773	15,546				587,017
	2/13/23	2/23/23							3,886			224,961
	2/13/23	2/23/23								9,043	$57.89	224,990
Enrique Miñarro Viseras(6)		—	—	—
	2/13/23	2/23/23				9,932	19,865	39,730				1,500,205
	2/13/23	2/23/23							9,932			574,963
	2/13/23	2/23/23								23,110	$57.89	574,977
1.
Reflects the possible payouts of cash incentive compensation under the 2023 MIP. The actual amounts earned are described in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table.”

2.
Reflects performance stock units granted under our 2017 Omnibus Incentive Plan. With respect to awards granted in February 2023, the actual earned award may range from 0% to 200% based on performance over a three-year performance period ending December 31, 2025. Vesting conditions and other key terms of these awards are discussed in more detail above under “Compensation Discussion and Analysis - 2023 Executive Compensation Program in Detail - Long-Term Equity Incentive Awards.”

3.
Reflects RSUs granted under our 2017 Omnibus Incentive Plan. Vesting conditions and other key terms of these awards are discussed in more detail above under “Compensation Discussion and Analysis - 2023 Executive Compensation Program in Detail - Long-Term Equity Incentive Awards.”

4.
Reflects stock options granted under our 2017 Omnibus Incentive Plan. Vesting conditions and other key terms of these awards are discussed in more detail above under “Compensation Discussion and Analysis - 2023 Executive Compensation Program in Detail - Long-Term Equity Incentive Awards.” Mr. Reynal’s grant

Ingersoll Rand.  62  2024 Proxy Statement

of 100,000 stock options represents stock options earned under the 2022 Special Performance Award upon achievement of the Adjusted EPS growth target for fiscal year 2022, but were granted to Mr. Reynal on February 23, 2023 upon the Compensation Committee’s certification of the achievement of such target. Such stock options are not part of his 2023 long-term incentive award.
5.
Represents the grant date fair value of the awards computed in accordance with FASB ASC Topic 718, using the assumptions discussed in Note 16: “Stock-Based Compensation Plans” of the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2023. The stock options have an exercise price per share equal to the closing price of the Company’s common stock as reported on the NYSE on the date of grant.

6.	For Mr. Miñarro Viseras, includes 2023 grants of PSUs, RSUs and stock options, which were forfeited when Mr. Miñarro Viseras left the Company in September 2023.
Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards in 2023
Summary of NEO Offer Letters and Employment Agreements
In general, the Company historically has entered into offer letters with its executive officers in lieu of employment agreements. However, as previously discussed, we entered into an employment agreement with Mr. Reynal in September 2022. We also entered into a new employment agreement with Mr. Miñarro Viseras in April 2023. Descriptions of such employment agreements and offer letters are provided below.
Employment Agreement with Mr. Reynal
Effective September 1, 2022, the Committee approved a new employment agreement with Mr. Reynal. The employment agreement, which supersedes Mr. Reynal’s prior offer letter with the Company (the “Prior Agreement”), provides for an initial term of five years (with automatic one-year renewals), an annual base salary of $1,100,000 (which is an increase of $100,000 from his annual base salary in 2021), an annual target bonus of 150% of annual base salary (which target bonus remains unchanged from the Prior Agreement) and eligibility for the performance-conditioned stock option grants described above under “Executive Summary - Performance-Based Leadership Equity Incentive Award & New CEO Employment Agreement.”
Under the Employment Agreement, Mr. Reynal’s severance entitlements for a termination by the Company without “Cause” or his resignation for “Good Reason” (each as defined in the Employment Agreement) remain unchanged from the Prior Agreement and are discussed below under “Potential Payments to Named Executive Officers upon Termination of Employment or Change in Control.” The Employment Agreement also provides that Mr. Reynal may make personal use of the aircraft leased by the Company for an amount of time that does not result in the Company incurring more than $200,000 in aggregate incremental costs per year.
In addition, in exchange for entering into the Employment Agreement and receiving the Performance-Based Award, the post-termination non-competition, non-solicitation of clients and non-solicitation of employees covenants increased from 12 months under the Prior Agreement to 24 months.
Employment Agreements with Mr. Miñarro Viseras
The employment agreement the Company entered into with Mr. Miñarro Viseras on October 22, 2018 (the “Miñarro Viseras Employment Agreement”) provided that Mr. Miñarro Viseras was entitled to receive a base salary of €330,000, was eligible to participate in the annual MIP with an award opportunity of up to 45% of his base salary, and was eligible to participate in our Management Equity Program. In addition, under the Miñarro Viseras Employment Agreement, in 2022, Mr. Miñarro Viseras was entitled to use of a company car and was also covered under the standard group accident insurance of the Company.
On April 10, 2023, we entered into the New Miñarro Viseras Employment Agreement, effective April 3, 2023, in connection with the appointment of Mr. Miñarro Viseras to the position of senior vice president and general manager, Global Precision and Science Technologies. Pursuant to the New Miñarro Viseras Employment Agreement, Mr. Miñarro Viseras received a base salary of $540,000 and continued entitlement to use of a company car. Under the New Miñarro Viseras Employment Agreement, we were required to provide Mr. Miñarro Viseras with six months’ notice in the event of his termination, and we had the option to place him on garden leave during all or part of his notice period immediately until the date of termination provided we continued to pay him his full pay and benefits during such notice period. The New Miñarro Viseras Employment Agreement subjects Mr. Miñarro Viseras to non-competition, non-solicitation of clients and non-solicitation of employees covenants that apply during his employment, notice period, as well as for six months following termination of employment (or the start of garden leave, if sooner). Mr. Miñarro Viseras is entitled to continue to receive his base salary during the six-month post-termination restriction period as consideration for such covenants, which amount must be repaid by him if he violates the restrictive covenants. The New Miñarro Viseras Employment Agreement otherwise has terms that are materially consistent with his prior employment agreement.
Ingersoll Rand.  63  2024 Proxy Statement

Offer Letter with Mr. Schiesl
The Company entered into an offer letter with Mr. Schiesl, dated November 25, 2013 (the “Schiesl Offer Letter”). The Schiesl Offer Letter provides that Mr. Schiesl is entitled to receive a base salary of $450,000 and is eligible to participate in the annual MIP with a target award opportunity of 75% of his base salary.
Mr. Schiesl is also eligible to participate in the Company’s 401(k), Supplemental Contribution, medical, dental, life insurance and disability plans, along with a comprehensive wellness program.
The Schiesl Offer Letter also contains severance arrangements, which are discussed below under “Potential Payments to Named Executive Officers upon Termination of Employment or Change in Control.”
Offer Letter with Mr. Weatherred
The Company entered into an offer letter with Mr. Weatherred, dated April 30, 2018 (the “Weatherred Offer Letter”), in connection with his appointment as Vice President, Gardner Denver Operating System. The Weatherred Offer Letter provides that Mr. Weatherred is entitled to receive an annual base salary of $345,000, and to participate in the Company’s Management Incentive Plan with an annual target award opportunity of 50% of his annual base salary. Mr. Weatherred was eligible to participate in the Company’s long-term incentive plan with a target annual equity grant opportunity equal to $275,000.
The Weatherred Offer Letter also contains severance arrangements, which are discussed below under “Potential Payments to Named Executive Officers upon Termination of Employment or Change in Control.”
Outstanding Equity Awards at 2023 Fiscal Year End
		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Options (#) Exercisable(1)	Number of Securities Underlying Options (#) Unexercisable(2)	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock That Have Not Vested (#)(3)	Market Value of Shares That Have Not Vested ($)(4)	Equity Incentive Plan Awards: Number of Unearned Units That Have Not Vested (#)	Market Value of Shares of Stock That Have Not Vested ($)(4)
Vicente Reynal	5/24/15	438,486	—	10.61	5/24/25
	5/24/15	258,488	—	10.61	5/24/25
	5/10/16	292,702	—	10.61	5/10/26
	5/10/16	292,701	—	10.61	5/10/26
	2/22/18	142,349		32.06	2/22/28
	2/21/19	220,142		27.05	2/21/29
	3/6/20	128,188	42,730	27.79	3/6/30	15,069	1,165,436
	2/23/21	46,553	46,554	45.58	2/23/31	18,374	1,421,045	146,994(5)	11,368,516
	2/22/22	20,636	61,911	53.09	2/22/32	24,722	1,911,999	131,850(6)	10,197,279
	9/1/22							250,000(7)	19,335,000
	9/1/22							250,000(7)	19,335,000
	9/1/22							250,000(7)	19,335,000
	9/1/22							250,000(8)	19,335,000
	2/23/23	—	70,337	57.89	2/23/33	30,229	2,337,911	120,918(9)	9,351,798
	2/23/23	—	100,000(10)	57.89	2/23/33
Ingersoll Rand.  64  2024 Proxy Statement

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Options (#) Exercisable(1)	Number of Securities Underlying Options (#) Unexercisable(2)	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock That Have Not Vested (#)(3)	Market Value of Shares That Have Not Vested ($)(4)	Equity Incentive Plan Awards: Number of Unearned Units That Have Not Vested (#)	Market Value of Shares of Stock That Have Not Vested ($)(4)
Vikram Kini	3/19/14	—	—	8.16	3/19/24
	12/9/16	7,066	—	11.43	12/9/26
	12/9/16	7,066	—	11.43	12/9/26
	2/22/18	14,235	—	32.06	2/22/28
	2/21/19	20,243	—	27.05	2/21/29
	3/6/20	7,653	2,551	27.79	3/6/30	900	69,606
	6/30/20	9,990	3,331	28.12	6/30/30	1,334	103,172
	2/23/21	7,643	7,643	45.58	2/23/31	3,017	233,335	24,132(5)	1,866,369
	2/22/22	4,127	12,382	53.09	2/22/32	4,944	382,369	26,370(6)	2,039,456
	2/23/23	—	18,086	57.89	2/23/33	7,773	601,164	31,092(9)	2,404,655
Andrew Schiesl	2/22/18	24,021	―	32.06	2/22/28
	2/21/19	36,690	―	27.05	2/21/29
	3/6/20	18,175	6,059	27.79	3/6/30	2,137	165,276
	2/23/21	6,600	6,601	45.58	2/23/31	2,605	201,471	20,842(5)	1,611,920
	2/22/22	3,242	9,729	53.09	2/22/32	3,885	300,466	20,718(6)	1,602,330
	2/23/23	―	11,555	57.89	2/23/33	4,966	384,070	19,864(9)	1,536,282
Michael Weatherred	5/14/18	9,800	―	33.46	5/14/28
	2/21/19	17,713	―	27.05	2/21/29
	3/6/20	13,392	4,465	27.79	3/6/30	1,575	121,811
	2/23/21	4,863	4,864	45.58	2/23/31	1,920	148,493	15,356(5)	1,187,633
	2/22/22	2,505	7,518	53.09	2/22/32	3,002	232,175	16,010(6)	1,238,213
	2/23/23	―	10,048	57.89	2/23/33	4,318	333,954	17,274(9)	1,335,971
Gary Gillespie	2/22/18	16,014	―	32.06	2/22/28
	2/21/19	24,038	―	27.05	2/21/29
	3/6/20	9,566	3,189	27.79	3/6/30	1,125	87,008
	2/23/21	4,863	4,864	45.58	2/23/31	1,920	148,493	15,356(5)	1,187,633
	2/22/22	2,505	7,518	53.09	2/22/32	3,002	232,175	16,010(6)	1,238,213
	2/23/23	―	9,043	57.89	2/23/33	3,886	300,543	15,546(9)	1,202,328
1.	Reflects vested and exercisable Time Options and Performance Options granted pursuant to our 2013 Stock Incentive Plan and 2017 Omnibus Incentive Plan.
2.
Reflects unvested stock options granted prior to our initial public offering pursuant to our 2013 Stock Incentive Plan and unvested stock options granted from 2018 through 2020 pursuant to our 2017 Omnibus Incentive Plan. Stock options granted to our NEOs on February 22, 2018 vest in equal installments on the second, third, fourth, and fifth anniversaries of the grant date with the exception of Michael Weatherred's 2018 grant which vests similar to all other unvested stock options granted to our NEOs vest in equal installments on each of the first four anniversaries of the grant date.

Ingersoll Rand.  65  2024 Proxy Statement

3.
Reflects unvested RSUs and PSUs granted pursuant to our 2017 Omnibus Incentive Plan. RSUs granted to our NEOs on February 22, 2018 vest in equal installments on the second, third, fourth, and fifth anniversaries of the grant date. All other RSUs granted to our NEOs vest in equal installments on the first four anniversaries of the grant date.

4.	Values determined based on the December 29, 2023 closing price of the Company's common stock on the NYSE of $77.34.
5.
Represents the total number of PSUs earned under the 2021-2023 Performance Plan for the three-year performance period beginning on January 1, 2021 and ending on December 31, 2023, which vested on February 13, 2024.

6.
Reflects PSUs that will vest, if at all, based on the Company’s achievement of the Relative TSR performance measure over the performance period beginning on January 1, 2022 and ending on December 31, 2024. As of December 31, 2023, the achievement level with respect to Relative TSR was between target and maximum. Accordingly, the number of PSUs reported in the table reflects the amount that would be earned for maximum performance. The actual number of shares that will vest with respect to the PSUs is not yet determinable.

7.
Reflects PSUs that will vest, if at all, based on the Company’s achievement of certain adjusted EPS growth goals over the performance period beginning on January 1, 2022 and ending on December 31, 2026. The number of PSUs reported in the table reflects the amount that would be earned for target performance. The actual number of shares that will vest with respect to the PSUs is not yet determinable.

8.
Reflects PSUs that will vest, if at all, based on the Company’s achievement of an $81.85 60-day volume-weighted average closing price of the common stock over the performance period beginning on September 1, 2022 and ending on September 1, 2027. These PSUs were granted to Mr. Reynal as part of the one-time Performance-Based Award that vest only upon meeting certain performance criteria and Mr. Reynal remaining with the Company long-term. As described more fully in “Executive Summary - Performance-Based Leadership Equity Incentive Award & New CEO Employment Agreement,” the Performance-Based-Award is a one-time extraordinary award for Mr. Reynal designed by the Compensation Committee to (i) drive the creation of long-term stockholder value, (ii) further strengthen the alignment of Mr. Reynal’s interests with those of long-term stockholders, and (iii) encourage the retention of Mr. Reynal for the five to ten years from grant date. The share price performance goal was achieved on March 6, 2024, but the PSUs will not vest until September 1, 2027, generally subject to Mr. Reynal’s continued employment through such date, and as such, provide a significant retention incentive. See “Treatment of Outstanding Equity Awards in the Event of Termination of Employment or Change in Control” below for information regarding the treatment of the PSUs upon Mr. Reynal’s death, disability or Qualifying Termination.

9.
Reflects PSUs that will vest, if at all, based on the Company’s achievement of the Relative TSR performance measure over the performance period beginning on January 1, 2023 and ending on December 31, 2025. As of December 31, 2023, the achievement level with respect to Relative TSR was between threshold and target. Accordingly, the number of PSUs reported in the table reflects the amount that would be earned for target performance. The actual number of shares that will vest with respect to the PSUs is not yet determinable.

10.
For fiscal year 2022, the Company achieved adjusted EPS (as defined in the Performance-Based Award) growth of more than 12% over such adjusted EPS in 2021. As a result, in February 2023, the Compensation Committee certified that the first tranche of the CEO’s performance-conditioned stock options had been earned, and on February 23, 2023, Mr. Reynal was awarded stock options to purchase 100,000 shares. These stock options cliff-vest on February 23, 2028.

Option Exercises and Stock Vested in 2023
The following table provides information regarding Options exercises and RSUs vested during fiscal 2023 for our NEOs.
Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Vicente Reynal	—	—	309,285	17,780,427
Vikram Kini	169,153	10,364,607	44,525	2,568,326
Andrew Schiesl	—	—	44,900	2,580,676
Michael Weatherred	—	—	30,340	1,744,788
Gary Gillespie	54,975	2,913,104	25,026	1,438,025
Enrique Minarro Viseras	177,342	8,085,198	45,385	2,609,955
1.
Value realized on exercise is based on the gain, if any, equal to the difference between the fair market value of the stock acquired upon exercise on the exercise date less the exercise price, multiplied by the number of options exercised.

2.
The value realized on vesting is based on the closing price of our common stock on the NYSE on the vesting date. If vesting occurs on a day on which the NYSE is closed, the value realized on vesting is based on the closing price on the last trading day prior to the vesting date.

Pension Benefits – Fiscal 2023
During 2023, no NEOs participated in either a tax-qualified or non-qualified defined benefit plan sponsored by the Company.
Ingersoll Rand.  66  2024 Proxy Statement

Non-Qualified Deferred Compensation – Fiscal 2023
Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(4)
Vicente Reynal	67,980	67,980	(626,434)	—	4,096,313
Vikram Kini	355,625	48,062	(290,027)	—	2,006,126
Andrew Schiesl	77,700	39,986	(125,032)	—	933,905
Michael Weatherred	—	32,734	(58,500)	—	224,048
Gary Gillespie	75,105	32,685	(335,749)	—	2,030,307
Enrique Miñarro Viseras	—	—	—	—	—
1.	The amounts in this column are reported as compensation for fiscal 2023 in the “Base Salary” and “Non-Equity Incentive Plan Compensation” columns of the Summary Compensation Table.
2.
Represents the amount of the matching contribution made by us in accordance with our Supplemental Contribution Plan. Matching contributions are reported for the year in which the compensation against which the applicable deferral election is applied has been earned (regardless of whether such matching contribution is actually credited to the NEO’s non-qualified deferred compensation account in that year or the following year). The amounts in this column are reported as compensation for fiscal 2023 in the “All Other Compensation” column of the Summary Compensation Table.

3.	Amounts in this column are not reported as compensation for fiscal 2023 in the Summary Compensation Table since they do not reflect above-market or preferential earnings.
4.
The amounts reported in this column include the following aggregate amounts for each of the following NEOs reported as compensation to such named executive officers for previous years in the “Base Salary,” “Non-Equity Incentive Plan Compensation” and “All Other Compensation” columns of the Summary Compensation Table: Mr. Reynal, $841,500 in fiscal 2016, $1,049,316 in fiscal 2017, $573,416 in fiscal 2018, $83,485 in fiscal 2019, $361,310 in fiscal 2020, $187,612 in fiscal 2021, and $129,000 in fiscal 2022; Mr. Kini, $207,607 in fiscal 2020, $286,810 in fiscal 2021, and $275,434 in fiscal 2022; Mr. Schiesl, $65,536 in 2016, $114,162 in fiscal 2017, $50,766 in fiscal 2018, $46,000 in fiscal 2019, $98,998 in fiscal 2020, $103,562 in fiscal 2021, and $136,200 in fiscal 2022; and Mr. Weatherred, $20,994 in fiscal 2019, $65,422 in fiscal 2020, $11,916 in fiscal 2021 and $59,786 in fiscal 2022.

Non-qualified Deferred Compensation Plan
In addition to the 401(k) plan, U.S. employees with a salary band 8 or higher (generally senior director and above) are eligible to participate in the Supplemental Contribution Plan. The participant selects the deferral percentage for the Supplemental Contribution Plan at the time of initial enrollment in the Supplemental Contribution Plan or once per year in December for the following year. In December of each year, a participant may make a separate election to defer from the annual MIP award earned the following year and payable in the year thereafter. The Company matches each participant’s contributions to the Supplemental Contribution Plan with Company matching contributions. The Company match consists of $1 for each $1 the participant defers under the Supplemental Contribution Plan of compensation not eligible to be matched in the 401(k) plan, but is eligible to be contributed to the Supplemental Contribution Plan, up to the first 6% of such compensation. The Company match is credited to the Supplemental Contribution Plan in the form of cash.
With respect to employee and Company matching contributions made to the Supplemental Contribution Plan on and after January 1, 2021, participants may elect to receive distributions related to each calendar year in a lump sum or 5-, 10-, or 15-year installments payable (i) when the participant separates from service with the Company or (ii) on a specific in-service date designated by the participant. For amounts deferred between January 1, 2019 and December 31, 2020, participants may elect to receive distributions in a lump sum or 5-, or 10-year installments payable (i) when the participant separates from service with the Company or (ii) on a specific in-service date designated by the participant. A participant makes these distribution elections for the specific year’s contributions at the time the participant makes the salary and MIP deferral elections in December for the following year. For amounts deferred before January 1, 2019, participants in the Supplemental Contribution Plan may elect to receive distributions of their plan account in either a lump sum or 5- or 10-year installments payable when the participant separates from service with the Company, subject to the terms and conditions of the Supplemental Contribution Plan. Loans are not permitted under the Supplemental Contribution Plan.
The investment options available to participants, including the NEOs, under the Supplemental Contribution Plan are similar to those offered to all of the participants in the 401(k) plan. Because some specific investment options available under the 401(k) plan are not available under the Supplemental Contribution Plan, the Company has made similar investment options available to the Supplemental Contribution Plan participants. Our stock is not a permitted investment option under the Supplemental Contribution Plan.
Ingersoll Rand.  67  2024 Proxy Statement

Potential Payments to Named Executive Officers upon Termination of Employment or
Change in Control
The following table describes the potential payments and benefits that would have been payable to our NEOs under existing plans and arrangements assuming: (i) a change in control, (ii) a termination without Cause (or, with respect to Mr. Reynal, where applicable, a termination for Good Reason) (a ‘‘qualifying termination”) absent a change in control, (iii) a qualifying termination following a change in control and (iv) a termination due to death or disability (also assuming, in each case, that such termination event or change in control occurred on December 29, 2023). A description of the provisions governing such payments under our agreements and any material conditions or obligations applicable to the receipt of payments is described below under “Severance Arrangements and Restrictive Covenants.”
The amounts shown in the table do not include payments and benefits to the extent they are provided generally to all salaried employees upon termination of employment and do not discriminate in scope, terms or operation in favor of the NEOs. These include accrued but unpaid salary and distributions of plan balances under our 401(k) savings plan.
Name	Cash Severance Payment ($)(1)	Continuation of Group Health Coverage ($)(2)	Accrued but Unused Vacation ($)(3)	Value of Stock Awards and Stock Option Acceleration ($)(4)	Total ($)
Vicente Reynal
Qualifying Termination	1,144,000	19,442	—	6,796,781(5)	7,960,223
Change in Control (“CIC”)	—	—	—	90,102,778(6)	90,102,778
Qualifying Termination and CIC	1,144,000	19,442	—	122,739,393(7)	123,902,834
Death/Disability	—	—	—	71,987,225(8)	71,987,225
Vikram Kini
Qualifying Termination	625,000	7,328	—	1,166,856(5)	1,799,184
Change in Control (“CIC”)	—	—	—	6,157,501(6)	6,157,501
Qualifying Termination and CIC	625,000	7,328	—	8,732,278(7)	9,364,606
Death/Disability	—	—	—	2,333,511(8)	2,333,511
Andrew Schiesl
Qualifying Termination	520,000	19,202	—	1,001,952(5)	1,541,154
Change in Control (“CIC”)	—	—	—	4,630,346(6)	4,630,346
Qualifying Termination and CIC	520,000	19,202	—	6,652,173(7)	7,191,374
Death/Disability	—	—	—	2,003,850(8)	2,003,850
Michael Weatherred
Qualifying Termination	460,000	13,201	—	765,034(5)	1,238,235
Change in Control (“CIC”)	—	—	—	3,668,932(6)	3,668,932
Qualifying Termination and CIC	460,000	13,201	—	5,258,831(7)	5,732,032
Death/Disability	—	—	—	1,529,861(8)	1,529,861
Gary Gillespie
Qualifying Termination	425,000	13,981	—	653,751(5)	1,092,732
Change in Control (“CIC”)	—	—	—	3,535,289(6)	3,535,289
Qualifying Termination and CIC	425,000	13,981	—	4,974,200(7)	5,413,181
Death/Disability	—	—	—	1,307,262(8)	1,307,262
1.	Cash severance payment includes continued payment in substantially equal monthly installments over a 12-month period of the executive’s annual base salary.
2.
Reflects the cost of providing continued group health coverage (on the same basis as actively employed employees of the Company), subject to the executive’s electing to receive benefits under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”), for a period of 12 months, assuming 2023 rates.

Ingersoll Rand.  68  2024 Proxy Statement

3.	Amounts reported in this column reflect zero accrued but unused vacation days for each of our NEOs.
4.
Amounts reported in this column have been determined based on the December 29, 2023 closing price of the Company's common stock on the NYSE of $77.34. See “Treatment of Outstanding Equity Awards in the Event of Termination of Employment or Change in Control” below for a detailed summary of the treatment of the equity awards held by our NEOs in the event of termination of employment or change in control.

5.
With respect to the annual equity awards held by our NEOs, reflects the vesting of the outstanding RSUs and options that would have vested on the first vesting date otherwise scheduled to occur immediately following the date of termination, assuming a termination without Cause or Approved Retirement on December 29, 2023. For Mr. Reynal, also reflects the vesting of 100% of the Adjusted EPS PSUs based on the achievement of the Company’s Adjusted EPS for the last four complete fiscal quarters during the EPS Performance Period prior to the date of termination prorated based on the number of days Mr. Reynal was employed during the EPS Performance Period, in each case, assuming a termination of employment due to death or Disability on December 29, 2023. No amount has been reported for the TSR PSUs because the TSR Target Price had not been achieved as of December 29, 2023.

6.
With respect to the annual equity awards held by our NEOs, reflects the vesting of PSUs upon the consummation of a Change in Control on December 29, 2023, assuming that the last day of the Performance Period was the date of the Change in Control and the Company’s stock price at the end of the Performance Period was $77.34, the December 29, 2023 closing price of the Company's common stock on the NYSE. For Mr. Reynal, also reflects the vesting of 100% of the Adjusted EPS PSUs upon the consummation of a Change in Control on December 29, 2023 based on the achievement of the Company’s Adjusted EPS for the last four complete fiscal quarters during the EPS Performance Period prior to such date and the vesting of 100% of Mr. Reynal’s outstanding performance-conditioned stock options, assuming that such stock options are not assumed in connection with the Change in Control. No amount has been reported for the TSR PSUs because the TSR Target Price had not been achieved as of December 29, 2023.

7.
With respect to the annual equity awards held by our NEOs, reflects the vesting of 100% of the outstanding RSUs and options upon a termination without Cause and the consummation of a Change in Control on December 29, 2023 and the vesting of PSUs upon the consummation of a Change in Control on December 29, 2023, assuming that the last day of the Performance Period was the date of the Change in Control and the Company’s stock price at the end of the Performance Period was $77.34, the December 29, 2023 closing price of the Company's common stock on the NYSE. For Mr. Reynal, also reflects the vesting of 100% of the Adjusted EPS PSUs, 100% of the TSR PSUs and 100% of the outstanding performance-conditioned stock options upon a termination without Cause and the consummation of a Change in Control on December 29, 2023.

8.
With respect to the annual equity awards held by our NEOs, reflects the vesting of the outstanding RSUs and options that would have vested on the first and second vesting date otherwise scheduled to occur immediately following the date of termination, assuming a termination of employment due to death or Disability on December 29, 2023. For Mr. Reynal, also reflects the vesting of 100% of the Adjusted EPS PSUs based on the achievement of the Company’s Adjusted EPS for the last four complete fiscal quarters during the EPS Performance Period prior to the date of termination and the vesting of 20% of Mr. Reynal’s outstanding performance-conditioned stock options, in each case, assuming a termination of employment due to death or Disability on December 29, 2023. No amount has been reported for the TSR PSUs because the TSR Target Price had not been achieved as of December 29, 2023.

Severance Arrangements and Restrictive Covenants
Under the terms of Mr. Reynal’s employment agreement, Messrs. Schiesl’s and Weatherred’s offer letters, and the severance terms applicable to Mr. Kini, if the Company terminates their employment without “cause” or any of them terminates their employment for “good reason” (as such terms are defined in the applicable employment agreement or severance terms), subject to certain conditions and on-going commitments, they will be entitled to receive:
•	Continued payment over a 12-month period (the “Severance Period”) of their then-current annual base salary, payable in substantially equal monthly installments over the Severance Period; and
•
Continued group health coverage (on the same basis as actively employed employees of the Company), subject to the NEO’s electing to receive benefits under COBRA, for 12 months following the date his employment terminates (or, if earlier, through the date the NEO becomes employed by another employer and eligible for health insurance coverage at such employer).

In addition to the payments described above, each of our NEOs is entitled to receive a distribution of all vested amounts under our Supplemental Contribution Plan. See “—Non-Qualified Deferred Compensation Fiscal 2023.”
Treatment of Outstanding Equity Awards in the Event of Termination of Employment or Change in Control
The outstanding RSU and option awards we have granted to our NEOs provide for accelerated vesting in the event of certain qualifying terminations of employment as described below and/or, in certain circumstances described below, in connection with a change in control.
Annual Equity Awards
Effect of Qualifying Termination on Vesting of PSUs, RSUs, and Options. In the event of an NEO’s termination without Cause (as defined below) or Approved Retirement (as defined below), such NEO’s outstanding RSUs and options that would have vested on the first vesting date otherwise scheduled to occur immediately following the date of such termination without Cause or Approved Retirement will vest as of the date of such termination without Cause or Approved Retirement, as applicable. In the event of an NEO’s death or Disability (as defined in the 2017 Omnibus Incentive Plan), such NEO’s outstanding RSUs and options that would
Ingersoll Rand.  69  2024 Proxy Statement

have vested on the first and second vesting date otherwise scheduled to occur immediately following the date of such death or Disability shall vest as of the date of death or Disability. Notwithstanding the foregoing, if the Company receives a legal opinion that there has been a legal judgment and/or legal development in the NEO’s jurisdiction that would likely result in the favorable treatment that applies to the RSUs and options if the NEO’s termination occurs as a result of NEO’s Approved Retirement being deemed unlawful and/or discriminatory, the Company may determine that the NEO’s Retirement (as defined below) is no longer an Approved Retirement.
In the event of an NEO’s termination without Cause, Approved Retirement or death or Disability occurring after the expiration of the Performance Period and before the vesting date, the PSUs that would have vested on the vesting date will vest on the vesting date.
Effect of a Change in Control on Vesting of PSUs, RSUs, and Options. In the event of an NEO’s termination without Cause during the two-year period following a Change in Control (as defined in our 2017 Omnibus Incentive Plan), all of such NEO’s outstanding RSUs and options will immediately vest as of the date of such termination without Cause.
With respect to the PSUs, if a Change in Control occurs during the Performance Period, then the calculation of the number of PSUs that will vest is conducted as though (i) the last day of the Performance Period was the date of the Change in Control and (ii) the Company’s stock price at the end of the Performance Period was the price per share of the Company’s common stock payable in connection with such Change in Control. The number of PSUs resulting from such calculation will be the number that will vest upon the consummation of such Change in Control.
For purposes of the foregoing: “Approved Retirement,” “Cause,” “Detrimental Activity,” and “Retirement” have the definitions set forth in the relevant grant agreement or the 2017 Omnibus Incentive Plan, as applicable.
CEO Performance-Based Leadership Equity Incentive Award
Effect of Qualifying Termination or Termination due to Death or Disability on Vesting of the Adjusted EPS PSUs
Vesting of the Adjusted EPS PSUs is subject to Mr. Reynal’s continued employment through December 31, 2026; however, if he is terminated by the Company without Cause or he resigns for Good Reason (each, a “Qualifying Termination” and as defined in his employment agreement) or he dies or becomes permanently disabled, in each case, after the expiration of the EPS Performance Period and before the date on which the Committee certifies the level of performance achieved (the “EPS PSU Vesting Date”), he remains entitled to receive the number of Adjusted EPS PSUs that the Committee certifies has become vested.
If Mr. Reynal dies, becomes permanently disabled or experiences a Qualifying Termination prior to the end of the EPS Performance Period, the calculation to determine the number of Adjusted EPS PSUs, if any, that will become vested will be conducted as though (i) the last day of the EPS Performance Period was the date on which such termination occurs and (ii) the Company’s Adjusted EPS will be the Adjusted EPS for the last four completed fiscal quarters during the EPS Performance Period prior to the date of such termination (or, if there are not four completed fiscal quarters at the time of such termination, then all of the Adjusted EPS PSUs will be forfeited on the date of such termination) and, if the reason for such termination is a Qualifying Termination, the number of Adjusted EPS PSUs that will become vested will be prorated by the number of days Mr. Reynal was employed during the EPS Performance Period.
Effect of a Change in Control on Vesting of the Adjusted EPS PSUs
If a change in control (as defined in the 2017 Omnibus Incentive Plan) occurs following the expiration of the EPS Performance Period but prior to the EPS PSU Vesting Date, then the Adjusted EPS PSUs will vest on the closing of such change in control based on the achievement of Adjusted EPS in accordance with the table above under “Potential Payments to Named Executive Officers upon Termination of Employment or Change in Control” so long as Mr. Reynal has remained in continuous employment with the Company through such change in control.
If a change in control occurs during the EPS Performance Period and the award is not assumed, then the calculation to determine the number of Adjusted EPS PSUs that will become eligible to vest will be conducted as though (i) the last day of the EPS Performance Period was the date of the change in control and (ii) the Company’s Adjusted EPS will be measured based on the last four completed fiscal quarters (or, if there are not four completed fiscal quarters at the time of such change in control, then all of the Adjusted EPS PSUs will be forfeited upon the change in control). The number of Adjusted EPS PSUs, if any, resulting from such
Ingersoll Rand.  70  2024 Proxy Statement

calculation will become vested on the closing of the change in control so long as Mr. Reynal has remained continuously employed through such change in control.
If a change in control occurs prior to the expiration of the EPS Performance Period and the award is assumed by the successor to the Company, and Mr. Reynal is subsequently terminated due to death, permanent disability or a Qualifying Termination following such change in control but prior to the end of the EPS Performance Period, the Adjusted EPS PSUs will become vested in full on the date of such termination.
Effect of Qualifying Termination or Termination due to Death or Disability on Vesting of the TSR PSUs
If the TSR Target Price is achieved prior to the end of the TSR Performance Period and Mr. Reynal is terminated due to his death or permanent disability prior to the expiration of such performance period, then all of the TSR PSUs will vest upon such termination. If the TSR Target Price is achieved prior to the end of the TSR Performance Period and Mr. Reynal experiences a Qualifying Termination prior to the end of the TSR Performance Period, then he will vest pro-rata in a number of TSR PSUs based on the number of days he was employed with the Company during the TSR Performance Period. The TSR Target Price was not achieved until March 6, 2024, so all the TSR PSUs would have been forfeited by Mr. Reynal if his employment had terminated due to one of the above-described events on December 29, 2023.
Effect of a Change in Control on Vesting of the TSR PSUs
If a change in control occurs following the date on which the TSR Target Price is achieved, then all of the TSR PSUs will become fully vested immediately prior to such change in control subject to Mr. Reynal’s continued employment through such change in control.
Subject to Mr. Reynal’s continued employment through such change in control, if a change in control occurs during the TSR Performance Period and prior to the date on which the TSR Target Price is achieved, and the award is not assumed by the successor to the Company, then the TSR Performance Period will end on the date of the change in control and (i) if the sum of (A) the price per share of the Company’s common stock payable in connection with such change in control, plus (B) the cumulative value of any dividends paid during the TSR Performance Period through and including the date of the change in control equals or exceeds the TSR Target Price, the TSR PSUs will vest immediately prior to the closing of such change in control, and (ii) if such sum is less than the TSR Target Price, all of the TSR PSUs will automatically be forfeited immediately prior to the closing of such change in control. If a change in control had occurred on December 29, 2023 and the TSR PSUs were not assumed by the successor to the Company, no vesting of the TSR PSUs would have occurred based on the application of the above-described formula.
If a change in control occurs prior to the date on which the TSR Target Price is achieved and the TSR PSUs are assumed by the successor to the Company and Mr. Reynal is terminated due to death, permanent disability or a Qualifying Termination following such change in control but prior to the end of the TSR Performance Period, the TSR PSUs will become fully vested on the date of such termination.
Effect of Qualifying Termination on Vesting of the Performance-Conditioned Stock Option Grants
If Mr. Reynal experiences a Qualifying Termination or he dies or becomes permanently disabled, the number of shares subject to the stock options that will become vested on the date of such termination will be determined as if the stock options had instead vested 20% per year over five years from the date of grant and, solely in the event of a termination due to his death or permanent disability, Mr. Reynal will become immediately vested in an additional 20% of the stock options.
Effect of a Change in Control on Vesting of the Performance-Conditioned Stock Option Grants
If a change in control occurs and the stock options are not assumed, then the stock options will become vested in full immediately prior to the change in control.
If the stock options are assumed by the successor to the Company, and Mr. Reynal is subsequently terminated due to death, disability or a Qualifying Termination, the stock options will become fully vested on the date of such termination.
Ingersoll Rand.  71  2024 Proxy Statement

DIRECTOR COMPENSATION IN FISCAL 2023
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Kirk E. Arnold	75,000	190,000	265,000
William P. Donnelly	75,000	235,000	310,000
Gary D. Forsee	75,000	185,000	260,000
Jennifer Hartsock	75,000	185,000	260,000
John Humphrey	75,000	200,000	275,000
Marc E. Jones	75,000	190,000	265,000
Vicente Reynal	—	—	—
Julie A. Schertell	18,750	43,750	62,500
JoAnna L. Sohovich	18,750	46,250	65,000
Mark P. Stevenson	75,000	175,000	250,000
Michael Stubblefield(2)	37,500	185,000	222,500
Tony L. White	75,000	175,000	250,000
1.
Represents the aggregate grant date fair value of stock awards granted during 2023 computed in accordance with FASB ASC Topic 718. The aggregate number of RSUs outstanding as of December 31, 2023 for each director was as follows: Ms. Arnold: 3,282; Mr. Donnelly: 4,059; Mr. Forsee: 3,195; Ms. Hartsock: 3,195; Mr. Humphrey: 3,454; Mr. Jones: 3,282; Mr. Stevenson: 3,022; Ms. Schertell: 663; Ms. Sohovich: 700 and Mr. White: 3,022. The RSUs of Mses. Arnold and Hartsock and Messrs. Donnelly, Forsee, Humphrey, Jones, Stevenson, and White vested in full on February 23, 2024. The 663 RSUs and 700 RSUs granted to Mss. Schertell and Sohovich, respectively, in connection with their appointments to the Board of Directors on October 2, 2023, are scheduled to vest in full on November 7, 2024.

2.	Mr. Stubblefield resigned from our Board of Directors effective August 6, 2023, and in connection with his departure his 3,195 RSUs granted on February 23, 2023 forfeited.
Description of Director Compensation
The Board made no changes to its director compensation program in 2023, which consists of the following components for our non-employee directors:
•	Annual cash retainer of $75,000, payable quarterly in arrears and prorated for any partial year of service;
•	Annual equity award having a fair market value of $175,000, payable in RSUs, which vests on the anniversary of the grant date;
•
Additional annual equity award having a fair market value of $25,000, payable in RSUs, which vests on the anniversary of the grant date, for serving as the chairperson of our Audit Committee and an additional annual equity award having a fair market value of $10,000, payable in RSUs, which vests on the anniversary of the grant date, for serving as a member of such committee, prorated, in each case, for any partial year of service;

•
Additional annual equity award having a fair market value of $15,000, payable in RSUs, which vests on the anniversary of the grant date, for serving as the chairperson of our Committee, Nominating and Corporate Governance Committee or our Sustainability Committee, prorated, in each case, for any partial year of service; and

•
Additional annual equity award having a fair market value of $35,000, payable in RSUs, which vests on the anniversary of the grant date, to compensate our Lead Director, if applicable, for the additional time and responsibilities associated with this role.

Ingersoll Rand.  72  2024 Proxy Statement

Our directors are not paid any fees for attending meetings, however, our directors are reimbursed for reasonable travel and related expenses associated with attendance at Board or committee meetings.
We believe that an equity-focused compensation scheme for our directors strengthens the alignment of interests of our directors and stockholders.
Stock Ownership and Retention Policy
Our directors are also subject to the stock ownership guidelines and retention policy described under “Compensation Discussion and Analysis—Other Compensation Practices and Policies that Align Our NEOs to Our Stockholders—Stock Ownership and Retention Policy.”
Compensation Committee Interlocks and Insider Participation
During 2023, each of Messrs. Jones, Stevenson and White and Ms. Arnold and Ms. Hartsock served on our Compensation Committee for at least a portion of the year. None of the current (including Ms. Hartsock), or in the case of Mr. Donnelly, former, members of our Compensation Committee has at any time been one of our executive officers or employees. None of our executive officers currently serves, or has served during the last completed fiscal year, on the compensation committee or board of directors of any other entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.
CEO Pay Ratio
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K (“Item 402(u)”), the Company is providing the following information regarding the relationship of the annual total compensation of Vicente Reynal, our Chief Executive Officer (“CEO”) to the median all of our employees (except Mr. Reynal), calculated in a manner consistent with Item 402(u). For 2023, our last completed fiscal year:
•	The median of the annual total compensation of all of our employees, excluding our CEO, was $55,400.
•	The annual total compensation of our CEO was $15,523,750.
Based on this information, the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all of our employees except our CEO was 280:1.
If the impact of the 100,000 performance-based stock options that were part of the terms of the 2022 CEO’s Performance-Based Award were removed from the calculations:
•	The annual total compensation of the CEO would have been $12,806,750.
•	The ratio of the annual total compensation of our CEO to the median of the annual total compensation of all of our employees except our CEO would have been 231:1.
The median employee identified for calculating the ratio of the CEO’s annualized total compensation to that of all employees remains unchanged from the one disclosed in last year’s proxy statement. We are confident that no significant changes have been made to our employee population or compensation arrangements that would have a significant impact on our pay ratio disclosure.
We determined that, as of December 31, 2023, our employee population consisted of 18,521 individuals, including full time, part time, and temporary employees.
To identify our “median employee” from this employee population, we obtained annual base salary and target annual bonus information as of December 31, 2023 from our internal payroll records for each employee in our employee population. We believe this consistently applied compensation measure reasonably reflects annual compensation across our employee base. Base salary amounts for employees located outside the United States and compensated in currencies other than U.S. dollars were converted to U.S. dollars based on the average annual exchange rate for 2023. We then ranked the resulting annual base salary plus target annual bonus amounts for all of the employees in the employee population other than our CEO to determine our median employee. Once we identified our median employee, we combined all of the elements of such employee’s compensation for 2023 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K for the Summary Compensation Table. With respect to the annual total compensation of our CEO, we used the amount reported in the “Total” column of our Summary Compensation Table set forth above in this Proxy Statement.
Ingersoll Rand.  73  2024 Proxy Statement

Pay vs. Performance (“PvP”) Disclosure
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K (“Item 402(v)”), the Company is providing the following information regarding the relationship between the executive compensation actually paid by the Company and the financial performance of the Company over the applicable time period of the disclosure, calculated in a manner consistent with Item 402(v). Refer to the “Compensation Discussion and Analysis” section of this Proxy Statement for a discussion on how the Committee determines named executive officer pay.
Year	Summary Compensation Table Total for CEO $	Compensation Actually Paid to CEO(a)(b)(c) $	Average Summary Compensation Table Total for Non-CEO NEOs(d) $	Average Compensation Actually Paid to Non-CEO NEOs(a)(b)(d) $	Year-end value of $100 invested on 12/31/2019		Net Income ($mm) $	Adjusted Diluted EPS[1] $
					Company TSR $	S&P 500 IndustriaLs (TR) $
2023	15,523,750	66,810,613	2,832,341	4,490,942	211.53	140.30	779	2.96
2022	54,521,777	51,245,570	2,248,514	1,167,175	142.73	120.91	605	2.36
2021	11,367,565	26,768,202	2,287,667	4,355,177	168.73	130.16	563	2.09
2020	12,373,829	24,423,018	2,627,334	3,169,464	124.21	109.01	(33)	1.28
(a)	Deductions from, and additions to, total compensation in the Summary Compensation Table by year to calculate Compensation Actually Paid include:
	CEO				Average Other NEOs
	2023 $	2022 $	2021 $	2020 $	2023 $	2022 $	2021 $	2020 $
Summary Compensation Table (“SCT”) Total	15,523,750	54,521,777	11,367,565	12,373,829	2,832,341	2,248,514	2,287,667	2,627,334
Adjustments for Pension
Deduct: Change in Pension Value reported in SCT	0	0	0	0	0	0	0	0
Add: Amount added for current year service cost	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a
Add: Amount added for prior service cost impacting current year	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a
Total Adjustments for Pension	0	0	0	0	0	0	0	0
Adjustments for Equity Awards
Deduct: Grant date values in SCT	(10,782,805)	(51,297,935)	(7,454,041)	(8,607,596)	(1,647,674)	(1,240,928)	(1,070,766)	(1,943,350)
Add: Year-end fair value of unvested awards granted in the current year	16,644,546	55,421,266	11,389,717	17,782,559	1,750,701	1,150,403	1,636,124	2,178,885
Add: Year-over-year difference of year-end fair values for unvested awards granted in prior years	42,677,302	(4,849,563)	11,342,130	2,711,819	1,741,390	(643,997)	1,466,034	459,596
Add: Fair values at vest date for awards granted and vested in current year	0	0	0	0	0	0	0	0
Add: Difference in fair values between prior year-end fair values and vest date fair values for awards granted in prior years	2,747,820	(2,549,976)	122,831	162,409	312,802	(346,817)	36,118	(153,000)
Ingersoll Rand.  74  2024 Proxy Statement

	CEO				Average Other NEOs
	2023 $	2022 $	2021 $	2020 $	2023 $	2022 $	2021 $	2020 $
Deduct: Forfeitures during current year equal to prior year-end fair value	0	0	0	0	(498,619)	0	0	0
Add: Dividends or dividend equivalents not otherwise included in total compensation	0	0	0	0	0	0	0	0
Total Adjustments for Equity Awards	51,286,863	(3,276,208)	15,400,636	12,049,190	1,658,601	(1,081,338)	2,067,510	542,130
Compensation Actually Paid	66,810,613	51,245,570	26,768,202	24,423,018	4,490,942	1,167,175	4,355,177	3,169,464
1.
Adjusted Diluted EPS is our “Company-Selected Measure” pursuant to Item 402(v). Amount presented for 2020 represents Supplemental Adjusted Diluted EPS. Adjusted Diluted EPS and Supplemental Adjusted Diluted EPS are non-GAAP metrics. For a reconciliation of Adjusted Diluted EPS to Diluted EPS (2023, 2022 and 2021) and of Supplemental Adjusted Diluted EPS to Diluted EPS (2020), see Annex A to this Proxy Statement.

(b)	The following summarizes the valuation assumptions used for stock option awards included as part of Compensation Actually Paid:
—	Expected life of each stock option is based on the “simplified method” using an average of the remaining vest and remaining term, as of the vest/FYE date.
—	Strike price is based on each grant date closing price and asset price is based on each vest/FYE closing price.
—	Risk free rate is based on the Treasury Constant Maturity rate closest to the remaining expected life as of the vest/FYE date.
—	Historical volatility is based on daily price history for each expected life (years) prior to each vest/FYE date. Closing prices provided by S&P Capital IQ are adjusted for dividends and splits.
—	Represents annual dividend yield on each vest/FYE date.
(c)
CEO Compensation Actually Paid in 2022 would have been $2,943,070 if Mr. Reynal’s special one-time Performance-Based Award was excluded from the calculation. We believe this is an appropriate alternative way to view Compensation Actually Paid in 2022 given the long-term nature of the award with vesting events occurring five to ten years after the grant date. In our view, including all of this long-term compensation as Compensation Actually Paid in a single year does not reflect the long-term nature of the award and overstates the actual compensation paid to Mr. Reynal in 2022.

(d)	For the non-CEO NEOs, the amounts in the table reflect the average Summary Compensation Table total compensation and average Compensation Actually Paid for the following executives by year:
2023: Vikram Kini, Andrew Schiesl, Enrique Minarro-Viseras, Michael Weatherred, Gary Gillespie
2022: Vikram Kini, Andrew Schiesl, Enrique Minarro-Viseras, Michael Weatherred
2021: Vikram Kini, Andrew Schiesl, Enrique Minarro-Viseras, Michael Weatherred
2020: Vikram Kini, Andrew Schiesl, Enrique Minarro-Viseras, Michael Weatherred, Emily Weaver
Relationship Between Compensation Actually Paid and Company Performance
As demonstrated in the table above, the Compensation Actually Paid values for our CEO and non-CEO NEOs are directionally aligned with our performance. The data demonstrates consistent year-over-year improvement for each of the financial performance measures displayed in the table (Net Income and Adjusted EPS) and for Company TSR (with the exception of Company TSR in 2022). In years where stock price has appreciated, Compensation Actually Paid exceeds the values reported in the Summary Compensation Table, whereas in the one reported year of stock price depreciation, Compensation Actually Paid is lower than the amounts reported in the Summary Compensation Table. The correlation would be even stronger if Mr. Reynal’s special one-time Performance-Based Award was not included in the Compensation Actually Paid calculation for 2022. For a discussion of the special circumstances of this award, see “Additional Disclosure on the Committee’s Rationale for 2022 Grants of Performance Stock Units and Performance Stock Options to Vicente Reynal” and “CEO Performance-Based Leadership Equity Incentive Award.” Over time, we expect that continued strong financial performance will positively influence Company TSR and increase Compensation Actually Paid, re-enforcing our commitment to pay-for-performance. As one of the key tenets of our compensation philosophy is to deliver the majority of compensation in long-term pay, each of our NEOs’ total pay packages are comprised primarily of equity awards; accordingly, we expect that the Compensation Actually Paid figures will generally move in tandem with Company TSR.
Additionally, in each of the years disclosed in the table, Company TSR directionally tracked the S&P 500 Industrials Total Return and outpaced the S&P 500 Industrials’ return over the same measurement period.
Ingersoll Rand.  75  2024 Proxy Statement

Tabular List of Financial Performance Measures Linked to Compensation Actually Paid
The following financial performance measures represent, in the Company’s view, the most important financial measures used to link Compensation Actually Paid to the NEOs in 2023 to Company performance:
Adjusted Diluted EPS
Free Cash Flow
Relative TSR vs. S&P 500 Industrials
Ingersoll Rand.  76  2024 Proxy Statement

Ownership of Securities
The following table and accompanying footnotes set forth information regarding the beneficial ownership of our common stock as of April 18, 2024 by: (1) each person known to us to beneficially own more than 5% of our common stock, (2) each of the named executive officers, (3) each of our directors and (4) all of our directors and current executive officers as a group.
As of April 18, 2024, there were 403,534,346 shares of our common stock outstanding. Beneficial ownership is determined in accordance with the rules of the SEC and includes common stock of which that person has the right to acquire beneficial ownership within 60 days of April 18, 2024.
Name of beneficial owner	Amount and Nature of Beneficial Ownership	Percent of Common Stock Outstanding
Beneficial Owners of More than 5%
The Vanguard Group(1)	45,383,585	11.25%
T. Rowe Price Investment Management, Inc.(2)	33,555,818	8.32%
T. Rowe Price Associates, Inc.(3)	23,179,763	5.74%
BlackRock, Inc.(4)	36,630,028	9.08%
Directors and Named Executive Officers:
Vicente Reynal(5)(6)	2,050,142	*
Gary Gillespie	125,034	*
Vikram Kini(5)	159,441	*
Enrique Miñarro Viseras(5)	30,878	*
Andrew Schiesl(5)	120,743	*
Michael A. Weatherred(5)	105,785	*
Kirk E. Arnold	17,823	*
William P. Donnelly(5)	110,683	*
Gary D. Forsee	41,096	*
Jennifer Hartsock	3,195	*
John Humphrey	25,877	*
Marc E. Jones	21,617	*
Mark P. Stevenson	7,268	*
Julie A. Schertell	—	—
JoAnna L. Sohovich	58	*
Tony L. White	40,256	*
All directors and executive officers as a group (18 persons(5))	2,755,344	*
*	Less than 1 percent
1.
Beneficial ownership information is based on information contained in the Schedule 13G/A filed on February 13, 2024 on behalf of The Vanguard Group. According to the schedule, included in the shares of our common stock listed above as beneficially owned by The Vanguard Group are 0 shares over which The Vanguard Group has sole voting power, 503,163 shares over which The Vanguard Group has shared voting power, 43,682,229 shares over which The Vanguard Group has

Ingersoll Rand.  77  2024 Proxy Statement

sole dispositive power and 1,701,356 shares over which The Vanguard Group has shared dispositive power. According to the schedule, The Vanguard Group’s clients, including investment companies registered under the Investment Company Act of 1940 and other managed accounts, have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the securities reported therein. No one other person’s interest in the securities reported is more than 5%. The address of the principal business office of The Vanguard Group, Inc. is 100 Vanguard Blvd., Malvern, PA 19355.
2.
Beneficial ownership information is based on information contained in the Schedule 13G/A filed on February 14, 2024 on behalf of T. Rowe Price Investment Management, Inc. (“T. Rowe IM”). According to the schedule, included in the shares of our common stock listed above as beneficially owned by T. Rowe IM, are 11,219,903 shares over which T. Rowe IM has sole voting power, 0 shares over which T. Rowe IM has shared voting power, 33,555,818 shares over which T. Rowe IM has sole dispositive power and 0 shares over which T. Rowe IM has shared dispositive power. According to the schedule, T. Rowe IM does not serve as custodian of the assets of any of its clients; accordingly, in each instance only the client or the client’s custodian or trustee bank has the right to receive dividends paid with respect to, and proceeds from the sale of, such securities. The ultimate power to direct the receipt of dividends paid with respect to, and the proceeds from the sale of, such securities, is vested in the individual and institutional clients which T. Rowe IM serves as investment adviser. Any and all discretionary authority which has been delegated to T. Rowe IM may be revoked in whole or in part at any time. The principal business address of T. Rowe IM is 100 E. Pratt Street, Baltimore, MD 21202.

3.
Beneficial ownership information is based on information contained in the Schedule 13G/A filed on February 14, 2024 on behalf of T. Rowe Price Associates, Inc. (“T. Rowe Associates”). According to the schedule, included in the shares of our common stock listed above as beneficially owned by T. Rowe, are 10,189,845 shares over which T. Rowe Associates has sole voting power, 0 shares over which T. Rowe Associates has shared voting power, 23,179,763 shares over which T. Rowe Associates has sole dispositive power and 0 shares over which T. Rowe Associates has shared dispositive power. According to the schedule, T. Rowe Associates does not serve as custodian of the assets of any of its clients; accordingly, in each instance only the client or the client’s custodian or trustee bank has the right to receive dividends paid with respect to, and proceeds from the sale of, such securities. The ultimate power to direct the receipt of dividends paid with respect to, and the proceeds from the sale of, such securities, is vested in the individual and institutional clients which T. Rowe Associates serves as investment adviser. Any and all discretionary authority which has been delegated to T. Rowe Associates may be revoked in whole or in part at any time. The principal business address of T. Rowe Associates is 100 E. Pratt Street, Baltimore, MD 21202.

4.
Beneficial ownership information is based on information contained in the Schedule 13G/A filed on January 25, 2024 by BlackRock, Inc. in which BlackRock, Inc. reported that it has sole voting power over 33,190,557 shares, shared voting power over 0 shares, sole dispositive power over 36,630,028 shares and shared dispositive power over 0 shares. BlackRock, Inc. indicated the following subsidiaries in the schedule: BlackRock Life Limited, BlackRock Advisors, LLC, Aperio Group, LLC, BlackRock (Netherlands) B.V., BlackRock Institutional Trust Company, National Association, BlackRock Asset Management Ireland Limited, BlackRock Financial Management, Inc., BlackRock Japan Co., Ltd., BlackRock Asset Management Schweiz AG, BlackRock Investment Management, LLC, BlackRock Investment Management (UK) Limited, BlackRock Asset Management Canada Limited, BlackRock (Luxembourg) S.A., BlackRock Investment Management (Australia) Limited, BlackRock Advisors (UK) Limited, BlackRock Fund Advisors, BlackRock Asset Management North Asia Limited, BlackRock (Singapore) Limited and BlackRock Fund Managers Ltd. The principal business address of BlackRock, Inc. is 50 Hudson Yards, New York, NY 10001.

5.
The number of shares reported includes shares covered by options that are currently exercisable or will become exercisable within 60 days and RSUs that vest within 60 days, as follows: Mr. Reynal, 1,704,473; Mr. Duval, 9,165; Mr. Gillespie, 69,805; Ms. Hepding, 17,349; Ms. Keene, 15,806; Mr. Kini, 93,043; Mr. Schiesl, 104,218; Mr. Weatherred, 60,188; Mr. Donnelly, 44,799; all directors and current executive officers as a group (which total excludes securities held by Messrs. Gillespie and Miñarro Viseras), 2,049,041.

6.
The number of shares reported includes 75,000 shares held in a trust for the benefit of Mr. Reynal’s descendants, 147,802 shares held in a trust for the benefit of Mr. Reynal and his spouse and 22,500 shares held in a trust for the benefit of Mr. Reynal’s spouse and descendants.

Ingersoll Rand.  78  2024 Proxy Statement

Transactions with Related Persons
Since January 1, 2023, there were no “related person transactions” requiring disclosure under SEC rules and regulations.
Policies and Procedures for Related Person Transactions
Our Board of Directors has adopted a written statement of policy regarding transactions with related persons, which we refer to as our “related person transaction policy.” Our related person transaction policy requires that (a) any “related person transaction” (defined as any transaction that is anticipated would be reportable by us under Item 404(a) of Regulation S-K in which we were or are to be a participant and the amount involved exceeds $120,000 and in which any related person had or will have a direct or indirect material interest) be approved or ratified by an approving body comprised of the disinterested members of our Board of Directors or any committee of the Board of Directors (provided that a majority of the members of the Board of Directors or such committee, respectively, are disinterested) and (b) any employment relationship or transaction involving an executive officer and any related compensation be approved by the Compensation Committee of the Board of Directors or recommended by the Compensation Committee to the Board of Directors for its approval. In connection with the review and approval or ratification of a related person transaction:
•
management must disclose to the committee or disinterested directors, as applicable, the name of the related person and the basis on which the person is a related person, the material terms of the related person transaction, including the approximate dollar value of the amount involved in the transaction, and all the material facts as to the related person’s direct or indirect interest in, or relationship to, the related person transaction;

•
management must advise the committee or disinterested directors, as applicable, as to whether the related person transaction complies with the terms of our agreements governing our material outstanding indebtedness that limit or restrict our ability to enter into a related person transaction;

•
management must advise the committee or disinterested directors, as applicable, as to whether the related person transaction will be required to be disclosed in our applicable filings under the Securities Act or the Exchange Act, and related rules, and, to the extent required to be disclosed, management must ensure that the related person transaction is disclosed in accordance with such Acts and related rules; and

•
management must advise the committee or disinterested directors, as applicable, as to whether the related person transaction constitutes a “personal loan” for purposes of Section 402 of the Sarbanes-Oxley Act of 2002.

In addition, the related person transaction policy provides that the committee or disinterested directors, as applicable, in connection with any approval or ratification of a related person transaction involving a non-employee director or director nominee, should consider whether such transaction would compromise the director or director nominee’s status as an “independent” or “non-employee” director, as applicable, under the rules and regulations of the SEC and the NYSE.
Ingersoll Rand.  79  2024 Proxy Statement

Stockholder Proposals for the 2025 Annual Meeting
If any stockholder wishes to propose a matter for consideration at our 2025 Annual Meeting of Stockholders, the proposal should be mailed by certified mail return receipt requested, to our Corporate Secretary, Ingersoll Rand Inc., 525 Harbour Place Drive, Suite 600, Davidson, North Carolina 28036. To be eligible under the SEC’s stockholder proposal rule (Rule 14a-8(e) of the Exchange Act) for inclusion in our 2025 Annual Meeting Proxy Statement and form of proxy, a proposal must be received by our Corporate Secretary on or before December 27, 2024. Failure to deliver a proposal in accordance with this procedure may result in it not being deemed timely received.
In addition, our proxy access bylaw permits a stockholder or a group of up to 20 stockholders, owning 3% or more of the Company’s outstanding common stock continuously for at least three years, to nominate and include in the Company’s proxy materials director nominees constituting up to the greater of two directors or 20% of the Board, provided that the stockholder(s) and the nominee(s) satisfy the informational and other requirements specified in our Bylaws. Pursuant to the proxy access bylaw, a stockholder wishing to nominate a director must provide notice to the Corporate Secretary at the principal executive offices of the Company not less than 120 days nor more than 150 days prior to the first anniversary of the date on which the Company’s definitive proxy statement was released to stockholders in connection with the prior year’s Annual Meeting. Accordingly, to be timely for inclusion in the proxy materials for the Company’s 2025 Annual Meeting, the Company must receive a stockholder’s notice to nominate a director using the Company’s proxy materials between November 27, 2024 and December 27, 2024, inclusive.
Our Bylaws also permit stockholders to nominate directors and present other business for consideration at our Annual Meeting of Stockholders. To make a director nomination or present other business for consideration at the Annual Meeting of Stockholders to be held in 2025, you must submit a timely notice in accordance with the procedures described in our Bylaws. To be timely, a stockholder’s notice shall be delivered to the Corporate Secretary at the principal executive offices of our Company not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. Therefore, to be presented at our Annual Meeting to be held in 2025, such a proposal must be received on or after February 13, 2025, but not later than March 15, 2025. In the event that the date of the Annual Meeting of Stockholders to be held in 2025 is advanced by more than 30 days, or delayed by more than 70 days, from the anniversary date of this year’s Annual Meeting of Stockholders, such notice by the stockholder must be so received no earlier than 120 days prior to the Annual Meeting of Stockholders to be held in 2025 and not later than the later of the 90th day prior to such Annual Meeting of Stockholders to be held in 2025 or ten (10) calendar days following the day on which public announcement of the date of such Annual Meeting is first made. Any such proposal will be considered timely only if it is otherwise in compliance with the requirements set forth in our Bylaws. The proxy solicited by the Board for the 2025 Annual Meeting of Stockholders will confer discretionary authority to vote as the proxy holders deem advisable on such stockholder proposals which are considered untimely. In addition, to comply with Rule 14a-19 under the Exchange Act, the SEC’s universal proxy rule, if a stockholder intends to solicit proxies in support of director nominees submitted under the advance notice provisions of our Bylaws for the 2025 Annual Meeting of Stockholders, then such stockholder must provide proper written notice that sets forth the information required by Rule 14a-19 under the Exchange Act to our Corporate Secretary, subject to the requirements and deadlines above. Rule 14a-19 shall not extend any deadline set forth under the Bylaws.
Ingersoll Rand.  80  2024 Proxy Statement

Householding of Proxy Materials
SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and notices with respect to two or more stockholders sharing the same address by delivering a single proxy statement or a single notice addressed to those stockholders. This process, which is commonly referred to as “householding,” provides cost savings for companies by reducing printing and mailing costs and helps the environment by conserving natural resources. Some brokers household proxy materials, delivering a single proxy statement or notice to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will generally continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, or if your household is receiving multiple copies of these documents and you wish to request that future deliveries be limited to a single copy, please notify your broker. Additionally, if your household received a single Notice of Internet Availability of Proxy Materials or, if applicable, a single set of proxy materials this year, but you would prefer to receive your own copy, please contact Broadridge Householding Department, by calling their toll free number, 1-866-540-7095 or by writing to: Broadridge, Householding Department, 51 Mercedes Way, Edgewood, NY 11717. You will be removed from the householding program within 30 days of receipt of your instructions at which time you will then be sent separate copies of the documents.
Ingersoll Rand.  81  2024 Proxy Statement

Other Business
The Board does not know of any other matters to be brought before the meeting. If other matters are presented, the proxy holders have discretionary authority to vote all proxies in accordance with their best judgment.
By Order of the Board of Directors,

Andrew Schiesl

Corporate Secretary
We make available, free of charge on our website, all of our filings that are made electronically with the SEC, including Forms 10-K, 10-Q and 8-K. To access these filings, go to our website (www.irco.com) and click on “Financials—SEC Filings” under the “Investors” heading.
Copies of our Annual Report on Form 10-K for the year ended December 31, 2023, including financial statements and schedules thereto, filed with the SEC, are also available without charge to stockholders upon written request addressed to:
Corporate Secretary
Ingersoll Rand Inc.
525 Harbour Place Drive, Suite 600
Davidson, North Carolina 28036
Ingersoll Rand.  82  2024 Proxy Statement

Annex A
FORWARD- LOOKING STATEMENTS
In addition to historical information, this Proxy Statement contains “forward-looking statements” within the meaning of the “safe harbor provisions” of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts included in this Proxy Statement, including statements concerning our plans, objectives, goals, beliefs, business strategies, future events, business conditions, results of operations, financial position, business outlook, business trends and other information, may be forward-looking statements. Words such as “estimates,” “expects,” “contemplates,” “will,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “forecasts,” “may,” “should,” and variations of such words or similar expressions are intended to identify forward-looking statements. The forward-looking statements are not historical facts, and are based upon our current expectations, beliefs, estimates and projections, and various assumptions, many of which, by their nature, are inherently uncertain and beyond our control. Our expectations, beliefs, estimates and projections are expressed in good faith and we believe there is a reasonable basis for them. However, there can be no assurance that management’s expectations, beliefs, estimates, and projections will result or be achieved and actual results may vary materially from what is expressed in or indicated by the forward-looking statements.
There are a number of risks, uncertainties, and other important factors, many of which are beyond our control, that could cause our actual results to differ materially from the forward-looking statements contained in this Proxy Statement. Such risks, uncertainties and other important factors include, among others, the risks, uncertainties and factors set forth in our Annual Report on Form 10-K as such factors may be updated from time to time in our periodic filings with the SEC, which are available on the SEC’s website at http://www.sec.gov. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties. Any forward-looking statements speak only as of the date of this Proxy Statement and we undertake no obligation to update any forward-looking statements, whether as a result of new information or development, future events or otherwise, except as required by law. Readers are cautioned not to place undue reliance on any of these forward-looking statements.
RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES
In addition to consolidated GAAP financial measures, Ingersoll Rand reviews various non-GAAP financial measures, including “Adjusted EBITDA,” “Adjusted EBITDA Margin,” “Adjusted Diluted EPS,” “Free Cash Flow,” “Free Cash Flow Margin,” and “Supplemental Adjusted Diluted EPS.”
Ingersoll Rand believes Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Diluted EPS, and Supplemental Adjusted Diluted EPS are helpful supplemental measures to assist management and investors in evaluating the Company’s operating results as they exclude certain items that are unusual in nature or whose fluctuation from period to period do not necessarily correspond to changes in the operations of Ingersoll Rand’s business. Ingersoll Rand believes Supplemental Adjusted Diluted EPS is a helpful supplemental measure to assist management and investors in evaluating the Company’s operating results as it provides supplemental information about the Company’s financial performance for 2020 on a combined basis as if the Merger had occurred on January 1, 2019. Adjusted EBITDA represents net income before interest, taxes, depreciation, amortization and certain non-cash, non-recurring and other adjustment items. Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by Revenue. Adjusted Diluted EPS is defined as Diluted Net Income Per Share including interest, depreciation and amortization of non-acquisition related intangible assets and excluding other items used to calculate Adjusted EBITDA and further adjusted for the tax effect of these exclusions. Ingersoll Rand believes that the adjustments applied in presenting Adjusted EBITDA and Adjusted Diluted EPS are appropriate to provide additional information to investors about certain material non-cash items and about non-recurring items that the Company does not expect to continue at the same level in the future.
Ingersoll Rand uses Free Cash Flow and Free Cash Flow Margin to review the liquidity of its operations. Ingersoll Rand measures Free Cash Flow as cash flows from operating activities less capital expenditures. Free Cash Flow Margin is definited as Free Cash Flow divided by Revenue. Ingersoll Rand believes Free Cash Flow and Free Cash Flow Margin are useful supplemental financial measures for management and investors in assessing the Company’s ability to pursue business opportunities and investments and
Ingersoll Rand.  A-1  2024 Proxy Statement

to service its debt. Free Cash Flow is not a measure of our liquidity under GAAP and should not be considered as an alternative to cash flows from operating activities.
Supplemental Adjusted Diluted EPS is defined as Diluted Net Income Per Share including interest, depreciation and amortization of non-acquisition related intangible assets and excluding other items used to calculate Adjusted EBITDA and further adjusted for the tax effect of these exclusions and the impact of Adjusted Diluted Average Shares Outstanding as if the Merger had occurred on January 1, 2019.
Management and Ingersoll Rand’s board of directors regularly use these measures as tools in evaluating the Company’s operating and financial performance and in establishing discretionary annual compensation. Such measures are provided in addition to, and should not be considered to be a substitute for, or superior to, the comparable measures under GAAP. In addition, Ingersoll Rand believes that Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Diluted EPS, Free Cash Flow and Free Cash Flow Margin are frequently used by investors and other interested parties in the evaluation of issuers, many of which also present Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Diluted EPS, Free Cash Flow and Free Cash Flow Margin when reporting their results in an effort to facilitate an understanding of their operating and financial results and liquidity.
Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Diluted EPS, Free Cash Flow, Free Cash Flow Margin and Supplemental Adjusted Diluted EPS should not be considered as alternatives to net income, diluted earnings per share or any other performance measure derived in accordance with GAAP, or as alternatives to cash flow from operating activities as a measure of our liquidity. Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Diluted EPS, Free Cash Flow, Free Cash Flow Margin, and Supplemental Adjusted Diluted EPS have limitations as analytical tools, and you should not consider such measures either in isolation or as substitutes for analyzing Ingersoll Rand’s results as reported under GAAP.
Reconciliations of Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Diluted EPS, Free Cash Flow, Free Cash Flow Margin, and Supplemental Adjusted Diluted EPS to their most comparable U.S. GAAP financial metrics for historical periods are presented in the tables below.
Ingersoll Rand.  A-2  2024 Proxy Statement

INGERSOLL RAND INC. AND SUBSIDIARIES
ADJUSTED COMBINED FINANCIAL INFORMATION BY SEGMENT
(Unaudited; in millions, except per share amounts)
	For the Years Ended December 31,
	2023	2022	2021
Ingersoll Rand
Orders	$6,822.4	$6,367.6	$5,764.5
Revenue	6,876.1	5,916.3	5,152.4
Adjusted EBITDA (non-GAAP)	1,786.8	1,434.8	1,191.9
Adjusted EBITDA Margin (non-GAAP)	26.0%	24.3%	23.1%
Adjusted Diluted EPS (non-GAAP)	$2.96	$2.36	$2.09
Free Cash Flow (non-GAAP)	1,272.0	770.8	563.7
Free Cash Flow Margin (non-GAAP)	18.5%	13.0%	10.9%

Industrial Technologies & Services
Orders	$5,618.9	$5,120.1	$4,678.8
Revenue	5,632.8	4,705.1	4,161.0
Segment Adjusted EBITDA	1,587.3	1,214.0	1,033.7
Segment Adjusted EBITDA Margin	28.2%	25.8%	24.8%

Precision & Science Technologies
Orders	$1,203.5	$1,247.5	$1,085.7
Revenue	1,243.3	1,211.2	991.4
Segment Adjusted EBITDA	372.8	347.5	291.4
Segment Adjusted EBITDA Margin	30.0%	28.7%	29.4%
Ingersoll Rand.  A-3  2024 Proxy Statement

INGERSOLL RAND INC. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA AND CASH FLOWS FROM OPERATING
ACTIVITIES FROM CONTINUING OPERATIONS TO FREE CASH FLOW AND FREE CASH FLOW MARGIN
(Unaudited; in millions)
	For the Years Ended December 31,
	2023	2022	2021
Net Income	$785.1	$608.5	$565.0
Less: Income from discontinued operations	—	0.5	121.0
Less: Income tax benefit (provision) from discontinued operations	—	14.7	(79.4)
Income from Continuing Operations, Net of Tax	785.1	593.3	523.4
Plus:
Interest expense	156.7	103.2	87.7
Provision (benefit) for income taxes	240.0	149.6	(21.8)
Depreciation expense	87.9	81.8	85.1
Amortization expense	367.5	347.6	332.9
Restructuring and related business transformation costs	22.9	32.3	18.8
Acquisition related expenses and non-cash charges	63.9	40.7	65.2
Stock-based compensation	51.9	85.6	95.9
Foreign currency transaction gains, net	5.1	(5.9)	(12.0)
Loss (income) on equity method investments	6.0	(0.7)	11.4
Loss on extinguishment of debt	13.5	1.1	9.0
Adjustments to LIFO inventories	12.0	36.1	33.2
Cybersecurity incident costs	2.3	—	—
Gain on settlement of post-acquisition contingencies	—	(6.2)	(30.1)
Other adjustments	(28.0)	(23.7)	(6.8)
Adjusted EBITDA	$1,786.8	$1,434.8	$1,191.9

Free Cash Flow from Continuing Operations:
Cash Flows from Operating Activities from Continuing Operations	1,377.4	865.4	627.8
Minus:
Capital expenditures	105.4	94.6	64.1
Free Cash Flow from Continuing Operations	$1,272.0	$770.8	$563.7

Revenue	6,876.1	5,916.3	5,152.4
Free Cash Flow Margin	18.5%	13.0%	10.9%
Ingersoll Rand.  A-4  2024 Proxy Statement

INGERSOLL RAND INC. AND SUBSIDIARIES
RECONCILIATION OF DILUTED NET INCOME PER SHARE TO
ADJUSTED DILUTED EARNINGS PER SHARE
(Unaudited; in millions, except per share amounts)
	For the Years Ended December 31,
	2023	2022	2021
Diluted Net Income Per Share (As Reported)[1]	$1.90	$1.47	$1.34
Less: Diluted Net Income Per Share from Discontinued Operations (As Reported)[1]	—	0.04	0.10
Diluted Net Income Per Share from Continuing Operations (As Reported)[1]	1.90	1.44	1.24
Plus:
Provision (benefit) for income taxes	0.59	0.36	(0.05)
Amortization of acquisition related intangible assets	0.87	0.80	0.75
Restructuring and related business transformation costs	0.06	0.08	0.05
Acquisition related expenses and non-cash charges	0.16	0.10	0.15
Stock-based compensation	0.13	0.21	0.23
Foreign currency transaction gains, net	0.01	(0.01)	(0.03)
Loss on equity method investments	0.01	—	0.03
Loss on extinguishment of debt	0.03	—	0.02
Adjustments to LIFO inventories	0.03	0.09	0.08
Cybersecurity incident costs	0.01	—	—
Gain on settlement of post-acquisition contingencies	—	(0.02)	(0.07)
Other adjustments	(0.07)	(0.06)	(0.02)
Minus:
Income tax provision, as adjusted	0.84	0.65	0.29
Interest income on cash and cash equivalents	(0.07)	(0.02)	—
Adjusted Diluted Earnings Per Share[2]	$2.96	$2.36	$2.09

Average shares outstanding:
Basic, as reported	404.8	405.3	414.8
Diluted, as reported	409.0	410.2	421.2
Adjusted diluted[2]	409.0	410.2	421.2
1.
Basic and diluted earnings per share (as reported) are calculated by dividing net income attributable to Ingersoll Rand Inc. by the basic and diluted average shares outstanding for the respective periods.

2.	Adjusted diluted share count and adjusted diluted earnings per share include incremental dilutive shares, using the treasury stock method, which are added to average shares outstanding.
Ingersoll Rand.  A-5  2024 Proxy Statement

INGERSOLL RAND INC. AND SUBSIDIARIES
UNAUDITED SUPPLEMENTAL ADJUSTED COMBINED FINANCIAL INFORMATION
RECONCILIATION OF GAAP DILUTED EARNINGS PER SHARE TO
SUPPLEMENTAL ADJUSTED DILUTED EARNINGS PER SHARE
(Unaudited; in millions, except per share amounts)
For the Twelve Months Ended December 31, 2020
Diluted Loss Per Share (GAAP)	$(0.09)
Diluted Earnings Per Share from Discontinued Operations (GAAP)	0.06
Diluted Loss Per Share from Continuing Operations (GAAP)	(0.15)
Plus:
Effect of transaction(1)	0.01
Legacy Ingersoll Rand Industrial Segment's earnings(2)	0.13
Interest expense	0.26
Provision for income taxes	0.03
Depreciation expense	0.18
Amortization expense	0.79
Impairment of intangible assets	0.05
Restructuring and related business transformation costs	0.21
Acquisition related expenses and non-cash charges	0.43
Stock-based compensation	0.11
Foreign currency transaction losses, net	0.04
Shareholder litigation settlement recoveries	0.09
Other adjustments	0.03
Minus:
Adjusted interest expense	0.28
Adjusted income tax provision, as adjusted	0.42
Adjusted depreciation expense	0.20
Adjusted amortization of non-acquisition related intangible assets	0.03
Supplemental Adjusted Diluted Earnings Per Share	$1.28
Supplemental Adjusted Diluted Shares Outstanding	422.5
(1)
This amount represents the impact of adjusting the GAAP weighted average shares outstanding for the period by the additional shares outstanding as if the acquisition of the Ingersoll Rand Industrial Segment was in effect for the entirety of the twelve month periods ended December 31, 2020.

(2)
The “Legacy Ingersoll Rand Industrial Segment's earnings” represent the impact of two months (January and February of 2020) of standalone legacy Ingersoll Rand Industrial Segment activity in the twelve month period ended December 31, 2020. This line is inclusive of incremental corporate expenses not allocated to segments which represent additional corporate expenses incurred by the Company to operate the combined Ingersoll Rand

Ingersoll Rand.  A-6  2024 Proxy Statement

VALUES
STRATEGIC IMPERATIVES
EXECUTION
We foster inspired teams
We are bold in our aspirations while moving forward with humility and integrity
We think and act like owners
We are committed to making our customers successful
Deploy Talent
Accelerate Growth
Lead Sustainably
Expand Margins
Allocate Capital Effectively
INGERSOLL RAND
IRX™
EXECUTION EXCELLENCE

www.irco.com

Ingersoll Rand

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on June 12, 2024 for shares held directly and by 11:59 P.M. Eastern Time on June 10, 2024 for shares held in a Plan. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

To attend the Meeting - Go to **www.virtualshareholdermeeting.com/IR2024**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on June 12, 2024 for shares held directly and by 11:59 P.M. Eastern Time on June 10, 2024 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V50486-P05103-Z86904

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

INGERSOLL RAND INC.

The Board of Directors recommends you vote FOR each of the Nominees listed in Proposal 1.

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. Vicente Reynal	☐	☐	☐
1b. William P. Donnelly	☐	☐	☐
1c. Kirk E. Arnold	☐	☐	☐
1d. Gary D. Forsee	☐	☐	☐
1e. Jennifer Hartsock	☐	☐	☐
1f. John Humphrey	☐	☐	☐
1g. Marc E. Jones	☐	☐	☐
1h. Julie A. Schertell	☐	☐	☐
1i. JoAnna A. Sohovich	☐	☐	☐
1j. Mark P. Stevenson	☐	☐	☐

The Board of Directors recommends you vote FOR Proposals 2 and 3.	**For**	**Against**	**Abstain**
2. Ratification of appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2024.	☐	☐	☐
3. Non-binding vote to approve executive compensation.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

V50487-P05103-Z86904

INGERSOLL RAND INC.
Annual Meeting of Stockholders
June 13, 2024, 10:30 a.m. ET
This proxy is solicited by the Board of Directors

The undersigned hereby appoint(s) Vicente Reynal, Vikram Kini and Andrew Schiesl, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of INGERSOLL RAND INC. held of record by the undersigned at the close of business on April 18, 2024 that the undersigned is/are entitled to vote if personally present at the Annual Meeting of Stockholders to be held on June 13, 2024 at 10:30 a.m. ET at www.virtualshareholdermeeting.com/IR2024 and at any adjournment or postponement thereof, and further authorize(s) such proxies to vote such shares in their discretion upon such other business as may properly come before the Annual Meeting of Stockholders and any adjournment or postponement thereof. The undersigned hereby acknowledge(s) receipt of the Proxy Statement and/or Notice of Internet Availability. The undersigned hereby revoke(s) all proxies heretofore given by the undersigned to vote at the Annual Meeting of Stockholders and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted FOR Proposals 2 and 3 and FOR each of the director nominees listed on the reverse side. It will be voted in the discretion of the proxies upon such other matters as may properly come before the Annual Meeting of Stockholders.

If you are a participant in the Ingersoll Rand Retirement Savings Plan (the "Plan"), this proxy card constitutes your instructions to Fidelity Management Trust Company, the Plan's trustee (the "Trustee"), as to how to vote the shares of Common Stock of Ingersoll Rand Inc. in your Plan account. The Trustee will vote the shares for which it does not receive instructions in the same proportion that it votes shares for which it received timely instructions, unless the Trustee determines that to do so would be contrary to law.

Continued and to be signed on reverse side